Exhibit 4.8

Dated 22 June 2023

ROMAN EMPIRE INC.

as Borrower

and

TOP SHIPS INC.

as Parent Guarantor

and

ABN AMRO BANK N.V.

as Arranger

and

ABN AMRO BANK N.V.

as Facility Agent

and

ABN AMRO BANK N.V.

as Security Agent

dEED OF AMENDMENT AND RESTATEMENT

relating to a facility agreement dated 18 March 2021
in respect of the financing of
m.v. "ECO WEST COAST"

Index

Clause		Page

1	Definitions and Interpretation	2
2	Conditions Precedent	3
3	Representations	3
4	Amendment and Restatement of Facility Agreement and other Finance Documents	3
5	Further Assurance	5
6	Fees	5
7	Costs and Expenses	5
8	Notices	5
9	Counterparts	5
10	Governing Law	5
11	Enforcement	5

Schedules

Schedule 1	7
Part A The Hedge Guarantors	7
Part B The Lenders and Hedge Counterparties	7
Schedule 2 Conditions Precedent	8

Execution

Execution Pages	10

Appendices

Appendix Form of Amended and Restated Facility Agreement (marked to indicate amendments)

THIS DEED is made on 22 June 2023

Parties

(1)	ROMAN EMPIRE INC. a corporation incorporated in the Republic of the Marshall Islands with registered number 104089 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as a borrower (the "Borrower")
(2)	TOP SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands with registered number 3571 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as guarantor (the "Parent Guarantor")
(3)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the "Hedge Guarantors")
(4)	ABN AMRO BANK N.V. as arranger acting in such capacity through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Arranger")
(5)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Lenders")
(6)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the "Hedge Counterparties")
(7)	ABN AMRO BANK N.V. as agent of the other Finance Parties acting in such capacity through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Facility Agent")
(8)	ABN AMRO BANK N.V. as security agent for the Secured Parties acting in such capacity through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Security Agent")

Background

(A)	By the Facility Agreement, the Lenders agreed to make available to the Borrower a facility of (originally) up to US$36,800,000.
(B)	The Parties have agreed to amend and restate the Facility Agreement as set out in this Deed.

Operative Provisions

1	Definitions and Interpretation
1.1	Definitions

In this Deed:

"Amended and Restated Facility Agreement" means the Facility Agreement as amended and restated by this Deed in the form set out in the Appendix.

"Facility Agreement" means the facility agreement dated 18 March 2021 and made among (i) the Borrower, (ii) the Parent Guarantor, (iii) the Hedge Guarantors, (iv) the Arranger, (v) the Lenders, (vi) the Hedge Counterparties, (vii) the Facility Agent and (viii) the Security Agent.

"Party" means a party to this Deed.

"Restatement Date" means the date on which the Facility Agent notifies the Borrower and the other Finance Parties as to the satisfaction of the conditions precedent as provided in paragraph 2.2 of Clause 2 (Conditions Precedent).

"Mortgage Amendment" means the Marshall Islands amendment to the Mortgage in the agreed form.

1.2	Defined expressions

Defined expressions in the Facility Agreement and the other Finance Documents shall have the same meanings when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.3	Application of construction and interpretation provisions of Facility Agreement

Clause 1.2 (construction) of the Facility Agreement applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

1.4	Agreed forms of new, and supplements to, Finance Documents

References in Clause 1.1 (Definitions) to any document being in "agreed form" are to that document:

(a)	in a form attached to a certificate dated the same date as this Deed (and signed by the Borrower and the Facility Agent); or
(b)	in any other form agreed in writing between the Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where clause 46.2 (all lender matters) of the Facility Agreement applies, all the Lenders.
1.5	Designation as a Finance Document

The Borrower and the Facility Agent designate this Deed as a Finance Document.

1.6	Third party rights
(a)	Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Deed.
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(b)	Subject to clause 46.3 (other exceptions) of the Facility Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.
2	Conditions Precedent
2.1	The Restatement Date cannot occur unless the Facility Agent has received (or on the instructions of the Majority Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent on the Restatement Date or such later date as the Facility Agent may agree with the Borrower.
2.2	The Facility Agent shall notify the Borrower and the other Finance Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 2.1 above.
2.3	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in Clause 2.2 above, the Finance Parties authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
3	Representations
3.1	Facility Agreement representations

Each Obligor that is a party to the Facility Agreement makes the representations and warranties set out in clause 20 (representations) of the Facility Agreement, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed and, where appropriate, the Mortgage Amendment, by reference to the circumstances then existing on the date of this Deed and on the Restatement Date.

3.2	Finance Document representations

Each Obligor makes the representations and warranties set out in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed and, where appropriate, the Mortgage Amendment, by reference to the circumstances then existing on the date of this Deed and on the Restatement Date.

4	Amendment and Restatement of Facility Agreement and other Finance Documents
4.1	Specific amendments to the Facility Agreement

With effect on and from the Restatement Date, the Facility Agreement shall be amended and restated in the form of the Amended and Restated Facility Agreement and, as so amended and restated, the Facility Agreement shall continue to be binding on each of the parties to it in accordance with its terms as so amended and restated.

4.2	Amendments to Finance Documents

With effect on and from the Restatement Date, each of the Finance Documents (other than the Facility Agreement) shall, and shall be deemed by this Deed to be, amended by construing references throughout each of the Finance Documents to "the Facility Agreement", "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to those Finance Documents as amended and/or supplemented by this Deed.

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4.3	Obligor Confirmation

On the Restatement Date, each Obligor:

(a)	confirms its acceptance of the Amended and Restated Facility Agreement;

(b)	agrees that it is bound as an Obligor (as defined in the Amended and Restated Facility Agreement);

(c)	confirms that the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and restated by this Deed;

(d)	(if it is a Parent Guarantor or a Hedge Guarantor) confirms that its guarantee and indemnity:

(i)	continues to have full force and effect on the terms of the Amended and Restated Facility Agreement; and

(ii)	extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated by this Deed.

4.4	Security confirmation

On the Restatement Date, each Obligor confirms that:

(a)	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and restated by this Deed;

(b)	the obligations of the relevant Obligors under the Amended and Restated Facility Agreement are included in the Secured Liabilities (as defined in the Security Documents to which it is a party); and

(c)	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents.

4.5	Finance Documents to remain in full force and effect

The Finance Documents shall remain in full force and effect and, from the Restatement Date:

(a)	in the case of the Facility Agreement as amended and restated pursuant to Clause 4.1 (Specific amendments to the Facility Agreement);
(b)	in the case of the other Finance Documents as amended pursuant to Clause 4.2 (Amendments to Finance Documents);
(c)	the Facility Agreement and the applicable provisions of this Deed will be read and construed as one document; and
4

(d)	except to the extent expressly waived by the amendments effected by this Deed, no waiver is given by this Deed and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents.
5	Further Assurance

Clause 23.22 (further assurance) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

6	Costs and Expenses

Clause 16.2 (upsize and amendment costs) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

7	Notices

Clause 39 (notices) of the Facility Agreement, as amended and restated by this Deed, applies to this Deed as if it were expressly incorporated in it with any necessary modifications.

8	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

9	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

10	Enforcement
10.1	Jurisdiction
(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed or any non-contractual obligation arising out of or in connection with this Deed) (a "Dispute").
(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.
(c)	This Clause 11.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.
10.2	Service of process
(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):
5

(i)	irrevocably appoints Top Properties (London) Limited at its principal office for the time being, presently at 247 Gray's Inn Road, WC1X 8QZ, London, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and
(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.
(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrower (on behalf of all the Obligors) must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Deed has been entered into on the date stated at the beginning of this Deed.

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Schedule 1

Part A

The Hedge Guarantors

Name	Place of Incorporation	Registration number (or equivalent, if any)
ROMAN EMPIRE INC.	Republic of the Marshall Islands	104089

Part B

The Lenders and Hedge Counterparties

THE LENDERS

Lender	Lending Office
ABN AMRO BANK N.V.	AC: Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands PAC HQ 9037

THE HEDGE COUNTERPARTIES

Name	Address for communication
ABN AMRO BANK N.V.	AC: Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands PAC HQ 9037 Attn: Fax:

7

Schedule 2

Conditions Precedent

8

Execution Pages

BORROWER

EXECUTED AS A DEED	)
by ROMAN EMPIRE INC.	)
acting by Nikolaos Papastratis	)/s/ Nikolaos Papastratis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

PARENT GUARANTOR

EXECUTED AS A DEED	)
by TOP SHIPS INC.	)
acting by Nikolaos Papastratis	)/s/ Nikolaos Papastratis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

HEDGE GUARANTORS

EXECUTED AS A DEED	)
by ROMAN EMPIRE INC.	)
acting by Nikolaos Papastratis	)/s/ Nikolaos Papastratis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

9

ARRANGER

EXECUTED AS A DEED	)
by ABN AMRO BANK N.V.	)
acting by Charalampos Kazantzis	) /s/ Charalampos Kazantzis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

LENDERS

EXECUTED AS A DEED	)
by ABN AMRO BANK N.V.	)
acting by Charalampos Kazantzis	) /s/ Charalampos Kazantzis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

HEDGE COUNTERPARTIES

EXECUTED AS A DEED	)
by ABN AMRO BANK N.V.	)
acting by Charalampos Kazantzis	) /s/ Charalampos Kazantzis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

10

FACILITY AGENT

EXECUTED AS A DEED	)
by ABN AMRO BANK N.V.	)
acting by Charalampos Kazantzis	) /s/ Charalampos Kazantzis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

SECURITY AGENT

EXECUTED AS A DEED	)
by ABN AMRO BANK N.V.	)
acting by Charalampos Kazantzis	) /s/ Charalampos Kazantzis
being an attorney-in-fact	)
in the presence of:	)

Witness' signature:	) /s/ Orfeas Asimopoulos
Witness' name:	) Orfeas Asimopoulos
Witness' address:	) ATTORNEY-AT-LAW
WATSON FARLEY & WILLIAMS GREECE
348 SYNGROU AVENUE, 176 74 KALLITHEA
ATHENS - GREECE

11

COUNTERSIGNED this 22nd day of June 2023 for and on behalf of the following corporations which by their execution hereof confirm and acknowledge that:

1	it has read and understood the terms and conditions of this deed of amendment and restatement (the "Deed of Amendment and Restatement");

2	it agrees in all respects to the same;

3	any Security created by it under the Finance Documents extends to the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by the Deed of Amendment and Restatement;

4	the obligations of the relevant Obligors under the Finance Documents as amended and supplemented by the Deed of Amendment and Restatement are included in the Secured Liabilities (as defined in the Security Documents to which each is a party); and

5	the Security created under the Finance Documents continues in full force and effect on the terms of the respective Finance Documents.

/s/ Nikolaos Papastratis

Name: Nikolaos Papastratis

Title: Attorney-in-fact

for and on behalf of
CENTRAL SHIPPING INC.

as Approved Commercial Manager

/s/ Nikolaos Papastratis

Name: Nikolaos Papastratis

Title: Attorney-in-fact

for and on behalf of
CENTRAL MARE INC.

as Approved Technical Manager

12

Appendix

Form of Amended and Restated Facility Agreement (marked to indicate amendments)

Amendments are indicated as follows:

1       additions are indicated by underlined text in blue;

2       deletions are shown by strike-through text in red; and

3       moved wording is indicated by underlined text in green.

13

Dated ~~____~~ 18 March 2021

$36,800,000

TERM LOAN FACILITY

ROMAN EMPIRE INC.

as Borrower

TOP SHIPS INC.

as Parent Guarantor

ABN AMRO BANK N.V.

as Arranger

ABN AMRO BANK N.V.

as Facility Agent

and

ABN AMRO BANK N.V.

as Security Agent

FACILITY AGREEMENT
as amended and restated by a
Deed of Amendment and Restatement dated ___June 2023

relating to
a $36,800,000 committed senior secured term loan facility for the part financing of a market value of a Suezmax crude tanker having Builder's hull no. S865 (to be named "ECO WEST COAST") currently under construction at Hyundai Heavy Industries Co. Ltd., at Republic of Korea and an uncommitted loan facility of up to $36,800,000 for the financing of the Additional Ship

Index

Clause	Page

Section 1 Interpretation	~~2~~3
1 Definitions and Interpretation	~~2~~3
Section 2 The Facility	~~34~~37
2 The Facility	~~34~~37
3 Purpose	~~36~~39
4 Conditions of Utilisation	~~36~~39
Section 3 Utilisation	~~38~~41
5 Utilisation	~~38~~41
Section 4 Repayment, Prepayment and Cancellation	~~40~~43
6 Repayment	~~40~~43
7 Prepayment and Cancellation	~~41~~44
Section 5 Costs of Utilisation	~~46~~49
8 Rate Switch	49
~~8~~9 Interest	~~46~~50
~~9~~10 Interest Periods	~~49~~54
~~10~~11 Changes to the Calculation of Interest	~~50~~55
~~11~~12 Fees	~~51~~58
Section 6 Additional Payment Obligations	~~53~~60
~~12~~13 Tax Gross Up and Indemnities	~~53~~60
~~13~~14 Increased Costs	~~57~~64
~~14~~15 Other Indemnities	~~59~~66
~~15~~16 Mitigation by the Finance Parties	~~62~~69
~~16~~17 Costs and Expenses	~~62~~69
Section 7 Guarantees and Joint and Several Liability of Borrowers	~~64~~71
~~17~~18 Guarantee and Indemnity – Parent Guarantor	~~64~~71
~~18~~19 Joint and Several Liability of the Borrowers	~~67~~74
~~19~~20 Guarantee and Indemnity – Hedge Guarantors	~~68~~75
Section 8 Representations, Undertakings and Events of Default	~~72~~79
~~20~~21 Representations	~~72~~79
~~21~~22 Information Undertakings	~~79~~86
~~22~~23 Financial Covenants	~~84~~91
~~23~~24 General Undertakings	~~85~~92
~~24~~25 Insurance Undertakings	~~91~~98
~~25~~26 Shipbuilding Contracts	~~96~~103
~~26~~27 General Ship Undertakings	~~98~~105
~~27~~28 Security Cover	~~106~~113
~~28~~29 Accounts, application of Earnings and Hedge Receipts	~~108~~115
~~29~~30 Events of Default	~~110~~117
Section 9 Changes to Parties	~~115~~122
~~30~~31 Changes to the Lenders and the Hedge Counterparties	~~115~~122
~~31~~32 Changes to the Transaction Obligors	~~119~~126
Section 10 The Finance Parties	~~122~~129
~~32~~33 The Facility Agent, the Arranger and the Reference Banks	~~122~~129
~~33~~34 The Security Agent	~~133~~140
~~34~~35 Conduct of Business by the Finance Parties	~~148~~155
~~35~~36 Sharing among the Finance Parties	~~149~~156
Section 11 Administration	~~151~~158

~~36~~37 Payment Mechanics	~~151~~158
~~37~~38 Set-Off	~~154~~161
~~38~~39 Bail-In	~~155~~162
~~39~~40 Notices	~~155~~162
~~40~~41 Calculations and Certificates	~~157~~164
~~41~~42 Partial Invalidity	~~157~~165
~~42~~43 Remedies and Waivers	~~158~~165
~~43~~44 Entire Agreement	~~158~~165
~~44~~45 Settlement or Discharge Conditional	~~158~~165
~~45~~46 Irrevocable Payment	~~158~~165
~~46~~47 Amendments and Waivers	~~158~~166
~~47~~48 Confidential Information	~~162~~171
~~48~~49 Confidentiality of Funding Rates and Reference Bank Quotations	~~166~~175
~~49~~50 Counterparts	~~168~~177
Section 12 Governing Law and Enforcement	~~169~~178
~~50~~51 Governing Law	~~169~~178
~~51~~52 Enforcement	~~169~~178

Schedules

Schedule 1 The Parties	~~170~~179
Part A The Obligors	~~170~~179
Part B The Original Lenders	~~172~~181
Part C The Servicing Parties	~~173~~182
Schedule 2 Conditions Precedent	~~174~~183
Part A Conditions Precedent to Utilisation Request	~~174~~183
Part B Conditions Precedent to ~~Utilisation~~– Utilisation – Advance under Initial Tranche and Upsize Tranche	~~177~~186
Schedule 3 Requests	~~180~~189
Part A Utilisation Request	~~180~~189
Part B Selection Notice	~~182~~191
Schedule 4 Form of Transfer Certificate	~~183~~192
Schedule 5 Form of Assignment Agreement	~~185~~194
Schedule 6 Form of Hedge Counterparty Accession Letter	~~188~~197
Schedule 7 Form of Compliance Certificate	~~189~~198
Schedule 8 Details of the Ships	~~190~~199
Schedule 9 Form of Upsize Notice	~~191~~200
Schedule 10 Form of Upsize Confirmation	~~192~~202
Schedule 11 Form of accession deed	~~193~~203
Schedule 12 Timetables	~~198~~207
Schedule 13 Compounded Rate Terms	208
Schedule 14 Daily Non-Cumulative Compounded RFR Rate	212
Schedule 15 Cumulative Compounded RFR Rate	214

Execution

Execution Pages	~~199~~215

THIS AGREEMENT is made on ~~_____~~ 18 March 2021 as amended and restated by the Deed of Amendment and Restatement on [●] 2023

Parties

(1)	ROMAN EMPIRE INC. a corporation incorporated in the Republic of the Marshall Islands with registered number 104089 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as a borrower (the "Initial Borrower")

(2)	TOP SHIPS INC., a corporation incorporated in the Republic of the Marshall Islands with registered number 3571 whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as guarantor (the "Parent Guarantor")

(3)	THE COMPANIES listed in Part A of Schedule 1 (The Parties) as hedge guarantors (the "Hedge Guarantors")

(4)	ABN AMRO BANK N.V. as mandated lead arranger acting in such capacity through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Arranger")

(5)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as lenders (the "Original Lenders")

(6)	THE FINANCIAL INSTITUTIONS listed in Part B of Schedule 1 (The Parties) as hedge counterparties (the "Original Hedge Counterparties")

(7)	ABN AMRO BANK N.V. as agent of the other Finance Parties acting in such capacity through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Facility Agent")

(8)	ABN AMRO BANK N.V. as security agent for the Secured Parties acting in such capacity through its office at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands (the "Security Agent")

Background

(A)	~~The Lenders have agreed to~~ By a facility agreement dated 18 March 2021 and made among (i) the Borrower, (ii) the Parent Guarantor, (iii) the Hedge Guarantors, (iv) the Arranger, (v) the Original Lenders, (vi) the Original Hedge Counterparties, (vii) the Facility Agent and (viii) the Security Agent, the Lenders agreed to, among others things, make available to the Initial Borrower a facility of up to the lesser of (i) $36,800,000 and (ii) 60 per cent of the Initial Market Value of the Initial Ship for the purposes of financing part of the acquisition cost of the Initial Ship by way of a loan in a principal amount.

(B)	The Hedge Counterparties have agreed to enter into interest rate swap transactions with the Borrowers from time to time to hedge the Borrowers' exposure under this Agreement to interest rate fluctuations if the Borrowers so request, at their discretion.

(C)	The Lenders have further agreed that the Obligors may request an upsize of the Facility in an aggregate amount of up to $36,800,000 for the purposes of financing part of the acquisition cost of the Additional Ship.

(D)	By the Deed of Amendment and Restatement, the Finance Parties agreed to certain amendments to the Original Facility Agreement and the other Finance Documents.

(E)	This Agreement sets out the terms and conditions of the Original Facility Agreement as amended and restated by the Deed of Amendment and Restatement.

Operative Provisions

2

Section 1

Interpretation

1	Definitions and Interpretation

1.1	Definitions

In this Agreement:

"2002 ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

"Accession Deed" means an accession deed substantially in the form set out in Schedule 11 (Form of Accession Deed).

"Accounts" means the Earnings Accounts and the Retention Account.

"Account Security" means a document creating Security over any Account in agreed form.

"Additional Borrower" means any company or corporation approved by the Lenders which becomes an Additional Borrower in accordance with Clause 2.4 (Upsize Option).

"Additional Builder" means, in relation to the Additional Ship, the company referred to as builder of the Additional Ship in the Additional Shipbuilding Contract.

"Additional Business Day" means any day specified as such in the Compounded Rate Terms.

"Additional Hedge Counterparty" means a bank or financial institution which becomes a Hedge Counterparty in accordance with Clause ~~30.8~~ 31.8 (Additional Hedge Counterparties).

"Additional Hedge Guarantor" means any company or corporation approved by the Lenders which becomes an Additional Hedge Guarantor in accordance with Clause 2.4 (Upsize Option).

"Additional Ship" means the vessel which is a Qualifying Ship and is financed by an increase in the Commitment pursuant to Clause 2.4 (Upsize Option) and which becomes subject to a Mortgage and any other relevant Finance Document required by the Facility Agent.

"Additional Shipbuilding Contract" means, in relation to the Additional Ship, any shipbuilding contract made or to be made between (i) the Additional Borrower or, as the case may be, the Original Buyer or other nominee buyer as buyer and (ii) any builder for the construction and purchase of the Additional Ship (as the same may be amended and supplemented from time to time).

"Advance" means the borrowing of all or part of a Tranche under this Agreement.

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

"Annex VI" means Annex VI of the Protocol of 1997 to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto and as subsequently amended from time to time.

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"Approved Brokers" means any firm or firms of insurance brokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

"Approved Charterer" means, in relation to a Ship, any Initial Charterer or any other charterer requested by any of the Borrowers and approved in writing by the Agent (acting on the authorisation of the Majority Lenders).

"Approved Classification" means, in relation to the Initial Ship, as at the date of this Agreement, the classification in relation to that Ship specified in Schedule 8 (Details of the Ships) with ABS or, in the case of the Additional Ship, as notified to the Facility Agent pursuant to sub-paragraph (iv) of paragraph (e) of Clause 2.4 (Upsize Option) or, in either case, the equivalent classification with another Approved Classification Society.

"Approved Classification Society" means, in relation to the Initial Ship, as at the date of this Agreement, the classification society in relation to that Ship specified in Schedule 8 (Details of the Ships) or, in the case of the Additional Ship, as notified to the Facility Agent pursuant to sub-paragraph (iv) of paragraph (e) of Clause 2.4 (Upsize Option) or, in either case, any other classification society approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders (such approval not to be unreasonably withheld).

"Approved Commercial Manager" means:

(a)	in relation to the Initial Ship, as at the date of this Agreement, the manager specified as the approved commercial manager in relation to that Ship in Schedule 8 (Details of the Ships); or

(b)	in the case of the Additional Ship, as notified to the Facility Agent pursuant to sub-paragraph (iv) of paragraph (e) of Clause 2.4 (Upsize Option)

or, in either case, any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the commercial manager of that Ship.

"Approved Flag" means, in relation to a Ship, as at the date of this Agreement, the flag in relation to that Ship specified in Schedule 8 (Details of the Ships) or such other flag approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Approved Manager" means, in relation to a Ship, the Approved Commercial Manager or the Approved Technical Manager of that Ship.

"Approved Technical Manager" means:

(a)	in relation to the Initial Ship, as at the date of this Agreement, the manager specified as the approved technical manager in relation to that Ship in Schedule 8 (Details of the Ships);

(b)	in relation to the Additional Ship, as notified to the Facility Agent pursuant to sub-paragraph (iv) of paragraph (e) of Clause 2.4 (Upsize Option);

or, in each case, any other person approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders as the technical manager of that Ship.

"Approved Valuer" means Affinity Shipbrokers, Arrow Shipbroking Group, Associated Shipbroking Monaco, Braemar Seascope Ltd., BRS Barry Rogliano Salles, Cash Technava, Clarksons Platou, Drewy Maritime Services, Fearnley's, Galbraith's, Gibson Shipbrokers, Grieg Shipbrokers, Howe Robinson, Kontiki, Lorentzen & Stemoco, Maersk Shipbrokers, Pareto Shipbrokers, Simpson Spence Young, Sterling Shipbrokers and Vessels Value.com (or any Affiliate of such person through which valuations are commonly issued) and any other firm or firms of independent sale and purchase shipbrokers approved in writing by the Facility Agent, acting with the authorisation of the Majority Lenders.

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"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Assignable Charter" means, in relation to a Ship, any of the following:

(a)	the Initial Charter; and

(b)	any time charterparty, consecutive voyage charter or contract of affreightment in respect of that Ship, having a duration to exceed (or is capable of exceeding) 12 months or more or any bareboat charter entered into in accordance with Clause ~~26.17~~ 27.17 (Restrictions on chartering, appointment of managers etc.) and ~~26.23~~ 27.23 (Charterparty Assignment).

"Assignment Agreement" means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, legalisation or registration.

"Availability Period" means the period from and including the date of this Agreement to and including:

(a)	in relation the Commitment as at the date of this Agreement, the period commencing on and from (and including the date of this Agreement) and ending on 30 June 2021 (inclusive) or as such later date as may be agreed in writing between the Borrowers and the Facility Agent (acting on the authorisation of all Lenders);

(b)	in relation to the Commitment in respect of an Upsize, the period specified in the Upsize Confirmation.

"Available Commitment" means a Lender's Commitment minus:

(a)	the amount of its participation in the outstanding Loan; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Advance that is due to be made on or before the proposed Utilisation Date.

"Available Facility" means the aggregate for the time being of each Lender's Available Commitment which, for the avoidance of doubt, shall include the Upsize Amount after the same has become available in accordance with Clause 2.4 (Upsize Option) at any relevant time.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

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(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any state other than such an EEA Member Country or (to the extent that the United Kingdom is not such an EEA Member Country) the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"Baseline CAS" means any rate which is specified as such in the Compounded Rate Terms.

"Borrower" means the Initial Borrower or the Additional Borrower.

"Break Costs" means ~~the amount (if any) by which:~~:

(a)	in respect of any LIBOR Loan or any Term SOFR Loan, the amount (if any) by which:

(i)	~~(a)~~the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in the Loan or an Unpaid Sum to the last day of the current Interest Period in relation to the Loan, the relevant part of the Loan or ~~that~~ an Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds

(ii)	~~(b)~~the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank ~~in the Relevant Interbank Market~~ for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period~~.~~; and

(b)	in respect of any Compounded Rate Loan, any amount specified as such in the Compounded Rate Terms.

"Builder" means the Initial Builder or the Additional Builder.

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Amsterdam, Switzerland, Hamburg and Athens and, in relation to funding of the Loan and preposition of funds only pursuant to Clause 5.8 (Prepositioning of funds), Seoul, Ulsan~~.~~  and, in relation to:

(a)	the fixing of an interest rate in respect of a Term SOFR Loan;

(b)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(c)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan or otherwise in relation to the determination of the length of such an Interest Period,

which is an Additional Business Day relating to that Term SOFR Loan or Compounded Rate Loan (as the case may be).

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"Central Bank Rate" has the meaning given to that term in the Compounded Rate Terms.

"Central Bank Rate Adjustment" has the meaning given to that term in the Compounded Rate Terms.

"Central Bank Rate Spread" has the meaning given to that term in the Compounded Rate Terms.

"Change of Control" shall be deemed to have occurred if any of the following occurs:

(a)	in relation to the Borrower, if the Borrower ceases to be directly or indirectly owned or controlled by the Parent Guarantor; or

(b)	in relation to the Parent Guarantor if:

(i)	without the Facility Agent's prior written consent, any party (or parties acting in concert) other than members of the Pistiolis Family (either directly and/or indirectly through companies beneficially owned by any member of the Pistiolis and/or trusts of foundations of which any member of the Pistiolis Family are beneficiaries) casts or controls the casting of the voting rights of at least 50 per cent. of the shares of the Parent Guarantor; or

(ii)	Mr Evangelos John Pistiolis ceases to be the Chief Executive Officer of the Parent Guarantor; or

(iii)	the shares of the Parent Guarantor cease to trade on the NASDAQ or Over the Counter (OTC) and the Parent Guarantor ceases being an entity reporting with the U.S. Securities and Exchanges Commission.

"Charter" means, in relation to a Ship, any charter relating to that Ship, or other contract for its employment, whether or not already in existence (including, without limitation, any Initial Charter or any Assignable Charter).

"Charter Guarantee" means any guarantee, bond, letter of credit or other instrument (whether or not already issued) supporting a Charter.

"Charterparty Assignment" means, in relation to an Assignable Charter, a first priority assignment of the rights of the Borrower which is a party to that Assignable Charter and any related Charter Guarantee executed or to be executed by that Borrower in favour of the Security Agent in the agreed form.

"Code" means the US Internal Revenue Code of 1986.

"Commercial Management Agreement" means the agreement entered into between a Borrower and the Approved Commercial Manager regarding the commercial management of a Ship.

"Commitment" means:

(a)	in relation to an Original Lender, the amount set opposite its name under the heading "Commitment" in Part B of Schedule 1 (The Parties) and the amount of any other Commitment transferred to it under this Agreement; and

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(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

in each case as may be increased by the amount of the Upsize that that Lender has committed to make available pursuant to Clause 2.4 (Upsize Option) and to the extent not cancelled, reduced or transferred by it under this Agreement.

"Compliance Certificate" means a certificate in the form set out in Schedule 7 (Form of Compliance Certificate) or in any other form agreed between the Parent Guarantor and the Facility Agent.

"Compounded Market Disruption Rate" means the rate specified as such in the Compounded Rate Terms.

"Compounded Rate Interest Payment" means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

"Compounded Rate Loan" means the Loan, any part of the Loan or, if applicable, Unpaid Sum which is, or becomes, a "Compounded Rate Loan" pursuant to Clause 8 (Rate Switch).

"Compounded Rate Supplement" means a document which:

(a)	is agreed in writing by the Borrower and the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);

(b)	specifies the relevant terms which are expressed in this Agreement to be determined by reference to the Compounded Rate Terms; and

(c)	has been made available to the Borrower and each Finance Party.

"Compounded Rate Terms" means the terms set out in Schedule 13 (Compounded Rate Terms) or in any Compounded Rate Supplement.

"Compounded Reference Rate" means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Baseline CAS.

"Compounding Methodology Supplement" means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Borrower, the Facility Agent (in its own capacity) and the Facility Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Borrower and each Finance Party.

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"Confidential Information" means all information relating to any Transaction Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause ~~47~~ 48 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(C)	is known by that Finance Party before the date the information is disclosed to it in accordance with ~~paragraphs~~ paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

"Confidentiality Undertaking" means a confidentiality undertaking in substantially the appropriate form recommended by the LMA from time to time or in any other form agreed between the Borrowers and the Facility Agent.

"Contract Price" means:

(a)	the price payable for the Initial Ship under article II of the Shipbuilding Contact; and

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(b)	the price payable for the Additional Ship under the Additional Shipbuilding Contract for that Ship,

in each case, subject to adjustment as provided in that Shipbuilding Contract.

"Contract Price Instalment" means:

(a)	in relation to the Initial Ship, each instalment of the Contract Price payable under article X the Shipbuilding Contract; and

(b)	in relation to the Additional Ship, each instalment of the Contract Price payable under the Additional Shipbuilding Contract.

"Corresponding Debt" means any amount, other than any Parallel Debt, which an Obligor owes to a Secured Party under or in connection with the Finance Documents.

"Cumulative Compounded RFR Rate" means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 15 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

"Daily Non-Cumulative Compounded RFR Rate" means, in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Facility Agent (or by any other Finance Party which agrees to determine that rate in place of the Facility Agent) in accordance with the methodology set out in Schedule 14 (Daily Non-Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

"Daily Rate" means the rate specified as such in the Compounded Rate Terms.

"Deed of Amendment and Restatement" means the deed of amendment and restatement dated ____ June 2023 and made between, among others, (i) the Initial Borrower, (ii) the Parent Guarantor, (iii) the Lenders, (iv) the Facility Agent and (v) the Security Agent.

"Deed of Covenant" means, in relation to a Ship, a deed of covenant collateral to a Mortgage over that Ship at any relevant time in agreed form.

"Default" means an Event of Default or a Potential Event of Default.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Delivery Date" means:

(a)	in relation to the Initial Ship, the date on which the Initial Ship is delivered by the Initial Builder under the Initial Shipbuilding Contract.

(b)	In relation to the Additional Ship, the date on which the Additional Ship is delivered by the Additional Builder under the Additional Shipbuilding Contract.

"Disruption Event" means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties or, if applicable, any Transaction Obligor; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party or, if applicable, any Transaction Obligor preventing that, or any other, Party or, if applicable, any Transaction Obligor:

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(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties or, if applicable, any Transaction Obligor in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party or, if applicable, any Transaction Obligor whose operations are disrupted.

"Document of Compliance" has the meaning given to it in the ISM Code.

"dollars" and "$" mean the lawful currency, for the time being, of the United States of America.

"Earnings" means, in relation to a Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent and which arise out of or in connection with or relate to the use or operation of that Ship, including (but not limited to):

(a)	the following, save to the extent that any of them is, with the prior written consent of the Facility Agent, pooled or shared with any other person:

(i)	all freight, hire and passage moneys including, without limitation, all moneys payable under, arising out of or in connection with a Charter or a Charter Guarantee;

(ii)	the proceeds of the exercise of any lien on sub-freights;

(iii)	compensation payable to a Borrower or the Security Agent in the event of requisition of that Ship for hire or use;

(iv)	remuneration for salvage and towage services;

(v)	demurrage and detention moneys;

(vi)	without prejudice to the generality of sub-paragraph (i) above, damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of that Ship;

(vii)	all moneys which are at any time payable under any Insurances in relation to loss of hire;

(viii)	all monies which are at any time payable to a Borrower in relation to general average contribution; and

(b)	if and whenever that Ship is employed on terms whereby any moneys falling within sub-paragraphs (i) to (viii) of paragraph (a) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to that Ship.

"Earnings Account" means, in relation to a Borrower:

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(a)	an account in the name of that Borrower with the Facility Agent designated "Earnings Account";

(b)	any other account in the name of that Borrower with the Facility Agent which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in ~~paragraphs~~ paragraph (a) or (b) above.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"Environmental Approval" means any present or future permit, ruling, variance or other Authorisation required under Environmental Law.

"Environmental Claim" means any claim by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, "claim" includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

"Environmental Incident" means:

(a)	any release, emission, spill or discharge of Environmentally Sensitive Material whether within a Ship or from a Ship into any other vessel or into or upon the air, water, land or soils (including the seabed) or surface water; or

(b)	any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water from a vessel other than any Ship and which involves a collision between any Ship and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship and/or any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)	any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, water, land or soils (including the seabed) or surface water otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where any Transaction Obligor and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action.

"Environmental Law" means any present or future law relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

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"Environmentally Sensitive Material" means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

"EU Bail-In Legislation Schedule" means the document described as such and published by the LMA from time to time.

"Event of Default" means any event or circumstance specified as such in Clause ~~29~~ 30 (Events of Default).

"EU Blocking Regulation" means:

(a)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended or replaced from time to time, or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or

(b)	any similar blocking or anti-boycott law applicable to a Finance Party.

"EU Ship Recycling Regulation" means Regulation (EU) No 1257/2013 of the European Parliament and of the Council of 20 November 2013 on ship recycling and amending Regulation (EC) No 1013/2006 and Directive 2009/16/EC.

"Facility" means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

"Facility Office" means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than 5 Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

"FATCA" means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in ~~paragraphs~~ paragraph (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

"FATCA Application Date" means:

(a)	in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

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"FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA.

"FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction.

"Finance Document" means:

(a)	this Agreement;

(b)	each Utilisation Request;

(c)	the Deed of Amendment and Restatement;

(d)	any Compounded Rate Supplement;

(e)	any Compounding Methodology Supplement;

(f)	~~(c)~~any Security Document;

(g)	~~(d)~~any Hedging Agreement;

(h)	~~(e)~~any Manager's Undertaking;

(i)	~~(f)~~any Subordination Agreement;

(j)	~~(g)~~the Accession Deed;

(k)	~~(h)~~any other document which is executed for the purpose of an Upsize; and

(l)	~~(i)~~any other document which is executed for the purpose of establishing any priority or subordination arrangement in relation to the Secured Liabilities; or

(m)	~~(j)~~any other document designated as such by the Facility Agent and the Borrowers.

"Finance Party" means the Facility Agent, the Security Agent, the Arranger, a Lender or a Hedge Counterparty.

"Financial Indebtedness" means any indebtedness for or in relation to:

(a)	moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in relation to any lease or hire purchase contract which would, in accordance with US GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with US GAAP in force prior to 1 January 2019, have been treated as an operating lease);

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(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)	any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in relation to a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)	the amount of any liability in relation to any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

"Funding Rate" means any individual rate notified by a Lender to the Facility Agent pursuant to sub-paragraph (ii) of paragraph (a) of Clause ~~10.4~~ 11.6 (Cost of funds).

"General Assignment" means, in relation to a Ship, the general assignment creating Security over:

(a)	that Ship's Earnings, its Insurances and any Requisition Compensation in relation to that Ship;

(b)	any Charter and any Charter Guarantee in relation to that Ship; and

(c)	the benefit of any warranties of quality in favour of the Borrower owning that Ship under the relevant Shipbuilding Contract,

in agreed form.

"Group" means the Parent Guarantor and its Subsidiaries for the time being.

"Hedge Counterparty" means any Original Hedge Counterparty or any Additional Hedge Counterparty.

"Hedge Counterparty Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Hedge Counterparty Accession Letter).

"Hedge Receipts" means all moneys whatsoever which are now, or later become, payable (actually or contingently) to a Borrower or the Security Agent by a Hedge Counterparty under a Hedging Agreement.

"Hedging Agreement" means any master agreement, confirmation, transaction, schedule or other agreement in agreed form entered into or to be entered into by a Borrower for the purpose of hedging interest payable under this Agreement.

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"Hedging Agreement Security" means, in relation to a Borrower, a hedging agreement security creating Security over that Borrower's rights and interests in any Hedging Agreement, in agreed form.

"Hedging Close Out Liabilities" means, as at any relevant date, the amount certified by any Hedging Counterparty to the Facility Agent as the net aggregate amount in dollars which would be payable by the Borrowers under the Hedging Agreements at the relevant determination date as a result of termination or closing out under a Hedging Agreement;

"Hedging Prepayment Proceeds" means any Hedge Receipts arising as a result of termination or closing out under a Hedging Agreement.

"Historic Term SOFR" means, in relation to any Term SOFR Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan and which is as of a day which is no more than three Additional Business Days before the Quotation Day.

"Holding Company" means, in relation to a person, any other person in relation to which it is a Subsidiary.

"Indemnified Person" has the meaning given to it in Clause ~~14.2~~ 15.2 (Other indemnities).

"Initial Builder" means, in relation to the Initial Ship, Hyundai Heavy Industries Co., Ltd. a company incorporated in the Republic of Korea having its principal office at 1000 Bangeojinsunhwan-doro, Dong-Gu, Ulsan, Korea.

"Initial Charter" means:

(a)	in relation to the Initial Ship, a time charteparty dated 1 April 2020 entered into by (i) the Initial Borrower and (ii) the Initial Charterer having a duration of minimum 34 months and maximum 38 months (in the Initial Charterer's option) commencing on and from the delivery of the Initial Ship to the Initial Charterer which shall have a hire of a gross daily rate of at least $29,000 (calculated as an average rate throughout the term of the charter);

(b)	in relation to the Additional Ship, any Assignable Charter in place at the Utilisation Date of the Advance under the Upsize Tranche.

"Initial Charterer" means:

(a)	in relation to the Initial Ship, Clearlake Shipping Pte. Ltd., a company incorporated and existing in Singapore whose registered office is at 12 Marina Bay Boulevard, 35-02 Marina Bay Financial Tower 33, Singapore 018982; and

(b)	in relation to the Additional Ship, an Approved Charterer at the Utilisation Date of the Advance under the Upsize Tranche.

"Initial Market Value" in relation to a Ship, the Market Value of that Ship, calculated in accordance with the valuations relative thereto referred to in paragraph 2.5 of Part B of Schedule 2;

"Initial Ship" means the hull no. S865 (tbn on its delivery "ECO WEST COAST"), a Suezmax crude tanker type of vessel currently under construction at the Initial Builder's yard in Korea, having IMO number 9902811 which is to be purchased by the Initial Borrower under the Initial Shipbuilding Contract and which, on and from its Delivery Date, is to be registered in the name of the Initial Borrower under an Approved Flag;

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"Initial Shipbuilding Contract" in relation to the Initial Ship, the shipbuilding contract dated 17 December 2019 and made between (i) the Original Buyer as original buyer and (ii) the Initial Builder relating to the construction and sale of the Initial Ship by the Initial Builder to the Original Buyer, as amended by an addendum no.1 dated 17 December 2019 and as novated by a novation agreement dated 1 April 2020 and made between, the Original Buyer, the Initial Borrower and the Initial Builder pursuant to which the Initial Borrower substituted in all respects the Original Buyer as a party to the shipbuilding contract and assumed the Original Buyer's obligations thereunder, as may be further amended and supplemented from time to time pursuant, and subject, to the terms of this Agreement;

"Initial Tranche" means that part of the Loan (other than an Upsize Amount) made or to be made available to the Initial Borrower to finance part of the acquisition cost of the Initial Ship in a principal amount not exceeding the lesser of (i) $36,800,000 and (ii) the Initial Market Value of the Initial Ship.

"Initial Tranche Balloon Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Initial Tranche Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Insurances" means, in relation to a Ship:

(a)	all policies and contracts of insurance, including entries of that Ship in any protection and indemnity or war risks association, effected in relation to that Ship, that Ship's Earnings or otherwise in relation to that Ship whether before, on or after the date of this Agreement; and

(b)	all rights and other assets relating to, or derived from, any of such policies, contracts or entries, including any rights to a return of premium and any rights in relation to any claim whether or not the relevant policy, contract of insurance or entry has expired on or before the date of this Agreement.

"Interest Payment Date" has the meaning given to it in paragraph (a) of Clause ~~8.2~~ 9.4 (Payment of interest).

"Interest Period" means, in relation to the Loan or any part of the Loan, each period determined in accordance with Clause ~~9~~ 10 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause ~~8.3~~ 9.5 (Default interest).

"Interpolated Screen Rate" means, in relation ~~to the Loan or~~ any ~~part of the~~ LIBOR Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan; and

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(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan, each as of the Specified Time for dollars.

"Interpolated Term SOFR" means, in relation to any Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)	either

(i)	the applicable Term SOFR (as of the Specified Time) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Loan; or

(ii)	if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, the Term SOFR for a tenor of one month (as of the Specified Time); and

(b)	the applicable Term SOFR (as of the Specified Time) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

"Inventory of Hazardous Material" means an inventory certificate or statement of compliance (as applicable) issued by the relevant classification society or shipyard authority which is supplemented by a list of any and all materials known to be potentially hazardous utilised in the construction of, or otherwise installed on, that Ship, pursuant to the requirements of the EU Ship Recycling Regulation.

"ISDA Master Agreement" means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

"ISM Code" means the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (including the guidelines on its implementation), adopted by the International Maritime Organisation, as the same may be amended or supplemented from time to time.

"ISPS Code" means the International Ship and Port Facility Security (ISPS) Code as adopted by the International Maritime Organization's (IMO) Diplomatic Conference of December 2002, as the same may be amended or supplemented from time to time.

"ISSC" means an International Ship Security Certificate issued under the ISPS Code.

"Lender" means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause ~~30~~ 31 (Changes to the Lenders and the Hedge Counterparties),

which in each case has not ceased to be a Party as such in accordance with this Agreement.

"LIBOR" means, in relation to ~~the~~ any LIBOR Loan ~~or any part of the Loan:~~

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~~(a)~~ the applicable Screen Rate as of the Specified Time for dollars and for a period equal in length to the Interest Period of ~~the~~ that LIBOR Loan ~~or that part of the Loan; or~~and if that rate is less than zero, LIBOR shall be deemed to be zero.

"LIBOR Loan" means the Loan, part of the Loan or, if applicable, any Unpaid Sum which is not a Term SOFR Loan or a Compounded Rate Loan.

~~(a)~~	~~as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),~~

~~and if, in either case, that rate is less than zero, LIBOR shall be deemed to be zero.~~

"LMA" means the Loan Market Association or any successor organisation.

"Loan" means the loan to be made available under the Facility or the aggregate principal amount outstanding for the time being of the borrowings under the Facility and a "part of the Loan" means an Advance, a Tranche or any other part of the Loan as the context may require.

"Lookback Period" means the number of days specified as such in the Compounded Rate Terms.

"Major Casualty" means, in relation to a Ship, any casualty to that Ship in relation to which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $1,000,000 or the equivalent in any other currency.

"Majority Lenders" means:

(a)	if no Advance has yet been made, a Lender or Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments; or

(b)	at any other time, a Lender or Lenders whose participations in the Loan aggregate more than 66⅔ per cent. of the amount of the Loan then outstanding or, if the Loan has been repaid or prepaid in full, a Lender or Lenders whose participations in the Loan immediately before repayment or prepayment in full aggregate more than 66⅔ per cent. of the Loan immediately before such repayment.

"Management Agreement" means a Technical Management Agreement or a Commercial Management Agreement.

"Manager's Undertaking", in relation to a Ship, means the letter of undertaking from each Approved Manager subordinating the rights of the Approved Manager against that Ship and relevant Borrower to the rights of the Finance Parties in agreed form.

"Mandatory Rate Switch Date" means 30 June 2023.

"Margin" means:

(a)	in relation to the Advance under the Initial Tranche, 2.50 per cent. per annum; and

(b)	in relation to the Advance under the Upsize Tranche, the rate notified by the Facility Agent to the Borrowers pursuant to paragraph (c) of Clause 2.4 (Upsize Option) in connection with the Upsize.

19

"Market Value" means, in relation to a Ship or any other vessel, at any date, an amount determined by the Facility Agent as being an amount equal to:

(a)	the market value of that Ship or vessel shown by a valuation prepared:

(i)	as at a date not more than 30 days previously;

(ii)	by an Approved Valuer;

(iii)	with or without physical inspection of that Ship or vessel (as the Facility Agent may require); and

(iv)	on the basis of a sale for prompt delivery for cash on normal arm's length commercial terms as between a willing seller and a willing buyer, free of any Charter.

"Material Adverse Effect" means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)	the business, operations, condition (financial or otherwise) of the Group as a whole; or

(b)	the ability of any Obligor to perform its obligations under any Finance Document; or

(c)	the validity or enforceability of, or the effectiveness or ranking of any Security granted or intended to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

"Minimum Liquidity" has the meaning given to it in Clause ~~22.2~~ 23.2 (Financial Covenants).

"Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	other than where paragraph (b) applies:

(i)	(subject to ~~paragraph (c~~sub-paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	~~(b)~~if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	~~(c)~~if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end~~.~~; and

(b)	in relation to an Interest Period for any Compounded Rate Loan (or any other period for the accrual of commission or fees at a time when interest under this Agreement is being calculated pursuant to Clause 9.2 ( Calculation of interest – Compounded Rate Loans)) for which there are rules specified as "Business Day Conventions" in the Compounded Rate Terms, those rules shall apply.

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The above rules will only apply to the last Month of any period.

"Mortgage" means~~,~~ :

(a)	in relation to a Ship, a first priority or, as the case may be, preferred ship mortgage on that Ship in agreed form~~.~~; and

(b)	in relation to the Initial Ship, the Original Mortgage as amended and supplemented by the Mortgage Amendment.

"Mortgage Amendment" means the mortgage amendment to the Original Mortgage in agreed form.

"Mortgaged Ship" means any Ship which is subject to a Mortgage at the relevant time.

"Obligor" means a Borrower or the Parent Guarantor or a Hedge Guarantor.

"Optional Election Notice" has the meaning given to it in Clause 8.3 (Optional Switch to Term Reference Rate).

"Original Buyer" means Central Group Inc., a corporation incorporated and existing in the Republic of Liberia whose registered address is at 80 Broad Street, Monrovia, Liberia.

"Original Financial Statements" means, in relation to the Parent Guarantor, the audited consolidated financial statements of the Group for its financial year ended 31 December 2019.

"Original Jurisdiction" means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement.

"Original Mortgage" means the first preferred Marshall Islands ship mortgage on the Initial Ship dated 26 March 2021 executed by (i) the Initial Borrower in favour of (ii) the Security Agent.

"Overseas Regulations" means the Overseas Companies Regulations 2009 (SI 2009/1801).

"Parallel Debt" means any amount which an Obligor owes to the Security Agent under Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent)) or under that ~~clause~~ Clause as incorporated by reference or in full in any other Finance Document.

"Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

"Party" means a party to this Agreement.

"Permitted Charter" means, in relation to a Ship, any Charter:

(a)	which is a time, voyage or consecutive voyage charter;

(b)	the duration of which does not exceed and is not capable of exceeding, by virtue of any optional extensions, 12 months plus a redelivery allowance of not more than 30 days;

21

(c)	which is entered into on bona fide arm's length terms at the time at which that Ship is fixed; and

(d)	in relation to which not more than two months' hire is payable in advance,

and any other Charter (including the Initial Charter) which is approved in writing by the Facility Agent acting with the authorisation of the Majority Lenders.

"Permitted Financial Indebtedness" means:

(a)	any Financial Indebtedness incurred under the Finance Documents;

(b)	any Financial Indebtedness that is subordinated to all Financial Indebtedness incurred under the Finance Documents pursuant to a Subordination Agreement or otherwise and which is, in the case of any such Financial Indebtedness of a Borrower, the subject of Subordinated Debt Security.

"Permitted Security" means:

(a)	Security created by the Finance Documents;

(b)	liens for unpaid master's and crew's wages in accordance with first class ship ownership and management practice and not being enforced through arrest;

(c)	liens for salvage;

(d)	liens for master's disbursements incurred in the ordinary course of trading in accordance with first class ship ownership and management practice and not being enforced through arrest;~~and~~

(e)	any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of any Ship:

(i)	not as a result of any default or omission by any Borrower;

(ii)	not being enforced through arrest; and

(iii)	subject, in the case of liens for repair or maintenance, to Clause ~~26.17~~ 27.17 (Restrictions on chartering, appointment of managers etc.),

provided such lien does not secure amounts more than 30 days overdue (unless the overdue amount is being contested in good faith by appropriate steps and for the payment of which adequate reserves are held and provided further that such proceedings do not give rise to a material risk of the relevant Ship or any interest in it being seized, sold, forfeited or lost)~~.~~; and

(f)	any Security or quasi-security arising under the general terms and conditions of banks with whom any member of the Group maintains a banking relationship in the ordinary course of business (including, without limitation, arising under articles 24 and 25 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' association (Nederlandse Vereniging van Banken)).

"Pistiolis Family" means, collectively, the following:

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(a)	Mr Evangelos John Pistiolis;

(b)	all the lineal descendants in direct line of Mr. Evangelos John Pistiolis;

(c)	a husband or wife, or former husband or wife, or widower or widow of any of the persons described in paragraphs (a) and (b) above;

(d)	the estates, trusts or legal representatives of which any of the persons described in paragraphs (a) and (b) are beneficiaries; and

(e)	each company (other than a member of the Group) legally or beneficially owned or (as the case may be) controlled by one or more of the persons or entities which would fall within paragraphs (a) to (d) above, and, each one of the above shall be referred to as "a member of the Pistiolis Family".

"Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published in June 2019 as the same may be amended or replaced to reflect changes in applicable law or regulation or the introduction of or changes to mandatory requirements of the International Maritime Organisation from time to time.

"Potential Event of Default" means any event or circumstance specified in Clause ~~29~~ 30 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

"Proposed Optional Rate Switch Date" has the meaning given to it in Clause 8.3 (Optional Switch to Term Reference Rate).

"Protected Party" has the meaning given to it in Clause ~~12.1~~ 13.1 (Definitions).

"Published Rate" has the meaning given to this term in Clause 47.4 (Changes to reference rates).

"Published Rate Replacement Event" has the meaning given to this term in Clause 47.4 (Changes to reference rates).

"Qualifying Ship" means any vessel which will be acquired and financed by a Utilisation under any increase in the Commitment made pursuant to Clause 2.4 (Upsize Option) and which, in the sole discretion and opinion of the Facility Agent, satisfies certain criteria which shall include, inter alia, the following:

(a)	it is or will be registered in the name of the Additional Borrower with an Approved Flag and classed with the highest applicable class notation with an Approved Classification Society and retains full class certificates free of overdue conditions and/or recommendations affecting class;

(b)	it is not, as far as the Lenders or the Borrowers are aware, after making due and reasonable enquiries, subject to any breaches of Sanctions;

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(c)	a physical inspection report that is satisfactory to the Facility Agent has been obtained in relation to the Additional Ship from a technical expert satisfactory to the Facility Agent; and

(d)	is otherwise acceptable to the Facility Agent (acting on the instructions of the Lenders, each acting in its absolute discretion).

"Quotation Day" means, in relation to any period for which an interest rate is to be determined~~, two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).~~:

(a)	in relation to a LIBOR Loan, two Business Days before the first day of that period unless market practice differs in the Relevant Market in which case the Quotation Day will be determined by the Facility Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given by leading banks in the Relevant Market on more than one day, the Quotation Day will be the last of those days); and

(b)	in relation to a Term SOFR Loan, two Additional Business Days before the first day of that period unless market practice differs in the relevant syndicated loan market in which case the Quotation Day will be determined by the Facility Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days).

"Receiver" means a receiver or receiver and manager or administrative receiver of the whole or any part of the Security Assets.

"Recognised Organisation" means an organisation representing the state of that Ship's Approved Flag and, for the purposes of Clause ~~26.20~~ 27.20 (Poseidon Principles), duly authorised to determine whether a Borrower has complied with regulation 22A of Annex VI.

"Reference Bank Quotation" means any quotation supplied to the Facility Agent by a Reference Bank.

"Reference Bank Rate" means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:

(a)	if:

(i)	the Reference Bank is a contributor to the Screen Rate; and

(ii)	it consists of a single figure,

as the rate (applied to the relevant Reference Bank and the relevant currency and period) which contributors to the Screen Rate are asked to submit to the relevant administrator; or

(b)	in any other case, as the rate at which the relevant Reference Bank could fund itself in dollars for the relevant period with reference to the unsecured wholesale funding market.

24

"Reference Banks" means the principal London offices of ABN AMRO Bank N.V. or such other entities as may be appointed by the Facility Agent in consultation with the Borrowers.

"Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

~~"Relevant Interbank Market" means the London interbank market.~~

"Relevant Jurisdiction" means, in relation to a Transaction Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to, or intended to be subject to, any of the Transaction Security created, or intended to be created, by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

"Relevant Market" means:

(a)	subject to paragraph (b) below, the London interbank market; and

(b)	on or after the Mandatory Rate Switch Date, the market specified as such in the Compounded Rate Terms.

"Relevant Nominating Body" ~~means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.~~has the meaning given to this term in Clause 47.4 (Changes to reference rates).

"Repayment Date" means each date on which a Repayment Instalment is required to be paid under Clause 6.1 (Repayment of Loan).

"Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repayment Schedule" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Repeating Representation" means each of the representations set out in Clause ~~20~~ 21 (Representations) except Clause ~~20.10~~ 21.10 (Insolvency), Clause ~~20.11~~ 21.11 (No filing or stamp taxes) and Clause ~~20.12~~ 21.12 (Deduction of Tax) and any representation of any Transaction Obligor made in any other Finance Document that is expressed to be a "Repeating Representation" or is otherwise expressed to be repeated.

~~"Replacement Benchmark" means a benchmark rate which is:~~

~~(a)~~	~~formally designated, nominated or recommended as the replacement for a Screen Rate by:~~

25

~~(i)~~	~~the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or~~

~~(ii)~~	~~any Relevant Nominating Body,~~

~~and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above;~~

~~(b)~~	~~in the opinion of the Majority Lenders, Hedging Counterparties and the Borrowers, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or~~

~~(c)~~	~~in the opinion of the Majority Lenders, Hedging Counterparties and the Borrowers, an appropriate successor to a Screen Rate.~~

"Reporting Day" means the day (if any) specified as such in the Compounded Rate Terms.

"Reporting Time" means the relevant time (if any) specified as such in the Compounded Rate Terms.

"Replacement Charter" means, in relation to a Ship, a Charter substituting the Initial Charter or, as the case may be, any Replacement Charter in respect of that Ship which has been cancelled, rescinded, withdrawn or otherwise terminated which is in all respects acceptable to the Lenders (in their absolute discretion) and satisfies the following minimum conditions:

(a)	it has, at any relevant time, a duration (without taking into account of any optional extensions) of at least equal to the remaining duration of the Initial Charter or, as the case may be, the Replacement Charter, or more at that time;

~~(a)~~(b)	it provides for a minimum gross daily rate of hire which equals or exceeds $29,000 (calculated as an average rate throughout the term of the charter); and

~~(b)~~(c)	it is entered into by an Approved Charterer.

"Replacement Reference Rate" has the meaning given to this term in Clause 47.4 (Changes to reference rates).

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

"Requisition" means in relation to a Ship:

(a)	any expropriation, confiscation, requisition (excluding a requisition for hire or use which does not involve a requisition for title) or acquisition of that Ship, whether for full consideration, a consideration less than its proper value, a nominal consideration or without any consideration, which is effected (whether de jure or de facto) by any government or official authority or by any person or persons claiming to be or to represent a government or official authority; and

(b)	any capture or seizure of that Ship (including any hijacking or theft) by any person whatsoever.

26

"Requisition Compensation" includes all compensation or other moneys payable to a Borrower by reason of any Requisition or any arrest or detention of a Ship in the exercise or purported exercise of any lien or claim.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"Responsible Ship Recycling Standards" means, the international standards, industry guidelines and their underlying principles of ship recycling, set out in the EU Ship Recycling Regulation, the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 and the Basel Convention on the Control of the Transboundary Movements of Hazardous Wastes and their Disposal.

"Restatement Date" has the meaning given to it in the Deed of Amendment and Restatement.

"Restricted Finance Party" has the meaning given to it in Clause ~~20.35~~ 21.35 (Sanctions) and Clause ~~26.12~~ 27.12 (Sanctions).

"Restricted Person" means a person that is:

(a)	listed on, or owned or controlled by a person listed on any Sanctions List;

(b)	located in, organised under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory which is subject of country-wide or territory-wide Sanctions (including, without limitation, at the date of this Agreement, Cuba, Iran, North Korea and Syria); or

(c)	otherwise a subject of Sanctions.

"Retention Account" means:

(a)	an account in the name of the Borrowers with the Facility Agent designated "Name of Borrower(s)- Retention Account";

(b)	any other account in the name of the Borrowers with the Facility Agent which may, with the prior written consent of the Facility Agent, be opened in the place of the account referred to in paragraph (a) above, irrespective of the number or designation of such replacement account; or

(c)	any sub-account of any account referred to in ~~paragraphs~~ paragraph (a) or (b) above.

"RFR" means the rate specified as such in the Compounded Rate Terms.

"RFR Banking Day" means any day specified as such in the Compounded Rate Terms.

"Safety Management Certificate" has the meaning given to it in the ISM Code.

"Safety Management System" has the meaning given to it in the ISM Code.

"Sanctions" means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

"Sanctions Authority" means:

27

(a)	the Security Council of the United Nations;

(b)	the United States;

(c)	the United Kingdom;

(d)	the European Union;

(e)	any member state of the European Union (including, without limitation, The Netherlands);

(f)	any country to which any Obligor is registered or has material (financial or otherwise) interests or operations; and

(g)	the governments and official institutions or agencies of any of the paragraphs (a) to (f) above, including without limitation the U.S. Office of Foreign Asset Control ("OFAC"), the U.S. Department of State, and Her Majesty's Treasury ("HMT").

"Sanctions List" means the Specially Designated Nationals and Blocked Persons list maintained by OFAC, the Consolidated List of Financial Sanctions Targets maintained by HMT, or any similar list maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority, each as amended, supplemented or substituted from time to time.

"Screen Rate" means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for dollars for the relevant period displayed (before any correction, recalculation or republication by the administrator) on ~~pages~~ page LIBOR01 ~~or LIBOR02~~ of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) ~~or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.~~.

"Second Rate Switch Date" has the meaning given to it in Clause 8.3 (Optional Switch to Term Reference Rate).

~~"Screen Rate Contingency Period" means 15 Days.~~

~~"Screen Rate Replacement Event" means, in relation to a Screen Rate:~~

~~(a)~~	~~the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders, Hedging Counterparties and the Borrowers materially changed;~~

~~(b)~~

~~(i)~~

~~(A)~~	~~the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or~~

~~(B)~~	~~information is published in any order, decree, notice, petition or filing, however described, or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent,~~

28

~~provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;~~

~~(ii)~~	~~the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;~~

~~(iii)~~	~~the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or~~

~~(iv)~~	~~the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used;~~

~~(v)~~	~~in the case of a Screen Rate for LIBOR, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:~~

~~(A)~~	~~stating that that Screen Rate is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and~~

~~(B)~~	~~with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication.~~

~~(c)~~	~~the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:~~

~~(i)~~	~~the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders, Hedging Counterparties and the Borrowers) temporary; or~~

~~(ii)~~	~~that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the Screen Rate Contingency Period; or~~

~~(d)~~	~~in the opinion of the Majority Lenders, Hedging Counterparties and the Borrowers, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.~~

"Secured Liabilities" means all present and future obligations and liabilities, (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Secured Party under or in connection with each Finance Document.

29

"Secured Party" means each Finance Party from time to time party to this Agreement, a Receiver or any Delegate.

"Security" means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having the effect of conferring security.

"Security Assets" means all of the assets of the Transaction Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Security Cover Ratio" means the amount referred to in Clause ~~27.1~~ 28.1 (Minimum required security cover) expressed as a percentage of the aggregate of the Loan and the Hedging Close Out Liabilities.

"Security Document" means:

(a)	any Shares Security;

(b)	any Mortgage;

(c)	any General Assignment;

(d)	any Deed of Covenant;

(e)	any Account Security;

(f)	any Charterparty Assignment;

(g)	any Hedging Agreement Security;

(h)	any Subordinated Debt Security;

(i)	any other document (whether or not it creates Security) which is executed as security for the Secured Liabilities; or

(j)	any other document designated as such by the Facility Agent and the Borrowers.

"Security Period" means the period starting on the date of this Agreement and ending on the date on which the Facility Agent is satisfied that there is no outstanding Commitment in force and that the Secured Liabilities have been irrevocably and unconditionally paid and discharged in full.

"Security Property" means:

(a)	the Transaction Security expressed to be granted in favour of the Security Agent as trustee for the Secured Parties and all proceeds of that Transaction Security;

(b)	all obligations expressed to be undertaken by a Transaction Obligor to pay amounts in relation to the Secured Liabilities to the Security Agent as trustee for the Secured Parties and secured by the Transaction Security together with all representations and warranties expressed to be given by a Transaction Obligor or any other person in favour of the Security Agent as trustee for the Secured Parties;

(c)	the Security Agent's interest in any turnover trust created under the Finance Documents;

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(d)	any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Finance Documents to hold as trustee on trust for the Secured Parties, except:

(i)	rights intended for the sole benefit of the Security Agent; and

(ii)	any moneys or other assets which the Security Agent has transferred to the Facility Agent or (being entitled to do so) has retained in accordance with the provisions of this Agreement.

"Selection Notice" means a notice substantially in the form set out in Part B of Schedule 3 (Requests) given in accordance with Clause ~~9~~ 10 (Interest Periods).

"Servicing Party" means the Facility Agent or the Security Agent.

"Shares Security" means, in relation to a Borrower, a document creating Security over the shares in that Borrower in agreed form.

"Ship" means the Initial Ship or the Additional Ship.

"Shipbuilding Contract" means, the Initial Shipbuilding Contract or the Additional Shipbuilding Contract.

"Specified Time" means a day or time determined in accordance with Schedule 12 (Timetables).

"Statement of Compliance" means a Statement of Compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI.

"Subordinated Creditor" means:

(a)	a Transaction Obligor;

(b)	any other person who becomes a Subordinated Creditor in accordance with this Agreement.

"Subordinated Debt Security" means a Security over Subordinated Liabilities entered into or to be entered into by a Subordinated Creditor in favour of the Security Agent in an agreed form.

"Subordinated Finance Document" means:

(a)	a Subordinated Loan Agreement;

(b)	any other document relating to or evidencing Subordinated Liabilities.

"Subordinated Liabilities" means all indebtedness owed or expressed to be owed by the Borrowers to a Subordinated Creditor whether under the Subordinated Finance Documents or otherwise.

"Subordinated Loan Agreement" means any loan agreement entered or to be entered into by (i) a Borrower and (ii) a Subordinated Creditor.

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"Subordination Agreement" means a subordination agreement entered into or to be entered into by each Subordinated Creditor and the Security Agent in agreed form.

"Subsidiary" means a subsidiary within the meaning of section 1159 of the Companies Act 2006.

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

"Tax Credit" has the meaning given to it in Clause ~~12.1~~ 13.1 (Definitions).

"Tax Deduction" has the meaning given to it in Clause ~~12.1~~ 13.1 (Definitions).

"Tax Payment" has the meaning given to it in Clause ~~12.1~~ 13.1 (Definitions).

"Technical Management Agreement" means the agreement entered into between Central Shipping Inc. (on behalf of the Borrower) and the Approved Technical Manager regarding the technical management of a Ship.

"Termination Date" means:

(a)	in relation to the Initial Tranche, the date falling on the earlier of (i) the sixth anniversary of the Utilisation Date of the Initial Tranche and (ii) 30 June 2027; and

(b)	in relation to the Upsize Tranche, the date to be agreed and specified in the Upsize Confirmation.

"Term Reference Rate" means, in relation to a Term SOFR Loan:

(a)	the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Term SOFR Loan; or

(b)	as otherwise determined pursuant to Clause 11.3 ( Unavailability of Term SOFR after Mandatory Rate Switch ),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

"Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

"Term SOFR Loan" means the Loan, any part of the Loan or, if applicable, Unpaid Sum which is, or becomes, a "Term SOFR Loan" pursuant to Clause 8 (Rate Switch).

"Testing Date" means 30 June and 31 December of each financial year~~;~~ .

"Third Parties Act" has the meaning given to it in Clause 1.5 (Third party rights).

"Total Commitments" means the aggregate of the Commitments, being $36,800,000 at the date of this Agreement, or any such higher amount as may be increased by an Upsize at any relevant time.

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"Total Loss" means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of that Ship; or

(b)	any Requisition of that Ship unless that Ship is returned to the full control of the relevant Borrower within 30 days of such Requisition.

"Total Loss Date" means, in relation to the Total Loss of a Ship:

(a)	in the case of an actual loss of that Ship, the date on which it occurred or, if that is unknown, the date when that Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of that Ship, the earlier of:

(i)	the date on which a notice of abandonment is given (or deemed or agreed to be given) to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of the relevant Borrower with that Ship's insurers in which the insurers agree to treat that Ship as a total loss; and

(c)	in the case of any other type of Total Loss, the date (or the most likely date) on which it appears to the Facility Agent that the event constituting the total loss occurred.

"Tranche" means the Initial Tranche or an Upsize Tranche.

"Transaction Document" means:

(a)	a Finance Document;

(b)	a Subordinated Finance Document;

(c)	a Shipbuilding Contract;

(d)	any Charter;

(e)	any other document designated as such by the Facility Agent and a Borrower.

"Transaction Obligor" means an Obligor, any Approved Manager or any other member of the Group who executes a Transaction Document.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under the Security Documents.

"Transfer Certificate" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Facility Agent and the Borrowers.

"Transfer Date" means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

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(b)	the date on which the Facility Agent executes the relevant Assignment Agreement or Transfer Certificate.

"UK Bail-In Legislation" means (to the extent that the United Kingdom is not an EEA Member Country which has implemented, or implements, Article 55 BRRD) Part 1 of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutes or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"UK Establishment" means a UK establishment as defined in the Overseas Regulations.

"Unpaid Sum" means any sum due and payable but unpaid by a Transaction Obligor under the Finance Documents.

"Upsize" has the meaning given to it in Clause 2.4 (Upsize Option).

"Upsize Amount" means the amount or amounts notified by the Facility Agent to the Borrowers in accordance with Clause 2.4 (Upsize Option) which shall not be more than an amount equal to $36,800,000 (Upsize Option).

"Upsize Confirmation" means a confirmation substantially in the form set out in Schedule 10 (Form of Upsize Confirmation).

"Upsize Notice" means a notice or notices requesting an Upsize substantially in the form set out in Schedule 9 (Form of Upsize Notice).

"Upsize Tranche" means that part of the Loan made or to be made available to the Additional Borrower representing the Upsize Amount under this Agreement.

"Upsize Tranche Balloon Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"Upsize Tranche Repayment Instalment" has the meaning given to it in Clause 6.1 (Repayment of Loan).

"US" means the United States of America.

"US GAAP" means generally accepted accounting principles in the United States of America.

"US Tax Obligor" means:

(a)	a person which is resident for tax purposes in the US; or

(b)	a person some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

"Utilisation" means a utilisation of the Facility.

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Advance is to be made.

"Utilisation Request" means a notice substantially in the form set out in Part A of Schedule 3 (Requests).

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"VAT" means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)	any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above or imposed elsewhere.

"Write-down and Conversion Powers" means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:

(i)	any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and

(c)	in relation to any UK Bail-In Legislation:

(i)	any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the "Arranger", the "Facility Agent", any "Finance Party", any "Hedge Counterparty", any "Lender", any "Obligor", any "Party", any "Secured Party", the "Security Agent", any "Transaction Obligor" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

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(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	a liability which is "contingent" means a liability which is not certain to arise and/or the amount of which remains unascertained;

(iv)	"document" includes a deed and also a letter, fax, email or telex;

(v)	"expense" means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable Tax including VAT;

(vi)	a Lender's "cost of funds" in relation to its participation in the Loan or any part of the Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in the Loan or that part of the Loan for a period equal in length to the Interest Period of the Loan or that part of the Loan;

(vii)	~~(vi)~~a "Finance Document", a "Security Document" or "Transaction Document" or any other agreement or instrument is a reference to that Finance Document, Security Document or Transaction Document or other agreement or instrument as amended, replaced, novated, supplemented, extended or restated;

(viii)	~~(vii)~~a "group of Lenders" includes all the Lenders;

(ix)	~~(viii)~~"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(x)	~~(ix)~~"law" includes any order or decree, any form of delegated legislation, any treaty or international convention and any regulation or resolution of the Council of the European Union, the European Commission, the United Nations or its Security Council;

(xi)	~~(x)~~"proceedings" means, in relation to any enforcement provision of a Finance Document, proceedings of any kind, including an application for a provisional or protective measure;

(xii)	~~(xi)~~a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xiii)	~~(xii)~~a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xiv)	~~(xiii)~~a provision of law is a reference to that provision as amended or re-enacted from time to time;

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(xv)	~~(xiv)~~a time of day is a reference to London time;

(xvi)	~~(xv)~~any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of a jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(xvii)	~~(xvi)~~words denoting the singular number shall include the plural and vice versa; and

(xviii)	~~(xvii)~~"including" and "in particular" (and other similar expressions) shall be construed as not limiting any general words or expressions in connection with which they are used.

(b)	The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only and are not to be used for the purposes of construction or interpretation of the Finance Documents.

(d)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under, or in connection with, any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Facility Agent after consultation with the Borrower.

(f)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(g)	Any Compounded Rate Supplement overrides anything in:

(i)	Schedule 13 (Compounded Rate Terms); or

(ii)	any earlier Compounded Rate Supplement.

(h)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(i)	Schedule 14 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 15 (Cumulative Compounded RFR Rate), as the case may be; or

(ii)	any earlier Compounding Methodology Supplement.

(i)	~~(e)~~A Potential Event of Default is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived.

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1.3	Construction of insurance terms

In this Agreement:

"approved" means, for the purposes of Clause ~~24~~ 25 (Insurance Undertakings), approved in writing by the Facility Agent.

"excess risks" means, in respect of a Ship, the proportion of claims for general average, salvage and salvage charges not recoverable under the hull and machinery policies in respect of that Ship in consequence of its insured value being less than the value at which that Ship is assessed for the purpose of such claims.

"obligatory insurances" means all insurances effected, or which any Borrower is obliged to effect, under Clause ~~24~~ 25 (Insurance Undertakings) or any other provision of this Agreement or of another Finance Document.

"policy" includes a slip, cover note, certificate of entry or other document evidencing the contract of insurance or its terms.

"protection and indemnity risks" means the usual risks covered by a protection and indemnity association managed in London, including pollution risks and the proportion (if any) of any sums payable to any other person or persons in case of collision which are not recoverable under the hull and machinery policies by reason of the incorporation in them of clause 6 of the International Hull Clauses (1/11/02) (1/11/03), clause 8 of the Institute Time Clauses (Hulls) (1/10/83) (1/11/95) or the Institute Amended Running Down Clause (1/10/71) or any equivalent provision.

"war risks" includes the risk of mines and all risks excluded by clauses 29, 30 or 31 of the International Hull Clauses (1/11/02), clauses 29 or 30 of the International Hull Clauses (1/11/03), clauses 24, 25 or 26 of the Institute Time Clauses (Hulls) (1/11/95) or clauses 23, 24 or 25 of the Institute Time Clauses (Hulls) (1/10/83) or any equivalent provision.

1.4	Agreed forms of Finance Documents

References in Clause 1.1 (Definitions) to any Finance Document being in "agreed form" are to that Finance Document:

(a)	in a form attached to a certificate dated the same date as this Agreement (and signed by each Borrower and the Facility Agent); or

(b)	in any other form agreed in writing between each Borrower and the Facility Agent acting with the authorisation of the Majority Lenders or, where Clause ~~46.2~~ 47.2 (All Lender matters) applies, all the Lenders.

1.5	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b)	Subject to Clause ~~46.3~~  47.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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(c)	Any Affiliate, Receiver, Delegate or any other person described in paragraph (d) of Clause ~~14.2~~ 15.2 (Other indemnities), paragraph (b) of Clause ~~32.11~~  33.11 (Exclusion of liability), Clause ~~32.21~~  33.21 (Role of Reference Banks), Clause ~~32.22~~ 33.22 (Third Party Reference Banks) or paragraph (b) of Clause ~~33.11~~  34.11 (Exclusion of liability) may, subject to this Clause 1.5 (Third party rights) and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

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Section 2

The Facility

2	The Facility

2.1	The Facility

(a)	Subject to the terms of this Agreement, the Lenders make available to the Initial Borrower a dollar term loan facility in:

(i)	one Initial Tranche in an aggregate amount not exceeding the lesser of (i) $36,800,000 and (ii) 60 per cent. of the Initial Market Value of the Initial Ship;

(ii)	If the conditions of Clause 2.4 (Upsize Option) are met and subject to the Facility Agent's absolute discretion, the Lenders shall make available to the Borrowers the Advance under the Upsize Tranche in respect of the Additional Ship.

and, in each case, in the amounts set out in Clause 5.3 (Currency and Amount), in an aggregate amount not exceeding the Total Commitments.

2.2	Finance Parties' rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Transaction Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Transaction Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Transaction Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Borrowers' Agent

(a)	Each Borrower by its execution of this Agreement irrevocably appoints the Parent Guarantor to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Parent Guarantor on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Borrower notwithstanding that they may affect the Borrower, without further reference to or the consent of that Borrower; and

40

(ii)	each Finance Party to give any notice, demand or other communication to that Borrower pursuant to the Finance Documents to the Parent Guarantor,

and in each case the Borrower shall be bound as though the Borrower itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Parent Guarantor or given to the Parent Guarantor under any Finance Document on behalf of a Borrower or in connection with any Finance Document (whether or not known to any Borrower) shall be binding for all purposes on that Borrower as if that Borrower had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Parent Guarantor and any Borrower, those of the Parent Guarantor shall prevail.

2.4	Upsize Option

(a)	Subject to the terms of this Agreement, after the Advance under the Initial Tranche has been utilised in full, the Obligors may request an upsize of the Facility for the purpose of part financing the acquisition of any Qualifying Ship provided that:

(i)	no Default has occurred and is continuing;

(ii)	the amount requested by the Obligors does not exceed the Upsize Amount;

(iii)	the Borrowers serve an Upsize Notice to the Facility Agent:

(A)	informing the Facility Agent that the Obligors wish to increase the Commitment by an amount specified in the Upsize Notice (and such amount shall be the "Upsize");

(B)	stating the proposed date of the Upsize (which shall not be less than 20 Business Days' after the date of such notice);

(iv)	at the time of service of the Upsize Notice, the Obligors shall deliver a schedule setting out such details in relation to the Qualifying Ship as set out in Schedule 8 (Details of the Ships) in relation to the Qualifying Ship;

(b)	No Lender shall have any obligation to increase its Commitment or incur any other obligations under this Agreement and the Finance Documents in relation to the Upsize and any decision of and the terms upon which the Advance under the Upsize Tranche shall be made available and determined by the Lenders in their absolute discretion. Save for the terms specified in the relevant Upsize Confirmation, the terms upon which the Advance under the Upsize Tranche is made available shall be the same as the terms upon which the Advance under the Initial Tranche has been made available.

(c)	If a Lender in its absolute discretion decides to increase its Commitment in response to an Upsize Notice, it shall notify the Facility Agent accordingly, together with that Lender's commercial terms for the relevant Upsize by completion of an Upsize Confirmation, which the Facility Agent shall promptly upon receipt forward to the Obligors.

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(d)	The Obligors must notify the Facility Agent within 5 Business Days of the date of the Upsize Confirmation if they decide not to proceed with the increase to the Commitment on the terms of the Upsize Confirmation.

(e)	Unless the Obligors give notice under paragraph (d), a Lender's Commitment shall be increased by the amount specified in the Upsize Confirmation executed by it on the date specified in the Upsize Notice and from such date its increased Commitment shall become available for utilisation by the Borrowers upon the same terms and conditions as the Advances (other than as set out in the Upsize Confirmation) provided that:

(i)	the Additional Borrower accedes to this Agreement as a Borrower and as Additional Hedge Guarantor pursuant to an Accession Deed;

(ii)	the existing Obligors confirm that no Default is continuing or would occur as a result of that Additional Borrower becoming a Borrower;

(iii)	any amendment to the Finance Documents required in connection with that Upsize including, without limitation, any amendments to the Mortgage of the Initial Ship to secure the maximum liability incurred following the Upsize;

(iv)	the relevant conditions referred to in Clause 4 (Conditions of Utilisation) and Clause 5 (Utilisation) are fulfilled;

(v)	the Additional Borrower serves a Utilisation Request in such form as provided in Part A of Schedule 3 (Requests) of this Agreement;

(vi)	the Borrowers have provided any additional documents or information requested by the Facility Agent in connection with the Upsize.

3	Purpose

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility only for the purpose stated in the preamble (Background) to this Agreement.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	Conditions of Utilisation

4.1	Initial conditions precedent

The Borrowers may not deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Part A of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if:

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(a)	on the date of a Utilisation Request and on the proposed Utilisation Date and before the Advance is made available:

(i)	no Default is continuing or would result from the proposed Advance;

(ii)	the Repeating Representations to be made by each Transaction Obligor are true;

(iii)	no Material Adverse Effect has occurred;

(iv)	no Change of Control has occurred; and

(v)	in the case of an Advance under any of the Initial Tranche and, if applicable, the Upsize Tranche, the Initial Ship or, as the case may be, the Additional Ship in respect of which such Advance is to be made has neither been sold nor become a Total Loss;

(b)	in the case of the Advance under each Tranche, the Facility Agent has received on or before the relevant Utilisation Date, or is satisfied it will receive when the Advance is made available, all of the documents and other evidence listed in Part B of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Facility Agent.

4.3	Notification of satisfaction of conditions precedent

(a)	The Facility Agent shall notify the Borrowers and the Lenders promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) and Clause 4.2 (Further conditions precedent).

(b)	Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.4	Waiver of conditions precedent

If the Majority Lenders, at their discretion, permit an Advance to be borrowed before any of the conditions precedent referred to in Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) has been satisfied, the Borrowers shall ensure that that condition is satisfied within five Business Days after the relevant Utilisation Date or such later date as the Facility Agent, acting with the authorisation of the Majority Lenders, may agree in writing with the Borrowers.

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Section 3

Utilisation

5	Utilisation

5.1	Delivery of a Utilisation Request

(a)	The Borrowers may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

(b)	The Borrowers may not deliver more than one Utilisation Request under each Tranche.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the relevant Availability Period;

(ii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)	if required, at the relevant Utilisation all applicable deductible items have been completed; and

(iv)	the proposed Interest Period complies with Clause ~~9~~ 10 (Interest Periods).

(b)	Only one Advance may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be dollars.

(b)	The amount of the proposed Advance must be an amount which is not more than:

(i)	in respect of the Advance under the Initial Tranche, the lower of (i) $36,800,000 and (ii) 60 per cent. of the Initial Market Value of Initial Ship;

(ii)	in respect of the Advance under the Upsize Tranche, the lower of (i) $36,800,000 and (ii) 60 per cent. of the Initial Market Value of the Additional Ship;

(c)	The amount of the proposed Advance must be an amount which is not more than the Available Facility.

(d)	The amount of the proposed Advance must be an amount which would not oblige the Borrowers to provide additional security or prepay part of the Advance if the ratio set out in Clause ~~27~~ 28 (Security Cover) were applied and notice was given by the Facility Agent under Clause ~~27.1~~  28.1 (Minimum required security cover) immediately after the Advance was made.

5.4	Lenders' participation

(a)	If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Advance available by the Utilisation Date through its Facility Office.

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(b)	The amount of each Lender's participation in each Advance will be equal to the proportion borne by its Available Commitment to the Available Facility immediately before making that Advance.

(c)	The Facility Agent shall notify each Lender of the amount of each Advance and the amount of its participation in that Advance by the Specified Time.

5.5	Cancellation of Commitments

The Commitments in respect of any Tranche which are unutilised at the end of the Availability Period for such Tranche shall then be cancelled.

5.6	Retentions and payment to third parties

The Borrowers irrevocably authorise the Facility Agent:

(a)	to deduct from the proceeds of any Advance any fees then payable to the Finance Parties in accordance with Clause ~~11~~  12 (Fees), any solicitors fees and disbursements together with any applicable VAT and any other items listed as deductible items in the relevant Utilisation Request and to apply them in payment of the items to which they relate; and

(b)	on each Utilisation Date, to pay to, or for the account of, the Borrower which is to utilise the relevant Advance the balance (after any deduction made in accordance with paragraph (a) above) of the amounts which the Facility Agent receives from the Lenders in respect of the relevant Advance. That payment shall be made in like funds as the Facility Agent received from the Lenders in respect of the relevant Advance and in the case of each Tranche to the account of the relevant Builder which the Borrowers specify in the relevant Utilisation Request.

5.7	Disbursement of Advance to third party

Payment by the Facility Agent under Clause 5.6 (Retentions and payment to third parties) to a person other than a Borrower shall constitute the making of the relevant Advance and the Borrowers shall at that time become indebted, as principal and direct obligors, to each Lender in an amount equal to that Lender's participation in that Advance.

5.8	Prepositioning of funds

If, in respect of any proposed Advance under each Tranche, the Lenders, at the request of the Borrowers and on terms acceptable to all the Lenders and in their absolute discretion, preposition funds with any bank, each Borrower and the Parent Guarantor:

(a)	agree to pay interest on the amount of the funds so prepositioned at the rate described in Clause ~~8.1~~  9.1 (Calculation of interest) on the basis of successive interest periods of one day and so that interest shall be paid together with the first payment of interest on such Advance after the Utilisation Date in respect of it or, if such Utilisation Date does not occur, within three Business Days of demand by the Facility Agent; and

(b)	shall, without duplication, indemnify each Finance Party against any costs, loss or liability it may incur in connection with such arrangement.

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Section 4

Repayment, Prepayment and Cancellation

6	Repayment

6.1	Repayment of Loan

The Borrowers shall repay the Loan as follows:

(a)	the Initial Tranche shall be repaid by:

(i)	24 equal consecutive quarterly instalments, each in an amount of $615,000 each (each, an "Initial Tranche Repayment Instalment"), the first of which shall be repaid on the date falling 3 Months after the Utilisation Date in respect of the Advance under the Initial Tranche, each subsequent Initial Tranche Repayment Instalment shall be repaid at 3-monthly intervals thereafter and the last Initial Tranche Repayment Instalment on the Termination Date.

(ii)	a balloon instalment in an amount of $22,040,000 (the "Initial Tranche Balloon Instalment"), which shall be repaid on the relevant Termination Date.

provided that if the amount of the Initial Tranche advanced to the Borrowers is less than $36,800,000, the amount of the Initial Tranche Repayment Instalments and the Initial Tranche Balloon Instalment shall be reduced pro rata by the amount by which the Initial Tranche is less than $36,800,000.

(b)	the Upsize Tranche shall be repaid as follows:

(i)	the Facility Agent shall provide the Borrowers a repayment schedule for that Advance (the "Repayment Schedule") specifying the repayment instalments for that Advance and their respective payment dates which Repayment Schedule in the case of that Advance shall be calculated on the basis that such Advance shall be repayable by quarterly repayment instalments based on a full amortisation by its Termination Date.

(ii)	If the amount of the Advance under the Upsize Tranche is less than $36,800,000 then the Repayment Instalments (including the balloon amount) shall be reduced pro-rata in proportion to the reduced amount of the Advance under the Upsize Tranche.

(iii)	The first repayment date for the Advance under the Upsize Tranche shall fall 3 Months after the Utilisation Date of the Advance under the Upsize Tranche, each subsequent instalments (each an "Upsize Tranche Repayment Instalment" and together, the "Upsize Tranche Repayment Instalments" and together with the Initial Tranche Repayment Instalments, the "Repayment instalments") shall be repaid at 3-monthly intervals thereafter and the last Upsize Tranche Repayment Instalment shall be payable on the relevant Termination Date together with a balloon instalment (the "Upsize Tranche Balloon Instalment" and together with the Initial Tranche Balloon Instalment, the "Balloon Instalments").

(iv)	Upon delivery of a Repayment Schedule to the Borrowers by the Facility Agent, such Repayment Schedule shall become an integral part of this Agreement.

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(v)	The Borrowers agree to repay the Advance under the Upsize Tranche in accordance with the Repayment Schedule.

(c)	Upon the relevant Termination Date, the Borrowers shall pay the remaining balance of all amounts then outstanding.

6.2	Effect of cancellation and prepayment on scheduled repayments

(a)	If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or if the Available Commitment of any Lender is cancelled under Clause 7.1 (Illegality) then the Repayment Instalments falling after that cancellation will reduce pro rata by the amount of the Available Commitments so cancelled.

(b)	If the Borrower cancels the whole or any part of any Available Commitment in accordance with Clause 7.2 (Voluntary and automatic cancellation) or if the whole or part of any Commitment is cancelled pursuant to Clause 5.5 (Cancellation of Commitments), the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that cancellation will reduce pro rata by the amount of the Commitments so cancelled.

(c)	If any part of the Loan is repaid or prepaid in accordance with Clause 7.6 (Right of repayment and cancellation in relation to a single Lender) or Clause 7.1 (Illegality) then the Repayment Instalments for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

(d)	If any part of the Loan is prepaid in accordance with Clause 7.3 (Voluntary prepayment of Loan), Clause 7.4 (Mandatory prepayment on sale or Total Loss) or Clause 7.5 (Mandatory prepayment of Hedging Prepayment Proceeds) then the amount of the Repayment Instalments for the relevant Tranche for each Repayment Date falling after that repayment or prepayment will reduce pro rata by the amount of the Loan repaid or prepaid.

6.3	Termination Date

On each Termination Date, the Borrowers shall additionally pay to the Facility Agent for the account of the Finance Parties all other sums then accrued and owing under the Finance Documents.

6.4	Reborrowing

No Borrower may reborrow any part of the Facility which is repaid.

7	Prepayment and Cancellation

7.1	Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in an Advance or the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

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(b)	upon the Facility Agent notifying the Borrowers, the Available Commitment of that Lender will be immediately cancelled; and

(c)	the Borrowers shall prepay that Lender's participation in the Loan on the last day of the Interest Period for the Loan occurring after the Facility Agent has notified the Borrowers or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment shall be immediately cancelled in the amount of the participation prepaid.

7.2	Voluntary and automatic cancellation

(a)	The Borrowers may, if they give the Facility Agent not less than 10 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $500,000 or a multiple of that amount) of the Available Facility. Any cancellation under this Clause 7.2 (Voluntary and automatic cancellation) shall reduce the Commitments of the Lenders rateably and the amount of the relevant Tranche(s).

(b)	The unutilised Commitment (if any) of each Lender shall be automatically cancelled at close of business on the date on which the Advance under the relevant Tranche is made available.

7.3	Voluntary prepayment of Loan

(a)	Subject to paragraph (b) below and, only in the circumstances provided for in that Clause, subject to Clause ~~11.3~~ 12.3 (Prepayment Fee) of this Agreement, the Borrowers may, if they give the Facility Agent not less than ~~(i) 20 Business Days' prior indicative notice and (ii) following such indicative notice, 10 Business Day's confirmative and irrevocable prior notice (or such shorter period as the Majority Lenders may agree), :~~

(i)	in the case of a LIBOR Loan or Term SOFR Loan, 20 Business Days' (or such shorter period as the Majority Lenders may agree) prior notice; or

(ii)	in the case of a Compounded Rate Loan 20 Additional Business Day's (or such shorter period as the Majority Lenders may agree) prior notice,

and following such indicative notice:

(A)	in relation to sub-paragraph (i) above, 10 Business Days' confirmative and irrevocable prior notice (or such shorter period as the Majority Lenders may agree); or

(B)	in relation to sub-paragraph (ii) above, 10 Additional Business Days' confirmative and irrevocable prior notice (or such shorter period as the Majority Lenders may agree),

~~(a)~~ prepay the whole or any part of the Loan (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $500,000 or a multiple of that amount).

(b)	The Loan may only be prepaid after the last day of the relevant Availability Period (or, if earlier, the day on which the Available Facility is zero).

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7.4	Mandatory prepayment on sale or Total Loss

(a)	If a Ship is sold (without prejudice to paragraph (a) of Clause ~~23.12~~ 24.12 (Disposals)) or becomes a Total Loss, the Borrowers shall on the Relevant Date prepay the Tranche applicable to that Ship provided that if the Ship being sold or which becomes a Total Loss is the last Mortgaged Ship, the Borrowers shall, on the Relevant Date, prepay the Loan.

(b)	On the Relevant Date, the Borrowers shall also prepay such part of the Loan as shall eliminate any shortfall arising if the ratio set out in Clause ~~27~~ 28 (Security Cover) were applied immediately following the payment referred to in paragraph (a) above.

(c)	Provided that no Default has occurred and is continuing, any remaining proceeds of the sale or Total Loss of a Ship after the prepayments referred to in paragraph (a) and paragraph (b) above have been made together with all other amounts that are payable on any such prepayment pursuant to the Finance Documents shall be paid to the Borrower that owned the relevant Ship.

(d)	In this Clause 7.4 (Mandatory prepayment on sale or Total Loss):

"Relevant Date" means:

(i)	in the case of a sale of a Ship, on the earlier of (i) the date on which the sale is completed by delivery of that Ship to the buyer and (ii) the date of receipt by the relevant Borrower or the Security Agent of the sale proceeds relating to such Ship; and

(ii)	in the case of a Total Loss of a Ship, on the earlier of:

(A)	the date falling 180 days after the Total Loss Date; and

(B)	the date of receipt by the Security Agent of the proceeds of insurance relating to such Total Loss.

7.5	Mandatory prepayment of Hedging Prepayment Proceeds

(a)	On or prior to any repayment or prepayment of the Loan under this Clause 7 (Prepayment and Cancellation) or any other provision of this Agreement, the Borrowers shall, if requested by the Facility Agent, wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing transactions in respect of each Hedging Agreement (pro rata among the Hedge Counterparties) to the extent necessary to ensure that the notional principal amount of the continuing transactions in respect of each Hedging Agreement thereafter remaining does not, and will not at any point in time (taking into account the scheduled amortisation) exceed the amount of the Loan as the same may be reduced from time to time thereafter in accordance with the repayment terms set out in Clause 6.1 (Repayment of the Loan) of this Agreement.

(b)	Any Hedging Prepayment Proceeds arising as a result of any cancellation or prepayment under this Agreement shall, following payment into the Earnings Accounts (or any of them) in accordance with Clause ~~28.2~~  29.2 (Payment and application of Earnings), be applied rateably in respect of each Tranche on the last day of the Interest Period of each Tranche which ends after such payment in prepayment of the Loan and shall be applied first against the two Tranches proportionately and thereafter reduce the Repayment Instalments of each such Tranche falling after that prepayment and the relevant Balloon Instalment by the amount prepaid pro rata.

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7.6	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by a Transaction Obligor is required to be increased under paragraph (c) of Clause ~~12.2~~  13.2 (Tax gross-up) or under that clause as incorporated by reference or in full in any other Finance Document; or

(ii)	any Lender claims indemnification from a Borrower under Clause ~~12.3~~ 13.3 (Tax indemnity) or Clause ~~13.1~~ 14.1 (Increased costs),

then the Borrowers may whilst the circumstance giving rise to the requirement for that increase or indemnification continues give the Facility Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loan.

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c)	On the last day of each Interest Period which ends after the Borrowers have given notice of cancellation under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender's participation in the Loan.

7.7	Mandatory Prepayment on Insolvency of Approved Charterer

If any of the events specified in Clause ~~29.7~~  30.7 (Insolvency) or Clause ~~29.8~~ 30.8 (Insolvency proceedings) occurs in relation to an Approved Charterer then:

(a)	the Borrowers shall promptly notify the Facility Agent upon becoming aware of that event; and

(b)	if the Lenders so require, the Facility Agent shall, following the lapse of the Relevant Charter Period (as defined below), request the Borrowers to prepay the Tranche relevant to the Ship chartered with that Approved Charterer within 30 days of the Agent's notice.

(c)	No such prepayment obligation of the Borrowers shall arise if, within 60 days of the occurrence of any of the events described in paragraph (a) or (b) above (the "Relevant Charter Period"), the Borrowers have entered into a Replacement Charter in replacement of the Initial Charter or a Replacement Charter.

7.8	Restrictions

(a)	Any notice of cancellation or prepayment given by any Party under this Clause 7 (Prepayment and Cancellation) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made, the amount of that cancellation or prepayment and, if relevant, the part of the Loan to be prepaid or cancelled.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and amounts (if any) payable under the Hedging Agreements in connection with that prepayment and, subject to the fee provided for in Clause ~~11.3~~ 12.3 (Prepayment fee) and any Break Costs, without premium or penalty.

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(c)	No Borrower may reborrow any part of the Facility which is prepaid.

(d)	No Borrower shall repay or prepay all or any part of the Loan or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 (Prepayment and Cancellation) it shall promptly forward a copy of that notice to either the Borrowers or the affected Lenders and/or Hedge Counterparties, as appropriate.

(g)	If all or part of any Lender's participation in the Loan is repaid or prepaid, an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

7.9	Application of prepayments

Any prepayment of any part of the Loan (other than a prepayment pursuant to Clause 7.1 (Illegality) or Clause 7.6 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender's participation in that part of the Loan.

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Section 5

Costs of Utilisation

~~8~~	~~Interest~~

~~8.1~~	~~Calculation of interest~~

8	Rate Switch

8.1	Switch to Compounded Reference Rate

Subject to Clause 8.2 (Delayed switch for existing LIBOR Loans), on and from the Mandatory Rate Switch Date:

(a)	use of the Compounded Reference Rate will replace the use of LIBOR for the calculation of interest for the Loan or any part of the Loan; and

(b)           ~~The rate of interest on~~ the Loan or any part of the Loan ~~for each~~ or Unpaid Sum shall be a "Compounded Rate Loan" and Clause 9.3 ( Calculation of interest – Compounded Rate Loans) shall apply to the Loan, any such part of the Loan or Unpaid Sum.

8.2	Delayed switch for existing LIBOR Loans

If the Mandatory Rate Switch Date falls before the last day of an Interest Period for a LIBOR Loan:

(a)	the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall continue to be a LIBOR Loan for that Interest Period and Clause 9.1 (Calculation of interest – LIBOR Loans) shall continue to apply to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period;

(b)	any provision of this Agreement which is expressed to relate solely to a Compounded Rate Loan shall not apply in relation to the Loan, relevant part of the Loan or Unpaid Sum (as applicable) for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for the Loan, relevant part of the Loan or Unpaid Sum (as applicable):

(i)	the Loan, relevant part of the Loan or Unpaid Sum (as applicable) shall be a "Compounded Rate Loan"; and

(ii)	Clause 9.2 (Calculation of interest – Compounded Rate Loans) shall apply to it.

8.3	Optional Switch to Term Reference Rate

The Borrower may elect to switch the basis on which interest is calculated on the Loan from the Compounded Reference Rate to the Term SOFR Reference Rate by giving the Lenders not less than 30 Business Days' notice in writing (the "Optional Election Notice") specifying the date (which must be the first day of an Interest Period) on which they wish the switch to occur (the "Proposed Optional Rate Switch Date"). Unless any Lender notifies the Facility Agent in writing not less than five Business Days before the Proposed Optional Rate Switch Date that they are unable to agree to interest being calculated on the basis of Term SOFR, the Proposed Optional Rate Switch Date shall be the "Second Rate Switch Date" and, on and from the Second Rate Switch Date:

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(a)	use of the Term Reference Rate will replace the use of the Compounded Reference Rate for the calculation of interest for the Loan or any part of the Loan; and

(b)	the Loan or any part of the Loan or Unpaid Sum shall be a "Term SOFR Loan" and Clause 9.3 (Calculation of interest – Term SOFR Loans) shall apply to the Loan, any such part of the Loan or Unpaid Sum.

8.4	Notifications by Facility Agent

The Facility Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date, notify the Borrower and the Lenders of that occurrence.

9	Interest

9.1	Calculation of interest – LIBOR Loans

The rate of interest on each LIBOR Loan for an Interest Period is the percentage rate per annum which is the aggregate of~~:~~  the applicable:

(a)	~~the applicable~~ Margin; and

(b)	LIBOR.

9.2	Calculation of interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of:

(i)	the applicable Margin; and

(ii)	the Compounded Reference Rate for that day.

(b)	If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

9.3	Calculation of interest – Term SOFR Loans

The rate of interest on each Term SOFR Loan for an Interest Period is the percentage rate per annum which is the aggregate of:

(a)	the applicable Margin;

(b)	the Term Reference Rate; and

(c)	Baseline CAS.

9.4	~~8.2~~Payment of interest

~~(c)~~(a)	The Borrowers shall pay accrued interest on the Loan or any part of the Loan on the last day of each Interest Period (each an "Interest Payment Date").

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~~(d)~~(b)	If an Interest Period is longer than three Months, the Borrowers shall also pay interest then accrued on the Loan or the relevant part of the Loan on the dates falling at three Monthly intervals after the first day of the Interest Period.

9.5	~~8.3~~Default interest

~~(e)~~(a)	If an Transaction Obligor fails to pay any amount payable by it under a Finance Document other than a Hedging Agreement on its due date, interest shall accrue on the Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 2 per cent. per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted part of the Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Facility Agent. Any interest accruing under this Clause ~~8.3~~ 9.5 (Default interest) shall be immediately payable by the Obligor on demand by the Facility Agent.

~~(f)~~(b)	If an Unpaid Sum consists of all or part of ~~the~~ a Term SOFR Loan which became due on a day which was not the last day of an Interest Period relating to ~~the Loan or~~ that ~~part of the~~ Term SOFR Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to the Loan or that part of the Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 2 per cent. per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

~~(g)~~(c)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

~~8.2          Notification of rates of interest~~

9.6	Notifications

(a)	The Facility Agent shall promptly notify the Lenders and the ~~Borrowers~~ Borrower of the determination of a rate of interest ~~under this Agreement~~relating to a LIBOR Loan or a Term SOFR Loan.

(b)	The Facility Agent shall promptly upon a Compounded Rate Interest Payment being determinable, notify:

(i)	the Borrower of that Compounded Rate Interest Payment;

(ii)	each Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender's participation in the relevant Compounded Rate Loan; and

(iii)	the Lenders and the Borrower of:

(A)	each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment; and

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(B)	to the extent it is then determinable, the Compounded Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 11.6 (Cost of funds).

(c)	~~(b)~~The Facility Agent shall promptly notify the Borrower of each Funding Rate relating to the Loan~~,~~  or any part of the Loan ~~or any Unpaid Sum~~.

(d)	The Facility Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 11.6 (Cost of funds) applies.

(e)	This Clause 9.6 (Notifications) shall not require the Facility Agent to make any notification to any Party on a day which is not a Business Day.

9.7	~~8.5~~Hedging

~~(b)~~(a)	The Borrowers may, at their discretion, enter into Hedging Agreements in accordance with this Clause ~~8.5~~ 9.7 (Hedging).

~~(c)~~(b)	The aggregate notional amount of the transactions in respect of the Hedging Agreements shall be no more than the aggregate amount of the Loan.

~~(d)~~(c)	Each Hedging Agreement shall:

(i)	be with a Hedge Counterparty and each Hedge Counterparty shall also be a Lender;

(ii)	be for a term ending on the Termination Date;

(iii)	have settlement dates coinciding with the Interest Payment Dates;

(iv)	be based on an ISDA Master Agreement and otherwise in form and substance satisfactory to the Facility Agent; and

(v)	provide that the Termination Currency (as defined in the relevant Hedging Agreement) shall be dollars.

~~(e)~~(d)	The rights of each Borrower under the Hedging Agreements and shall be charged or assigned by way of security under a Hedging Agreement Security.

~~(f)~~(e)	The parties to each Hedging Agreement must comply with the terms of that Hedging Agreement.

~~(g)~~(f)	Neither a Hedge Counterparty nor a Borrower may amend, supplement, extend or waive the terms of any Hedging Agreement without the consent of the Security Agent.

~~(h)~~(g)	Paragraph (f) above shall not apply to an amendment, supplement or waiver that is administrative and mechanical in nature and does not give rise to a conflict with any provision of this Agreement or the Hedging Agreement Security.

~~(i)~~(h)	If, at any time, the aggregate notional amount of the transactions in respect of the Hedging Agreements exceeds or, as a result of any repayment or prepayment under this Agreement, will exceed 100 per cent. of the Loan at that time, the Borrowers must promptly notify the Facility Agent and must, at the request of the Facility Agent, reduce the aggregate notional amount of those transactions by an amount and in a manner satisfactory to the Facility Agent so that it no longer exceeds or will not exceed 100 per cent. of the Loan then or that will be outstanding.

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~~(j)~~(i)	Any reductions in the aggregate notional amount of the transactions in respect of the Hedging Agreements in accordance with paragraph (h) above will be apportioned as between those transactions pro rata.

~~(k)~~(j)	Neither a Hedge Counterparty nor a Borrower may terminate or close out any transactions in respect of any Hedging Agreement (in whole or in part) except:

(i)	in accordance with paragraphs (h) and (i) above;

(ii)	on the occurrence of an Illegality, (as such expression is defined in the relevant Hedging Agreement);

(iii)	in the case of termination or closing out by a Hedge Counterparty, if the Facility Agent serves notice under sub-paragraph (ii) of paragraph (a) of Clause 29.20 (Acceleration) or, having served notice under sub-paragraph (iii) of paragraph (a) of Clause 29.20 (Acceleration), makes a demand;

(iv)	in the case of any other termination or closing out by a Hedge Counterparty or a Borrower; or

(v)	if the Secured Liabilities (other than in respect of the Hedging Agreements) have been irrevocably and unconditionally paid and discharged in full;

~~(l)~~(k)	If a Hedge Counterparty or a Borrower terminates or closes out a transaction in respect of a Hedging Agreement (in whole or in part) in accordance with ~~sub-paragraphs~~ sub-paragraph (ii), or (in the case of a Hedge Counterparty only) (iii)(iv) of paragraph (j) above, it shall promptly notify the Facility Agent of that termination or close out.

~~(m)~~(l)	If a Hedge Counterparty is entitled to terminate or close out any transaction in respect of any Hedging Agreement under sub-paragraph (iii) of paragraph (j) above, such Hedge Counterparty shall promptly terminate or close out such transaction following a request to do so by the Security Agent.

~~(n)~~(m)	A Hedge Counterparty may only suspend making payments under a transaction in respect of a Hedging Agreement if a Borrower is in breach of its payment obligations under any transaction in respect of that Hedging Agreement.

~~(o)~~(n)	Each Hedge Counterparty consents to, and acknowledges notices of, the charging or assigning by way of security by each Borrower pursuant to the relevant Hedging Agreement Security of its rights under the Hedging Agreements to which it is party in favour of the Security Agent.

~~(p)~~(o)	Any such charging or assigning by way of security is without prejudice to, and after giving effect to, the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

~~(q)~~(p)	The Security Agent shall not be liable for the performance of any of a Borrower's obligations under a Hedging Agreement.

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~~(r)~~(q)	No Borrower or Hedge Counterparty shall assign any of its rights or transfer any of its rights or obligations under a Hedging Agreement without the consent of the Security Agent.

10	~~9~~Interest Periods

10.1	~~9.1~~Selection of Interest Periods

~~(s)~~(a)	The Borrowers may select the Interest Period for the Loan in the Utilisation Request for the first Advance. Subject to paragraphs (f) and (h) below and Clause ~~9.2~~  10.2 (Changes to Interest Periods), the Borrowers may select each subsequent Interest Period in respect of the Loan in a Selection Notice.

~~(t)~~(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Borrowers not later than the Specified Time.

~~(u)~~(c)	If the Borrowers fail to select an Interest Period in the first Utilisation Request or fail to deliver a Selection Notice to the Facility Agent in accordance with paragraphs (a) and (b) above, the relevant Interest Period will, subject to paragraphs (f) and (h) below and Clause ~~9.2~~ 10.2 (Changes to Interest Periods), be three Months or, if the Loan or relevant part of the Loan is a Compounded Rate Loan, the period specified in the Compounded Rate Terms.

~~(v)~~(d)	Subject to this Clause ~~9~~ 10 (Interest Periods), the Borrowers may select an Interest Period of one~~, three months or~~ or three months if the Loan or relevant part of the Loan is not a Compounded Rate Loan or, if the Loan or relevant part of the Loan is a Compounded Rate Loan, of any period specified in the Compounded Rate Terms or, in either case, any other period agreed between the ~~Borrowers and~~ Borrower, the Facility Agent ~~(acting on the instructions of~~ and all the Lenders~~)~~.

~~(w)~~(e)	An Interest Period in respect of the Loan or any part of the Loan shall not extend beyond the final Termination Date.

~~(x)~~(f)	In respect of a Repayment Instalment, the Borrowers may request in the relevant Selection Notice that an Interest Period for a part of the Loan equal to such Repayment Instalment shall end on the Repayment Date relating to it and, subject to paragraph (c)~~d~~ above, select a longer Interest Period for the remaining part of the Loan.

~~(y)~~(g)	The first Interest Period for the Loan shall start on the first Utilisation Date and, subject to paragraph (h) below, each subsequent Interest Period shall start on the last day of the preceding Interest Period.

~~(z)~~(h)	The first Interest Period for the second and any subsequent Advance shall start on the Utilisation Date of such Advance and end on the last day of the Interest Period applicable to the Loan on the date on which such Advance is made.

~~(aa)~~(i)	Except for the purposes of paragraph (f) and paragraph (h) above and Clause ~~9.2~~  10.2 (Changes to Interest Periods), the Loan shall have one Interest Period only at any time.

(j)	No Interest Period for a Compounded Rate Loan shall be longer than three Months.

10.2	~~9.2~~Changes to Interest Periods

~~(bb)~~(a)	In respect of a Repayment Instalment, prior to ~~determining the interest rate for the Loan~~commencement of an Interest Period, the Facility Agent may establish an Interest Period for a part of the Loan equal to such Repayment Instalment to end on the Repayment Date relating to it and the remaining part of the Loan shall have the Interest Period selected in the relevant Selection Notice, subject to paragraph (c)~~d~~ of Clause ~~9.1~~  10.1 (Selection of Interest Periods).

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~~(cc)~~(b)	If the Facility Agent makes any change to an Interest Period referred to in this Clause ~~9.2~~ 10.2 (Changes to Interest Periods), it shall promptly notify the Borrowers and the Lenders.

10.3	~~9.3~~Non-Business Days

(a)           ~~If~~ Other than where paragraph (b) below applies, if an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	In respect of any Compounded Rate Loan, if there are rules specified as "Business Day Conventions" in the Compounded Rate Terms, those rules shall apply to each Interest Period for that Compounded Rate Loan.

11	~~10~~Changes to the Calculation of Interest

11.1	~~10.1~~Unavailability of Screen Rate before Mandatory Rate Switch Date

~~(dd)~~(a)	Interpolated Screen Rate: If no Screen Rate is available for LIBOR for the Interest Period of ~~the Loan or~~ any ~~part of the~~ LIBOR Loan, the applicable LIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan.

~~(ee)~~(b)	Reference Bank Rate: If no Screen Rate is available for LIBOR for:

(i)	dollars; or

(ii)	the Interest Period of ~~the Loan or~~ any ~~part of the~~ LIBOR Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable LIBOR shall be the Reference Bank Rate as of the Specified Time and for a period equal in length to the Interest Period of ~~the Loan or~~ that ~~part of the~~ LIBOR Loan.

~~(ff)~~(c)	Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for dollars or the relevant Interest Period there shall be no LIBOR for ~~the~~ any LIBOR Loan ~~or that part of the Loan (as applicable)~~ and Clause ~~10.4~~  11.6 (Cost of funds) shall apply to ~~the Loan or~~ that ~~part of the~~ LIBOR Loan for that Interest Period.

11.2	~~10.2~~Calculation of Reference Bank Rate

~~(gg)~~(a)	Subject to paragraph (b) below, if LIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

~~(hh)~~(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

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11.3	Unavailability of Term SOFR after Mandatory Rate Switch Date

(a)	Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of any Term SOFR Loan, the applicable Term Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.

(b)	Historic Term SOFR: If no Term SOFR is available for the Interest Period of any Term SOFR Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Term Reference Rate shall be the Historic Term SOFR for that Term SOFR Loan.

(c)	Cost of funds: If paragraph (b) above applies but no Historic Term SOFR is available for the Interest Period of any Term SOFR Loan, there shall be no Term Reference Rate for that Term SOFR Loan and Clause 11.6 (Cost of funds) shall apply to that Term SOFR Loan for that Interest Period.

11.4	Interest calculation if no RFR or Central Bank Rate

If:

(a)	there is no RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	"Cost of funds will apply as a fallback" is specified in the Compounded Rate Terms,

Clause 11.6 (Cost of funds) shall apply to that Compounded Rate Loan for that Interest Period.

11.5	~~10.3~~Market disruption

~~(ii)~~(a)	~~If~~ In the case of a LIBOR Loan, if before close of business in London on the Quotation Day for the relevant Interest Period the Facility Agent receives notification from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 33 per cent. of ~~the Loan or the relevant part of the Loan as appropriate) (the "Relevant Lender"~~that LIBOR Loan) that the cost to it of funding its participation ~~in the Loan or~~ that ~~part of the~~ LIBOR Loan from whatever source it may reasonably select would be in excess of LIBOR then Clause ~~10.4~~ 11.6 (Cost of funds) shall apply to ~~the~~ that LIBOR Loan ~~or that part of the Loan (as applicable)~~ for the relevant Interest Period.

(b)	In the case of a Term SOFR Loan, if before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notification from a Lender or Lenders (whose participations in that Term SOFR Loan exceed 66⅔ per cent. of that Term SOFR Loan) that its cost of funds relating to its participation in that Term SOFR Loan would be in excess of the Term Reference Rate then Clause 11.6 (Cost of funds) shall apply to that Term SOFR Loan for the relevant Interest Period.

(c)	In the case of a Compounded Rate Loan, if:

(i)	a Compounded Market Disruption Rate is specified in the Compounded Rate Terms; and

(ii)	before the Reporting Time for any Compounded Rate Loan, the Facility Agent receives notifications from a Lender or Lenders (whose participations in the Loan or the relevant part of the Loan exceed 66⅔ per cent. of that Compounded Rate Loan) that its cost of funds relating to its participation in that Compounded Rate Loan would be in excess of that Compounded Market Disruption Rate,

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then Clause 11.6 (Cost of funds) shall apply to that Compounded Rate Loan for the relevant Interest Period.

11.6	~~10.4~~Cost of funds

~~(jj)~~(a)	If this Clause ~~10.4~~ 11.6 (Cost of funds) applies to the Loan or part of the Loan for an Interest Period, neither Clause 9.1 ( Calculation of interest – LIBOR Loans), Clause 9.2 ( Calculation of interest – Compounded Rate Loans) nor Clause 9.3 ( Calculation of interest – Term SOFR Loans) shall apply to the Loan or that part of the Loan for that Interest Period and the rate of interest on each Lender's share of the Loan or ~~the relevant~~ that part of the Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)	the rate notified to the Facility Agent by that Lender as soon as practicable and in any event:

(A)	in relation to a LIBOR Loan, before interest is due to be paid in respect of that Interest Period to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in the Loan or that part of the Loan from whatever source it may reasonably select;~~and~~

(B)	in relation to a Term SOFR Loan, (i) within two Business Days of the first day of that Interest Period or (ii) on the date falling two Business Days after the Quotation Day for the relevant part of the Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of that Interest Period); or

(C)	in relation to a Compounded Rate Loan, by the Reporting Time for that Compounded Rate Loan,

~~(iii)~~	~~the Mandatory Cost, if any, applicable to that Lender's~~ to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in the Loan or that part of the Loan.

~~(kk)~~(b)	If this Clause ~~10.4~~ 11.6 (Cost of funds) applies and the Facility Agent or the ~~Borrowers so require~~Borrower so requires, the Facility Agent and the ~~Borrowers~~ Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest or (as the case may be) an alternative basis for funding.

~~(II)~~(c)	Subject to Clause ~~46.4~~ 47.4 (~~Replacement of Screen Rate~~ Changes to reference rates), any substitute or alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

~~(mm)~~(d)	If paragraph (e) below does not apply and any rate notified to the Facility Agent under sub-paragraph (ii) of paragraph (a) above is less than zero, the relevant rate shall be deemed to be zero.

~~(nn)~~(e)	If this Clause ~~10.4~~  11.6 (Cost of funds) applies pursuant to Clause ~~10.3~~  11.5 (Market disruption) and:

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(i)	in relation to a LIBOR Loan:

(A)	~~(i)~~a Lender's Funding Rate is less than LIBOR; or

(B)	~~(ii)~~a Lender does not ~~supply a quotation~~ notify a rate to the Facility Agent by the time specified in sub-paragraph (ii) of paragraph (a) above,

the cost to that Lender of funding its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be LIBOR.

(ii)	in relation to a Term SOFR Loan:

(A)	a Lender's Funding Rate is less than the Term Reference Rate; or

(B)	a Lender does not notify a rate to the Facility Agent by the time specified in sub-paragraph (ii) of paragraph (a) above,

that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Term Reference Rate.

(iii)	in relation to a Compounded Rate Loan:

(A)	a Lender's Funding Rate is less than the relevant Compounded Market Disruption Rate; or

(B)	a Lender does not notify a rate to the Facility Agent by the Reporting Time,

that Lender's cost of funds relating to its participation in the Loan or the relevant part of the Loan for that Interest Period shall be deemed, for the purposes of sub-paragraph (ii) of paragraph (a) above, to be the Compounded Market Disruption Rate for that Compounded Rate Loan.

11.7	~~10.5~~Break Costs

~~(oo)~~(a)	~~The Borrowers~~ Subject to paragraph (b) below, the Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of the Loan or Unpaid Sum being paid by ~~a~~ the Borrower on a day ~~other than~~ prior to the last day of an Interest Period for the Loan, the relevant part of the Loan or that Unpaid Sum.

(b)	Paragraph (a) above shall apply in respect of a Compounded Rate Loan if an amount is specified as Break Costs in the Compounded Rate Terms.

(c)	~~(b)~~Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they ~~accrue~~become, or may become, payable.

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12	~~11~~Fees

12.1	~~11.1~~Commitment fee

~~(pp)~~(a)	The Initial Borrower shall pay to the Facility Agent (for the account of each Lender) a non-refundable commitment fee computed at the rate of 0.80 per cent. per annum on the Initial Tranche from time to time for the period commencing on 16 February 2021 (being the date of acceptance of the commitment letter by the Borrowers) and ending on the earlier of (i) the Utilisation Date and (ii) the last day of the relevant Availability Period.

~~(qq)~~(b)	The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled, on the cancelled amount of the Initial Tranche at the time the cancellation is effective.

~~(rr)~~(c)	The Additional Borrower shall pay, following an Upsize, the commitment fee(s) specified by the Lenders in the Upsize Confirmation.

12.2	~~11.2~~Arrangement fee

The Borrowers shall pay to the Arranger a non-refundable arrangement fee at the rate of 1.00 per cent. of the Total Commitments on the date of this Agreement.

12.3	~~11.3~~Prepayment fee

~~(ss)~~(a)	Subject to paragraph (b) below, if the Loan is prepaid in full (through a refinancing, by way of loan, sale and lease back arrangements) at any time within the period commencing on and from the first Utilisation Date and ending on the second anniversary of the first Utilisation Date (inclusive), the Borrowers must pay to the Facility Agent for each Lender a prepayment fee in an amount equal to 2.00 per cent of the outstanding amount of the Loan on the date of prepayment.

~~(tt)~~(b)	No prepayment fee shall be payable under this Clause if the prepayment is made under Clause 7.1 (Illegality), Clause 7.6 (Right of repayment and cancellation in relation to a single Lender), Clause 7.4 (Mandatory prepayment on sale or Total Loss), Clause 7.7 (Mandatory Prepayment on Insolvency of Approved Charterer), and Clause ~~27.2~~  28.2 (Provision of additional security; prepayment) and any voluntary prepayment that the Borrowers make as a result of Clause ~~10.3~~  11.5 (Market disruption ~~Disruption~~), Clause ~~12.2~~  13.2 (Tax gross-up) and ~~13~~ 14 (Increased Costs).

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Section 6

Additional Payment Obligations

13	~~12~~Tax Gross Up and Indemnities

13.1	~~12.1~~Definitions

~~(uu)~~(a)	In this Agreement:

"Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

"Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause ~~12.2~~ 13.2 (Tax gross-up) or a payment under Clause ~~12.3~~ 13.3 (Tax indemnity).

~~(vv)~~(b)	Unless a contrary indication appears, in this Clause ~~12~~ 13 (Tax Gross Up and Indemnities) reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

~~(ww)~~(c)	This Clause ~~12~~ 13 (Tax Gross Up and Indemnities) shall not apply to any Hedging Agreement.

13.2	~~12.2~~Tax gross-up

~~(xx)~~(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

~~(yy)~~(b)	The Borrowers shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly. Similarly, a Lender shall notify the Facility Agent on becoming so aware in respect of a payment payable to that Lender. If the Facility Agent receives such notification from a Lender it shall notify the Borrowers and that Obligor.

~~(zz)~~(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

~~(aaa)~~(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

~~(bbb)~~(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

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13.3	~~12.3~~Tax indemnity

~~(ccc)~~(a)	The Obligors shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

~~(ddd)~~(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause ~~12.2~~ 13.2 (Tax gross-up); or

(B)	relates to a FATCA Deduction required to be made by a Party.

~~(eee)~~(c)	A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Obligors.

~~(fff)~~(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause ~~12.3~~ 13.3 (Tax indemnity), notify the Facility Agent.

13.4	~~12.4~~Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

~~(ggg)~~(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was received; and

~~(hhh)~~(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

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13.5	~~12.5~~Stamp taxes

The Obligors shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability which that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

13.6	~~12.6~~VAT

~~(iii)~~(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

~~(jjj)~~(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

~~(kkk)~~(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part of it as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

~~(III)~~(d)	Any reference in this Clause ~~12.6~~ 13.6 (VAT) to any Party shall, at any time when that Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or equivalent provisions imposed elsewhere) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or representative or head) of that group or unity at the relevant time (as the case may be).

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~~(mmm)~~(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply.

13.7	~~12.7~~FATCA Information

~~(nnn)~~(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party; and

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime.

~~(ooo)~~(b)	If a Party confirms to another Party pursuant to sub-paragraph (i) of paragraph (a) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

~~(ppp~~)(c)	Paragraph (a) above shall not oblige any Finance Party to do anything and sub-paragraph (iii) of paragraph (a) above shall not oblige any other Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

~~(qqq)~~(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with ~~sub-paragraphs~~ sub-paragraph (i) or (ii) of paragraph (a) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

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13.8	~~12.8~~FATCA Deduction

~~(rrr)~~(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

~~(sss)~~(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify each Obligor and the Facility Agent and the Facility Agent shall notify the other Finance Parties.

14	~~13~~Increased Costs

14.1	~~13.1~~Increased costs

~~(ttt)~~(a)	Subject to Clause ~~13.3~~  14.3 (Exceptions), the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation made,

in each case after the date of this Agreement; or

(iii)	the implementation, application of or compliance with Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

~~(uuu)~~(b)	In this Agreement:

(i)	"Basel III" means:

(A)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)	the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement - Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

(ii)	"CRD IV" means:

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(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) No. 648/2012, as amended by Regulation (EU) 2019/876;

(B)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC, as amended by Directive (EU) 2019/878; and

(C)	any other law or regulation which implements Basel III.

(iii)	"Increased Costs" means:

(A)	a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

14.2	~~13.2~~Increased cost claims

~~(vvv)~~(a)	A Finance Party intending to make a claim pursuant to Clause ~~13.1~~  14.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Borrowers.

~~(www)~~(b)	Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

14.3	~~13.3~~Exceptions

Clause ~~13.1~~ 14.1 (Increased costs) does not apply to the extent any Increased Cost is:

~~(xxx)~~(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

~~(yyy)~~(b)	attributable to a FATCA Deduction required to be made by a Party;

~~(zzz)~~(c)	compensated for by Clause ~~12.3~~ 13.3 (Tax indemnity) (or would have been compensated for under Clause ~~12.3~~ 13.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause ~~12.3~~ 13.3 (Tax indemnity) applied);

~~(aaaa)~~(d)	compensated for by any payment made pursuant to Clause ~~14.3~~ 15.3 (Mandatory Cost);

~~(bbbb)~~(e)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

~~(cccc)~~(f)	incurred by a Hedge Counterparty in its capacity as such.

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15	~~14~~Other Indemnities

15.1	~~14.1~~Currency indemnity

~~(dddd)~~(a)	If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall, as an independent obligation, on demand, indemnify each Secured Party to which that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

~~(eeee)~~(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

~~(ffff)~~(c)	This Clause ~~14.1~~ 15.1 (Currency indemnity) does not apply to any sum due to a Hedge Counterparty in its capacity as such.

15.2	~~14.2~~Other indemnities

~~(gggg)~~(a)	Each Obligor shall, on demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by a Transaction Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause ~~35~~ 36 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in an Advance requested by the Borrowers in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Secured Party alone); or

(iv)	the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

~~(hhhh)~~(b)	Each Obligor shall, on demand, indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause ~~14.2~~ 15.2 (Other indemnities) an "Indemnified Person"), against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Security constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, any Ship unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

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~~(iiii)~~(c)	Without limiting, but subject to any limitations set out in paragraph (b) above, the indemnity in paragraph (b) above shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(i)	arising or asserted under or in connection with any law relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(ii)	in connection with any Environmental Claim.

~~(jjjj)~~(d)	Any Affiliate or any officer or employee of a Finance Party or of any of its Affiliates may rely on this Clause ~~14.2~~ 15.2 (Other indemnities) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

15.3	~~14.3~~Mandatory Cost

Each Borrower shall, on demand by the Facility Agent, pay to the Facility Agent for the account of the relevant Lender, such amount which any Lender certifies in a notice to the Facility Agent to be its good faith determination of the amount necessary to compensate it for complying with:

~~(kkkk)~~(a)	in the case of a Lender lending from a Facility Office in a Participating Member State, the minimum reserve requirements (or other requirements having the same or similar purpose) of the European Central Bank (or any other authority or agency which replaces all or any of its functions) in respect of loans made from that Facility Office; and

~~(IIII)~~(b)	in the case of any Lender lending from a Facility Office in the United Kingdom, any reserve asset, special deposit or liquidity requirements (or other requirements having the same or similar purpose) of the Bank of England (or any other governmental authority or agency) and/or paying any fees to the Financial Conduct Authority and/or the Prudential Regulation Authority (or any other governmental authority or agency which replaces all or any of their functions), which, in each case, is referable to that Lender's participation in the Loan.

15.4	~~14.4~~Indemnity to the Facility Agent

Each Obligor shall, on demand, indemnify the Facility Agent against:

~~(mmmm)~~(a)	any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default; or

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents; and

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~~(nnnn)~~(b)	any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) or, in the case of any cost, loss or liability pursuant to Clause ~~36.11~~ 37.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents.

15.5	~~14.5~~Indemnity to the Security Agent

~~(oooo)~~(a)	Each Obligor shall, on demand, indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them:

(i)	in relation to or as a result of:

(A)	any failure by a Borrower to comply with its obligations under Clause ~~16~~ 17 (Costs and Expenses);

(B)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

(C)	the taking, holding, protection or enforcement of the Finance Documents and the Transaction Security;

(D)	the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

(E)	any default by any Transaction Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents;

(F)	any action by any Transaction Obligor which vitiates, reduces the value of, or is otherwise prejudicial to, the Transaction Security; and

(G)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under the Finance Documents.

(ii)	acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Security Property or the performance of the terms of this Agreement or the other Finance Documents (otherwise, in each case, than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence or wilful misconduct).

~~(pppp)~~(b)	The Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause ~~14.5~~ 15.5 (Indemnity to the Security Agent) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

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16	~~15~~Mitigation by the Finance Parties

16.1	~~15.1~~Mitigation

~~(qqqq)~~(a)	Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause ~~12~~  13 (Tax Gross Up and Indemnities), Clause ~~13~~  14 (Increased Costs) or paragraph (a) of Clause ~~14.3~~  15.3 (Mandatory Cost) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

~~(rrrr)~~(b)	Paragraph (a) above does not in any way limit the obligations of any Transaction Obligor under the Finance Documents.

16.2	~~15.2~~Limitation of liability

~~(ssss)~~(a)	Each Obligor shall, on demand, indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause ~~15.1~~  16.1 (Mitigation).

~~(tttt)~~(b)	A Finance Party is not obliged to take any steps under Clause ~~15.1~~  16.1 (Mitigation) if either:

(i)	a Default has occurred and is continuing; or

(ii)	in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

17	~~16~~Costs and Expenses

17.1	~~16.1~~Transaction expenses

The Obligors shall, on demand, pay the Facility Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any Secured Party in connection with the negotiation, preparation, printing, execution and perfection of:

~~(uuuu)~~(a)	this Agreement and any other documents referred to in this Agreement or in a Security Document; and

~~(vvvv)~~(b)	any other Finance Documents executed after the date of this Agreement.

17.2	~~16.2~~Upsize and Amendment costs

Subject to Clause 17.4 (Reference rate transition costs) If:

~~(wwww)~~(a)	a Transaction Obligor requests an amendment, waiver or consent; or

~~(xxxx)~~(b)	the Obligors request an Upsize pursuant to Clause 2.4 (Upsize Option); or

~~(yyyy)~~(c)	an amendment is required ~~either~~ pursuant to Clause ~~36.9~~  37.9 (Change of currency) ~~or as contemplated in Clause 46.4 (Replacement of Screen Rate)~~; or

~~(zzzz)~~(d)	a Transaction Obligor requests, and the Security Agent agrees to, the release of all or any part of the Security Assets from the Transaction Security,

the Obligors shall, on demand, reimburse each of the Facility Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by each Secured Party in responding to, evaluating, negotiating or complying with that request or requirement.

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17.3	~~16.3~~Enforcement and preservation costs

The Obligors shall, on demand, pay to each Secured Party the amount of all costs and expenses (including legal fees) incurred by that Secured Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document or the Transaction Security and with any proceedings instituted by or against that Secured Party as a consequence of it entering into a Finance Document, taking or holding the Transaction Security, or enforcing those rights.

17.4	Reference rate transition costs

The Borrower shall on demand reimburse each of the Facility Agent and the Security Agent for the amount of all documented costs and expenses (including legal fees) reasonably incurred by each Secured Party in connection with:

(a)	the negotiation or entry into of any Compounded Rate Supplement or Compounding Methodology Supplement; or

(b)	any amendment, waiver or consent relating to:

(i)	the transition to the Compounded Reference Rate or the Term Reference Rate;

(ii)	any Compounded Rate Supplement or Compounding Methodology Supplement; or

(iii)	any change arising as a result of an amendment required under Clause 47.4 (Changes to reference rates).

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Section 7

Guarantees and Joint and Several Liability of Borrowers

18	~~17~~Guarantee and Indemnity – Parent Guarantor

18.1	~~17.1~~Guarantee and indemnity

The Parent Guarantor irrevocably and unconditionally:

~~(aaaaa)~~(a)	guarantees to each Finance Party punctual performance by each Borrower of all that Borrower's obligations under the Finance Documents;

~~(bbbbb)~~(b)	undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, the Parent Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

~~(ccccc)~~(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Parent Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause ~~17~~ 18 (Guarantee and Indemnity – Parent Guarantor) if the amount claimed had been recoverable on the basis of a guarantee.

18.2	~~17.2~~Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by each Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

18.3	~~17.3~~Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Parent Guarantor under this Clause ~~17~~ 18 (Guarantee and Indemnity – Parent Guarantor) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

18.4	~~17.4~~Waiver of defences

The obligations of the Parent Guarantor under this Clause ~~17~~ 18 (Guarantee and Indemnity – Parent Guarantor) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause ~~17.4~~  18.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause ~~17~~  18 (Guarantee and Indemnity – Parent Guarantor) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

~~(ddddd)~~(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

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~~(eeeee)~~(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

~~(fffff)~~(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

~~(ggggg)~~(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

~~(hhhhh)~~(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

~~(iiiii)~~(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

~~(jjjjj)~~(g)	any insolvency or similar proceedings.

18.5	~~17.5~~Immediate recourse

The Parent Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause ~~17~~ 18 (Guarantee and Indemnity – Parent Guarantor). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

18.6	~~17.6~~Appropriations

Until all amounts which may be or become payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

~~(kkkkk)~~(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Parent Guarantor shall not be entitled to the benefit of the same; and

~~(lllll)~~(b)	hold in an interest-bearing suspense account any moneys received from the Parent Guarantor or on account of the Parent Guarantor's liability under this Clause ~~17~~ 18 (Guarantee and Indemnity – Parent Guarantor).

18.7	~~17.7~~Deferral of Parent Guarantor's rights

All rights which the Parent Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, the Parent Guarantor will not exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause ~~17~~  18 (Guarantee and Indemnity – Parent Guarantor):

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~~(mmmmm)~~(a)	to be indemnified by a Transaction Obligor;

~~(ooooo)~~(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;

~~(ppppp)~~(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

~~(qqqqq)~~(d)	to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which the Parent Guarantor has given a guarantee, undertaking or indemnity under Clause ~~17.1~~ 18.1 (Guarantee and indemnity);

~~(rrrrr)~~(e)	to exercise any right of set-off against any Transaction Obligor; and/or

~~(sssss)~~(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If the Parent Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause ~~36~~ 37 (Payment Mechanics).

18.8	~~17.8~~Additional security

This guarantee and any other Security given by the Parent Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

18.9	~~17.9~~Applicability of provisions of Guarantee to other Security

Clauses ~~17.2~~ 18.2 (Continuing guarantee), ~~17.3~~ 18.3 (Reinstatement), ~~17.4~~  18.4 (Waiver of defences), ~~17.5~~ 18.5 (Immediate recourse), ~~17.6~~ 18.6 (Appropriations), ~~17.7~~  18.7 (Deferral of Parent Guarantor's rights) and ~~17.8~~  18.8 (Additional security) shall apply, with any necessary modifications, to any Security which the Parent Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

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19	~~18~~Joint and Several Liability of the Borrowers

19.1	~~18.1~~Joint and several liability

All liabilities and obligations of the Borrowers under this Agreement shall, whether expressed to be so or not, be joint and several.

19.2	~~18.2~~Waiver of defences

The liabilities and obligations of a Borrower shall not be impaired by:

~~(sssss)~~(a)	this Agreement being or later becoming void, unenforceable or illegal as regards any other Borrower;

~~(ttttt)~~(b)	any Lender or the Security Agent entering into any rescheduling, refinancing or other arrangement of any kind with any other Borrower;

~~(uuuuu)~~(c)	any Lender or the Security Agent releasing any other Borrower or any Security created by a Finance Document; or

~~(vvvvv)~~(d)	any time, waiver or consent granted to, or composition with any other Borrower or other person;

~~(wwwww)~~(e)	the release of any other Borrower or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

~~(xxxxx)~~(f)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any other Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

~~(yyyyy)~~(g)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any other Borrower or any other person;

~~(zzzzz)~~(h)	any amendment, novation, supplement, extension, restatement (however fundamental, and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

~~(aaaaaa)~~(i)	any unenforceability, illegality or invalidity of any obligation or any person under any Finance Document or any other document or security; or

~~(bbbbbb)~~(j)	any insolvency or similar proceedings.

19.3	~~18.3~~Principal Debtor

Each Borrower declares that it is and will, throughout the Security Period, remain a principal debtor for all amounts owing under this Agreement and the Finance Documents and no Borrower shall, in any circumstances, be construed to be a surety for the obligations of any other Borrower under this Agreement.

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19.4	~~18.4~~Borrower restrictions

~~(cccccc)~~(a)	Subject to paragraph (b) below, during the Security Period no Borrower shall:

(i)	claim any amount which may be due to it from any other Borrower whether in respect of a payment made under, or matter arising out of, this Agreement or any Finance Document, or any matter unconnected with this Agreement or any Finance Document; or

(ii)	take or enforce any form of security from any other Borrower for such an amount, or in any way seek to have recourse in respect of such an amount against any asset of any other Borrower; or

(iii)	set off such an amount against any sum due from it to any other Borrower; or

(iv)	prove or claim for such an amount in any liquidation, administration, arrangement or similar procedure involving any other Borrower; or

(v)	exercise or assert any combination of the foregoing.

~~(dddddd)~~(b)	If during the Security Period, the Facility Agent, by notice to a Borrower, requires it to take any action referred to in paragraph (a) above in relation to any other Borrower, that Borrower shall take that action as soon as practicable after receiving the Facility Agent's notice.

19.5	~~18.5~~Deferral of Borrowers' rights

Until all amounts which may be or become payable by the Borrowers under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Borrower will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

~~(eeeeee)~~(a)	to be indemnified by any other Borrower; or

~~(ffffff)~~(b)	to claim any contribution from any other Borrower in relation to any payment made by it under the Finance Documents.

20	~~19~~Guarantee and Indemnity – Hedge Guarantors

20.1	~~19.1~~Guarantee and indemnity

Each Hedge Guarantor irrevocably and unconditionally jointly and severally:

~~(gggggg)~~(a)	guarantees to each Hedge Counterparty punctual performance by each Borrower of all that Borrower's obligations under the Hedging Agreements;

~~(hhhhhh)~~(b)	undertakes with each Hedge Counterparty that whenever a Borrower does not pay any amount when due under or in connection with any Hedging Agreement, that Hedge Guarantor shall immediately on demand pay that amount as if it were the principal obligor; and

~~(iiiiii)~~(c)	agrees with each Hedge Counterparty that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Hedge Counterparty immediately on demand against any cost, loss or liability it incurs as a result of a Borrower not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Hedging Agreement on the date when it would have been due. The amount payable by a Hedge Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause ~~19~~  20 (Guarantee and Indemnity – Hedge Guarantors) if the amount claimed had been recoverable on the basis of a guarantee.

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20.2	~~19.2~~Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Borrower under the Hedging Agreements, regardless of any intermediate payment or discharge in whole or in part.

20.3	~~19.3~~Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Borrower or any security for those obligations or otherwise) is made by a Secured Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Hedge Guarantor under this Clause ~~19~~ 20 (Guarantee and Indemnity – Hedge Guarantors) will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	~~19.4~~Waiver of defences

The obligations of each Hedge Guarantor under this Clause ~~19~~ 20 (Guarantee and Indemnity – Hedge Guarantors) and in respect of any Transaction Security will not be affected or discharged by an act, omission, matter or thing which, but for this Clause ~~19.4~~  20.4 (Waiver of defences), would reduce, release or prejudice any of its obligations under this Clause ~~19~~  20 (Guarantee and Indemnity – Hedge Guarantors) or in respect of any Transaction Security (without limitation and whether or not known to it or any Secured Party) including:

~~(jjjjjj)~~(a)	any time, waiver or consent granted to, or composition with, any Transaction Obligor or other person;

~~(kkkkkk)~~(b)	the release of any other Transaction Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

~~(llllll)~~(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect or delay in perfecting, or refusal or neglect to take up or enforce, or delay in taking or enforcing any rights against, or security over assets of, any Transaction Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

~~(mmmmmm)~~(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Transaction Obligor or any other person;

~~(nnnnnn)~~(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

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~~(oooooo)~~(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

~~(pppppp)~~(g)	any insolvency or similar proceedings.

20.5	~~19.5~~Immediate recourse

Each Hedge Guarantor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation to commence any proceedings under any Finance Document or to enforce any Transaction Security) before claiming or commencing proceedings under this Clause ~~19~~ 20 (Guarantee and Indemnity – Hedge Guarantors). This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6	~~19.6~~Appropriations

Until all amounts which may be or become payable by the Borrowers under or in connection with the Hedging Agreements have been irrevocably paid in full, each Secured Party (or any trustee or agent on its behalf) may:

~~(qqqqqq)~~(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Secured Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Hedge Guarantor shall be entitled to the benefit of the same; and

~~(rrrrrr)~~(b)	hold in an interest-bearing suspense account any moneys received from any Hedge Guarantor or on account of any Hedge Guarantor's liability under this Clause ~~19~~  20 (Guarantee and Indemnity – Hedge Guarantors).

20.7	~~19.7~~Deferral of Hedge Guarantors' rights

All rights which each Hedge Guarantor at any time has (whether in respect of this guarantee, a mortgage or any other transaction) against any Borrower, any other Transaction Obligor or their respective assets shall be fully subordinated to the rights of the Secured Parties under the Finance Documents and until the end of the Security Period and unless the Facility Agent otherwise directs, no Hedge Guarantor will exercise any rights which it may have (whether in respect of any Finance Document to which it is a Party or any other transaction) by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause ~~19~~  20 (Guarantee and Indemnity – Hedge Guarantors):

~~(ssssss)~~(a)	to be indemnified by a Transaction Obligor;

~~(tttttt)~~(b)	to claim any contribution from any third party providing security for, or any other guarantor of, any Transaction Obligor's obligations under the Finance Documents;

~~(uuuuuu)~~(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Secured Party;

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~~(vvvvvv)~~(d)	to bring legal or other proceedings for an order requiring any Transaction Obligor to make any payment, or perform any obligation, in respect of which any Hedge Guarantor has given a guarantee, undertaking or indemnity under Clause ~~19~~ 20 (Guarantee and Indemnity – Hedge Guarantors);

~~(wwwwww)~~(e)	to exercise any right of set-off against any Transaction Obligor; and/or

~~(xxxxxx)~~(f)	to claim or prove as a creditor of any Transaction Obligor in competition with any Secured Party.

If a Hedge Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Secured Parties by the Transaction Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Secured Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause ~~36~~ 37 (Payment Mechanics).

20.8	~~19.8~~Additional security

This guarantee and any other Security given by a Hedge Guarantor is in addition to and is not in any way prejudiced by, and shall not prejudice, any other guarantee or Security or any other right of recourse now or subsequently held by any Secured Party or any right of set-off or netting or right to combine accounts in connection with the Finance Documents.

20.9	~~19.9~~Applicability of provisions of Guarantee to other Security

Clauses ~~19.2~~ 20.2 (Continuing guarantee), ~~19.3~~ 20.3 (Reinstatement), ~~19.4~~  20.4 (Waiver of defences), ~~19.5~~ 20.5 (Immediate recourse), ~~19.6~~ 20.6 (Appropriations), ~~19.7~~  20.7 (Deferral of Hedge Guarantors' rights) and ~~19.8~~  20.8 (Additional security) shall apply, with any necessary modifications, to any Security which a Hedge Guarantor creates (whether at the time at which it signs this Agreement or at any later time) to secure the Secured Liabilities or any part of them.

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Section 8

Representations, Undertakings and Events of Default

21	~~20~~Representations

21.1	~~20.1~~General

Each Obligor makes the representations and warranties set out in this Clause ~~20~~ 21 (Representations) to each Finance Party on the date of this Agreement.

21.2	~~20.2~~Status

~~(yyyyyy)~~(a)	It is a corporation, duly incorporated and validly existing in good standing under the law of its Original Jurisdiction.

~~(zzzzzz)~~(b)	It and each Transaction Obligor has the power to own its assets and carry on its business as it is being conducted.

21.3	~~20.3~~Share capital and ownership

~~(aaaaaaa)~~(a)	The Initial Borrower is authorised to issue five hundred (500) registered shares of no par value common stock, all of which shares have been issued in registered form and are fully paid and non-assessable.

~~(bbbbbbb)~~(b)	The Additional Borrower has an authorised share capital as set out in the Accession Deed to be entered into by that Borrower.

~~(ccccccc)~~(c)	The Parent Guarantor is authorised to issue a total of 1,020,000,000 registered shares, comprised of 1,000,000,000 common shares with a par value of $0.01 per share, and 20,000,000 preferred shares with a par value of $0.01 per share.

~~(ddddddd)~~(d)	The legal title to and beneficial interest in the shares in each Borrower is held by the Parent Guarantor free of any Security or any other claim.

~~(eeeeeee)~~(e)	None of the shares in any Borrower is subject to any option to purchase, pre-emption rights or similar rights.

21.4	~~20.4~~Binding obligations

The obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations.

21.5	~~20.5~~Validity, effectiveness and ranking of Security

~~(fffffff)~~(a)	Each Finance Document to which it is a party does now or, as the case may be, will upon execution and delivery create, the Security it purports to create over any assets to which such Security, by its terms, relates, and such Security will, when created or intended to be created, be valid and effective.

~~(ggggggg)~~(b)	No third party has or will have any Security over any assets that are the subject of any Transaction Security granted by it.

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~~(hhhhhhh)~~(c)	The Transaction Security granted by it to the Security Agent or any other Secured Party has or will when created or intended to be created have first ranking priority or such other priority it is expressed to have in the Finance Documents and is not subject to any prior ranking or pari passu ranking Security other than Permitted Security.

~~(iiiiiii)~~(d)	No concurrence, consent or authorisation of any person is required for the creation of or otherwise in connection with any Transaction Security.

21.6	~~20.6~~Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, each Transaction Document to which it is a party do not and will not conflict with:

~~(jjjjjjj)~~(a)	any law or regulation applicable to it;

~~(kkkkkkk)~~(b)	its constitutional documents; or

~~(lllllll)~~(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument.

21.7	~~20.7~~Power and authority

~~(mmmmmmm)~~(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise:

(i)	its entry into, performance and delivery of, each Transaction Document to which it is or will be a party and the transactions contemplated by those Transaction Documents; and

(ii)	the registration of the Ship owned by it under its Approved Flag.

~~(nnnnnnn)~~(b)	No limit on its powers will be exceeded as a result of the borrowing, granting of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

21.8	~~20.8~~Validity and admissibility in evidence

All Authorisations required or desirable:

~~(ooooooo)~~(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

~~(ppppppp)~~(b)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

21.9	~~20.9~~Governing law and enforcement

~~(qqqqqqq)~~(a)	The choice of governing law of each Transaction Document to which it is a party will be recognised and enforced in its Relevant Jurisdictions.

~~(rrrrrrr)~~(b)	Any judgment obtained in relation to a Transaction Document to which it is a party in the jurisdiction of the governing law of that Transaction Document and any arbitral award obtained in relation to a Transaction Document in the seat of that arbitral tribunal as specified in that Transaction Document will be recognised and enforced in its Relevant Jurisdictions.

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21.10	~~20.10~~Insolvency

No:

~~(sssssss)~~(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause ~~29.8~~ 30.8 (Insolvency proceedings); or

~~(ttttttt)~~(b)	creditors' process described in Clause ~~29.9~~  30.9 (Creditors' process),

has been taken or, to its knowledge, threatened in relation to an Obligor; and none of the circumstances described in Clause ~~29.7~~ 30.7 (Insolvency) applies to that Obligor.

21.11	~~20.11~~No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Finance Documents to which it is a party be registered, filed, recorded, notarised or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents to which it is a party or the transactions contemplated by those Finance Documents.

21.12	~~20.12~~Deduction of Tax

It is not required to make any Tax Deduction from any payment it may make under any Finance Document to which it is a party.

21.13	~~20.13~~No default

~~(uuuuuuu)~~(a)	No Event of Default and, on the date of this Agreement and on each Utilisation Date, no Default is continuing or might reasonably be expected to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document or any Management Agreement.

~~(vvvvvvv)~~(b)	No other event or circumstance is outstanding which constitutes a default or a termination event (however described) under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

21.14	~~20.14~~No misleading information

Any factual information provided by an Obligor for the purposes of this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

21.15	~~20.15~~Financial Statements

~~(wwwwwww)~~(a)	Its Original Financial Statements were prepared in accordance with US GAAP consistently applied unless expressly disclosed to the Facility Agent in writing to the contrary before the date of this Agreement.

~~(xxxxxxx)~~(b)	Its Original Financial Statements give a true and fair view of its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Parent Guarantor) unless expressly disclosed to the Facility Agent in writing to the contrary before the date of this Agreement.

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~~(yyyyyyy)~~(c)	There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent Guarantor) since 16 February 2021.

~~(zzzzzzz)~~(d)	Its most recent financial statements delivered pursuant to Clause ~~21.2~~  22.2 (Financial statements):

(i)	have been prepared in accordance with Clause ~~21.4~~ 22.4 (Requirements as to financial statements); and

(ii)	give a true and fair view of (if audited) or fairly represent (if unaudited) its financial condition as at the end of the relevant financial year and operations during the relevant financial year (consolidated in the case of the Parent Guarantor).

~~(aaaaaaaa)~~(e)	Since the date of the most recent financial statements delivered pursuant to Clause ~~21.2~~ 22.2 (Financial statements) there has been no material adverse change in its business, assets or financial condition (or the business or consolidated financial condition of the Group, in the case of the Parent Guarantor).

21.16	~~20.16~~Pari passu ranking

Its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.17	~~20.17~~No proceedings pending or threatened

~~(bbbbbbbb)~~(a)	No litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any other Transaction Obligor.

~~(cccccccc)~~(b)	No judgment or order of a court, arbitral tribunal or other tribunal or any order or sanction of any governmental or other regulatory body which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any other Transaction Obligor.

21.18	~~20.18~~Validity and completeness of a Shipbuilding Contract

~~(dddddddd)~~(a)	Each Shipbuilding Contract constitutes legal, valid, binding and enforceable obligations of the relevant Builder respectively.

~~(eeeeeeee)~~(b)	The copies of the Shipbuilding Contracts delivered to the Facility Agent before the date of this Agreement or the Upsize Confirmation, as the case may be, are true and complete copies.

~~(ffffffff)~~(c)	No amendments or additions to any Shipbuilding Contract have been agreed nor have any rights under any Shipbuilding Contract been waived.

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21.19	~~20.19~~No rebates etc.

There is no agreement or understanding to allow or pay any rebate, premium, inducement, commission, discount or other benefit or payment (however described) to any Borrower, any Builder or a third party in connection with the purchase by a Borrower of a Ship, other than as disclosed to the Facility Agent in writing on or before the date of this Agreement.

21.20	~~20.20~~Valuations

~~(gggggggg)~~(a)	All information supplied by it or on its behalf to an Approved Valuer for the purposes of a valuation delivered to the Facility Agent in accordance with this Agreement was true and accurate as at the date it was supplied or (if appropriate) as at the date (if any) at which it is stated to be given.

~~(hhhhhhhh)~~(b)	It has not omitted to supply any information to an Approved Valuer which, if disclosed, would adversely affect any valuation prepared by such Approved Valuer.

~~(iiiiiiii)~~(c)	There has been no change to the factual information provided pursuant to paragraph (a) above in relation to any valuation between the date such information was provided and the date of that valuation which, in either case, renders that information untrue or misleading in any material respect.

21.21	~~20.21~~No breach of laws

It has not breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

21.22	~~20.22~~No Charter

~~(jjjjjjjj)~~(a)	Except as disclosed by a Borrower to the Security Agent in writing on or before the date of this Agreement, or the Upsize Confirmation, as the case may be, no Ship is subject to any Charter other than a Permitted Charter.

~~(kkkkkkkk)~~(b)	The Initial Ship and, if applicable, the Additional Ship will be delivered to, and accepted by, the relevant Approved Charterer at the Delivery Date of that Ship.

21.23	~~20.23~~Compliance with Environmental Laws

All Environmental Laws relating to the ownership, operation and management of each Ship and the business of each Obligor (as now conducted and as reasonably anticipated to be conducted in the future) and the terms of all Environmental Approvals have been complied with.

21.24	~~20.24~~No Environmental Claim

No Environmental Claim has been made or threatened against any Obligor or any Ship which might reasonably be expected to have a Material Adverse Effect.

21.25	~~20.25~~No Environmental Incident

No Environmental Incident has occurred and no person has claimed that an Environmental Incident has occurred.

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21.26	~~20.26~~ISM and ISPS Code compliance

All requirements of the ISM Code and the ISPS Code as they relate to each Borrower, each Approved Manager and each Ship have been complied with.

21.27	~~20.27~~Taxes paid

~~(llllllll)~~(a)	It is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax.

~~(mmmmmmmm)~~(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any other member of the Group) with respect to Taxes.

21.28	~~20.28~~Financial Indebtedness

No Borrower has any Financial Indebtedness outstanding other than Permitted Financial Indebtedness

21.29	~~20.29~~Overseas companies

No Transaction Obligor has delivered particulars, whether in its name stated in the Finance Documents or any other name, of any UK Establishment to the Registrar of Companies as required under the Overseas Regulations or, if it has so registered, it has provided to the Facility Agent sufficient details to enable an accurate search against it to be undertaken by the Lenders at the Companies Registry.

21.30	~~20.30~~Good title to assets

It has good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

21.31	~~20.31~~Ownership

~~(nnnnnnnn)~~(a)	With effect on and from the relevant Delivery Date, each Borrower will be the sole legal and beneficial owner of its Ship, its Earnings and its Insurances.

~~(oooooooo)~~(b)	With effect on and from the date of its creation or intended creation, each Transaction Obligor will be the sole legal and beneficial owner of any asset that is the subject of any Transaction Security created or intended to be created by such Transaction Obligor.

~~(pppppppp)~~(c)	The constitutional documents of each Transaction Obligor do not and could not restrict or inhibit any transfer of the shares of the Borrowers on creation or enforcement of the security conferred by the Security Documents.

21.32	~~20.32~~Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 2015/848 on Insolvency Proceedings (recast)(the "Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in Greece and it has no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

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21.33	~~20.33~~Place of business

No Borrower has a place of business in any country other than Greece and its head office functions are carried out in Vassilisis Sofias 1 & Megalou Alexandrou St., Maroussi 15124, Athens Greece.

21.34	~~20.34~~No employee or pension arrangements

No Borrower has any employees or any liabilities under any pension scheme.

21.35	~~20.35~~Sanctions

~~(qqqqqqqq)~~(a)	No Transaction Obligor:

(i)	is a Restricted Person;

(ii)	is owned or controlled by or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person;

(iii)	owns or controls a Restricted Person; or

(iv)	has a Restricted Person serving as a director, officer or, to the best of its knowledge, employee.

~~(rrrrrrrr)~~(b)	No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Person nor shall they be otherwise directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

~~(ssssssss)~~(c)	In relation to each Finance Party, for the purposes of this Clause ~~26.12~~  27.12 (Sanctions), the representations under this Clause ~~20.35~~ 21.35 (Sanctions) shall only apply for the benefit of the Restricted Finance Party to the extent that this would not result in any violation of or conflict with or liability under the EU Blocking Regulation.

~~(tttttttt)~~(d)	In connection with any amendment, waiver, determination or direction relating to any part of the provisions of this Clause ~~20.35~~ 21.35 (Sanctions) of which a Lender does not have the benefit as a result of the application of paragraph (c) above, the Commitments of that Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

21.36	~~20.36~~US Tax Obligor

No Transaction Obligor is a US Tax Obligor.

21.37	~~20.1~~Anti-corruption law

~~(uuuuuuuu)~~(a)	No Obligor will directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

~~(vvvvvvvv)~~(b)	Each Obligor is:

(i)	conducting its business in compliance with applicable anti-corruption laws; and

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(ii)	maintaining policies and procedures designed to promote and achieve compliance with such law.

21.38	~~20.2~~No immunity

None of the Borrowers, nor any of their assets are entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit attachment prior to judgement, execution or other enforcement).

21.39	~~20.3~~No adverse consequences

~~(wwwwwwww)~~(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

~~(xxxxxxxx)~~(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

21.40	~~20.4~~True and completed disclosures

~~(yyyyyyyy)~~(a)	To the best of its knowledge no representation or warranty given by any party to the Finance Documents is untrue or misleading in any material respect.

~~(zzzzzzzz)~~(b)	The constitutional documents and the Transaction Documents of the Parent Guarantor and each Borrower contain all the material terms of all the agreements and arrangements between them and any member of the Group.

21.41	~~20.5~~Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

22	~~21~~Information Undertakings

22.1	~~21.1~~General

The undertakings in this Clause ~~21~~  22 (Information Undertakings) remain in force throughout the Security Period unless the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders), may otherwise permit.

22.2	~~21.2~~Financial statements

The Borrowers shall supply to the Facility Agent in sufficient copies for all the Lenders:

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~~(aaaaaaaaa)~~(a)	as soon as they become available, but in any event within 180 days after the end of each of their respective financial years, the audited consolidated financial statements of the Parent Guarantor for that financial year;

~~(bbbbbbbbb)~~(b)	as soon as the same become available, but in any event within 90 days after the end of each half of its financial year, the unaudited, consolidated management accounts (in a format approved by the Facility Agent) of the Parent Guarantor and for that financial half year; and

~~(ccccccccc)~~(c)	such other information as any Finance Party may reasonably request regarding the Ships, the Borrowers and the Parent Guarantor and the financial condition, assets and operations of the Group and/or any member of the Group; and

22.3	~~21.3~~Compliance Certificate

~~(ddddddddd)~~(a)	The Parent Guarantor shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a) or paragraph (b) of Clause ~~21.2~~  22.2 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause ~~22~~  23 (Financial Covenants) as at the date as at which those financial statements were drawn up.

~~(eeeeeeeee)~~(b)	Each Compliance Certificate shall be signed by the chief financial officer of the Parent Guarantor and, if required to be delivered with the financial statements delivered pursuant to sub-paragraph (a) of paragraph (a) of Clause ~~21.2~~ 22.2 (Financial statements).

22.4	~~21.4~~Requirements as to financial statements

~~(fffffffff)~~(a)	Each set of financial statements delivered by a Borrower pursuant to Clause ~~21.2~~  22.2 (Financial statements) shall be certified by a director of the relevant company as giving a true and fair view (if audited) or fairly representing (if unaudited) its financial condition and operations as at the date as at which those financial statements were drawn up.

~~(ggggggggg)~~(b)	The Borrowers shall procure that each set of financial statements of an Obligor delivered pursuant to Clause ~~21.2~~ 22.2 (Financial statements) is prepared using US GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Transaction Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in US GAAP, the accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) deliver to the Facility Agent:

(i)	a description of any change necessary for those financial statements to reflect the US GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and

(ii)	sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to determine whether Clause ~~22~~ 23 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

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22.5	~~21.5~~DAC6

~~(hhhhhhhhh)~~(a)	In this Clause ~~21.5~~ 22.5 (DAC6), "DAC6" means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU or any replacement legislation applicable in the United Kingdom.

~~(iiiiiiiii)~~(b)	The Borrowers shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(i)	promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Transaction Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Transaction Documents contains a hallmark as set out in Annex IV of DAC6; and

(ii)	promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made to any governmental or taxation authority by or on behalf of any member of the Group or by any adviser to such member of the Group in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

22.6	~~21.6~~Information: miscellaneous

Each Obligor shall and shall procure that each other Transaction Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests), unless such information is publicly available and accessible by the Facility Agent, save for the financial statements which are to be supplied together with the Compliance Certificate in accordance with ~~21.3~~ 22.3 (Compliance Certificate), the following:

~~(jjjjjjjjj)~~(a)	all documents dispatched by it to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched;

~~(kkkkkkkkk)~~(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings or investigations (including proceedings or investigations relating to any alleged or actual breach of the ISM Code or of the ISPS Code) which are current, threatened or pending against any member of the Group, and which might, if adversely determined, have a Material Adverse Effect;

~~(lllllllll)~~(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which might have a Material Adverse Effect;

~~(mmmmmmmmm)~~(d)	promptly, its constitutional documents where these have been amended or varied;

~~(nnnnnnnnn)~~(e)	promptly, such further information and/or documents regarding:

(i)	each Ship, goods transported on each Ship, its Earnings and its Insurances;

(ii)	the Security Assets;

(iii)	compliance of the Transaction Obligors with the terms of the Finance Documents;

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(iv)	the financial condition, business and operations of any member of the Group,

as any Finance Party (through the Facility Agent) may reasonably request; and

~~(ooooooooo)~~(f)	promptly, such further information and/or documents as any Finance Party (through the Facility Agent) may reasonably request so as to enable such Finance Party to comply with any laws applicable to it or as may be required by any regulatory authority.

22.7	~~21.7~~Notification of Default

~~(ppppppppp)~~(a)	Each Obligor shall, and shall procure that each other Transaction Obligor shall, notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

~~(qqqqqqqqq)~~(b)	Promptly upon a request by the Facility Agent, each Borrower shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.8	~~21.8~~Use of websites

~~(rrrrrrrrr)~~(a)	Each Obligor may satisfy its obligation under the Finance Documents to which it is a party to deliver any information in relation to those Lenders (the "Website Lenders") which accept this method of communication by posting this information onto an electronic website designated by the Borrowers and the Facility Agent (the "Designated Website") if:

(i)	the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the relevant Obligor and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the relevant Obligor and the Facility Agent.

If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Facility Agent shall notify the Obligors accordingly and each Obligor shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event each Obligor shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

~~(sssssssss)~~(b)	The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Obligors or any of them and the Facility Agent.

~~(ttttttttt)~~(c)	An Obligor shall promptly upon becoming aware of its occurrence notify the Facility Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

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(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	if that Obligor becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If an Obligor notifies the Facility Agent under sub-paragraph (i) or (v) of paragraph (c) above, all information to be provided by the Obligors under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

~~(uuuuuuuuu)~~(d)	Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Obligors shall comply with any such request within 10 Business Days.

22.9	~~21.9~~"Know your customer" checks

~~(vvvvvvvvv)~~(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

(iv)	any anti-money laundering or anti-terrorism financing laws and regulations applicable to a Finance Party;

obliges a Finance Party (or, in the case of sub-paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of any Finance Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by a Servicing Party (for itself or on behalf of any other Finance Party) or any Lender (for itself or, in the case of the event described in sub-paragraph (iii) above, on behalf of any prospective new Lender) in order for such Finance Party or, in the case of the event described in sub-paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

~~(wwwwwwwww)~~(b)	Each Lender shall promptly upon the request of a Servicing Party supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Servicing Party (for itself) in order for that Servicing Party to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

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23	~~22~~Financial Covenants

23.1	~~22.1~~Definitions

In this Clause ~~22~~ 23 (Financial Covenants):

"Accounting Information" means, in respect of a Compliance Date, (i) the annual audited consolidated financial statements of the Parent Guarantor or (ii) the semi-annual unaudited, consolidated in the case of the Parent Guarantor, management accounts of the Parent Guarantor and the Borrower provided by the Parent Guarantor to the Facility Agent in accordance with Clause ~~21.2~~ 22.2 (Financial statements) in relation to that Compliance Date;

"Compliance Date" means each of 30 June and 31 December of a financial year of the Parent Guarantor;

"Fleet Vessels" means, at any relevant time, together, all vessels from time to time (wholly or partly, directly or indirectly) owned by members of the Group;

"Leverage Ratio" means, at any relevant date, the ratio (expressed as a percentage) of:

(a)	the Total Net Debt; and

(b)	the aggregate Market Value of all Fleet Vessels owned or operated by the Parent Guarantor and any member of the Group and, in respect of Fleet Vessels whose owner is not wholly owned by the Parent Guarantor, at their respective percentages of ownership by the Parent Guarantor.

"Market Value Adjusted Total Assets" means, at any relevant time, the Total Assets adjusted to reflect the Market Value of all Fleet Vessels (by substituting the book value of each Fleet Vessel as specified in the relevant Accounting Information with the Market Value of that Fleet Vessel as of the relevant Compliance Date) and in respect of Fleet Vessels whose owner is not wholly owned by the Parent Guarantor, at their respective percentages of ownership by the Parent Guarantor;

"Tangible Market Adjusted Net Worth" means, at any relevant time, the amount by which the Market Value Adjusted Total Assets exceed the Total Liabilities, in each case in relation to that Compliance Date;

"TOPS Fleet Vessels" means, at any relevant time, together, all vessels from time to time, wholly owned (directly or indirectly) by members of the Group;

"Total Assets" means, at any relevant time, the aggregate value of all assets of the Group evidenced in the relevant Accounting Information for the relevant Compliance Date;

"Total Liabilities" means, at any relevant time, the aggregate value of all liabilities of the Group evidenced in the relevant Accounting Information for the relevant Compliance Date.

"Total Net Debt" means, in respect of a Compliance Date, the aggregate Financial Indebtedness of the Group (and in relation to companies which are now wholly owned by the Parent Guarantor at their respective percentages of ownership by the Parent Guarantor) as per US GAAP as at such date minus the aggregate amount of cash balances standing on such date to the credit of a bank account of a member of the Group;

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"Unencumbered Liquid Assets" means, in respect of a Compliance Date, any unrestricted cash and cash equivalent of the Parent Guarantor which is not subject to any security interest adjusted to include any cash held under any minimum liquidity requirements (including, but not limited to, any minimum liquidity amounts required to be maintained pursuant to paragraph (a) of Clause ~~22.2~~ 23.2 of this Agreement);

23.2	~~22.2~~Financial Covenants

~~(xxxxxxxxx)~~(a)	Each Borrower, on and from the Utilisation Date of the Advance under the Tranche relevant to the Ship owned by that Borrower, shall deposit and maintain at all times throughout the Security Period an amount equal to at least $500,000 ("Minimum Liquidity") in respect of each Ship in its Earnings Account, such Minimum Liquidity to remain blocked at all times throughout the Security Period.

~~(yyyyyyyyy)~~(b)	The Parent Guarantor shall ensure that, on and from the date of this Agreement, and at all times thereafter:

(i)	the Leverage Ratio shall not exceed 75 per cent.;

(ii)	the Unencumbered Liquid Assets shall not be less than $500,000 multiplied by the number of TOPS Fleet Vessels owned or operated; and

(iii)	the Tangible Market Adjusted Net Worth shall be at least equal to $60,000,000.

23.3	~~22.3~~Testing

The financial covenants set out in Clause ~~22~~  23 (Financial Covenants) shall be determined as of each Compliance Date, commencing with the Compliance Date falling on 30 June 2021 by reference to the relevant semi-annual or, as applicable, annual Accounting Information delivered pursuant to Clause ~~21.2~~ 22.2 (Financial statements) and the relevant Compliance Certificate delivered pursuant to Clause ~~21.3~~ 22.3 (Compliance Certificate).

24	~~23~~General Undertakings

24.1	~~23.1~~General

The undertakings in this Clause ~~23~~  24 (General Undertakings) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

24.2	~~23.2~~Authorisations

Each Obligor shall promptly:

~~(zzzzzzzzz)~~(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

~~(aaaaaaaaaa)~~(b)	supply certified copies to the Facility Agent of,

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any Authorisation required under any law or regulation of a Relevant Jurisdiction or the state of the Approved Flag at any time of each Ship to enable it to:

(i)	perform its obligations under the Transaction Documents to which it is a party;

(ii)	ensure the legality, validity, enforceability or admissibility in evidence in any Relevant Jurisdiction or in the state of the Approved Flag at any time of each Ship, of any Transaction Document to which it is a party; and

(iii)	own and operate each Ship (in the case of the Borrowers).

24.3	~~23.3~~Compliance with laws

Each Obligor shall, and shall procure that each other Transaction Obligor will, comply in all respects with all laws and regulations to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

24.4	~~23.4~~Environmental compliance

Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Parent Guarantor shall ensure that each member of the Group will:

~~(bbbbbbbbbb)~~(a)	comply with all Environmental Laws;

~~(cccccccccc)~~(b)	obtain, maintain and ensure compliance with all requisite Environmental Approvals;

~~(dddddddddd)~~(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

24.5	~~23.5~~Environmental Claims

Each Obligor shall, and shall procure that each other Transaction Obligor will, (through the Parent Guarantor) promptly upon becoming aware of the same, inform the Facility Agent in writing of:

~~(eeeeeeeeee)~~(a)	any Environmental Claim against any member of the Group which is current, pending or threatened; and

~~(ffffffffff)~~(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

where the claim, if determined against that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

24.6	~~23.6~~Taxation

~~(gggggggggg)~~(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, and the Parent Guarantor shall ensure that each other member of the Group will pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

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(ii)	adequate reserves are maintained for those Taxes and the costs required to contest them and both have been disclosed in its latest financial statements delivered to the Facility Agent under Clause ~~21.2~~  22.2 (Financial statements); and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

~~(hhhhhhhhhh)~~(b)	No Obligor shall change its residence for Tax purposes.

24.7	~~23.7~~Overseas companies

Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly inform the Facility Agent if it delivers to the Registrar particulars required under the Overseas Regulations of any UK Establishment and it shall comply with any directions given to it by the Facility Agent regarding the recording of any Transaction Security on the register which it is required to maintain under The Overseas Companies (Execution of Documents and Registration of Charges) Regulations 2009.

24.8	~~23.8~~No change to centre of main interests

No Obligor shall change the location of its centre of main interest (as that term is used in Article 3(1) of the Regulation) from that stated in relation to it in Clause ~~20.32~~  21.32 (Centre of main interests and establishments) and it will create no "establishment" (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

24.9	~~23.9~~Pari passu ranking

Each Obligor shall, and shall procure that each other Transaction Obligor will, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.10	~~23.10~~Title

~~(iiiiiiiiii)~~(a)	Each Borrower shall hold the legal title to, and own the entire beneficial interest in:

(i)	the Shipbuilding Contract;

(ii)	with effect on and from the Delivery Date of each Ship, its Ship, its Earnings and its Insurances; and

(iii)	with effect on and from its creation or intended creation, any other assets the subject of any Transaction Security created or intended to be created by that Borrower.

~~(jjjjjjjjjj)~~(b)	The Parent Guarantor shall hold the legal title to, and own the entire beneficial interest in with effect on and from its creation or intended creation, any assets the subject of any Transaction Security created or intended to be created by the Parent Guarantor.

24.11	~~23.11~~Negative pledge

~~(kkkkkkkkkk)~~(a)	No Borrower shall create or permit to subsist any Security over any of its assets.

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~~(llllllllll)~~(b)	No Borrower shall:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Transaction Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

~~(mmmmmmmmmm)~~(c)	Paragraphs (a) and (b) above do not apply to any Permitted Security.

24.12	~~23.12~~Disposals

~~(nnnnnnnnnn)~~(a)	No Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset (including without limitation any Ship, its Earnings or its Insurances).

~~(oooooooooo)~~(b)	Paragraph (a) above does not apply to any Charter as all Charters are subject to Clause ~~26.17~~  27.17 (Restrictions on chartering, appointment of managers etc.).

24.13	~~23.13~~Merger

No Borrower shall enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction.

24.14	~~23.14~~Change of business

No Borrower shall engage in any business other than the ownership and operation of its Ship.

24.15	~~23.15~~Financial Indebtedness

No Borrower shall incur or permit to be outstanding any Financial Indebtedness except Permitted Financial Indebtedness.

24.16	~~23.16~~Expenditure

No Borrower shall incur any expenditure, except for expenditure reasonably incurred in the ordinary course of owning, operating, maintaining, managing and repairing its Ship.

24.17	~~23.17~~Share capital

No Borrower shall:

~~(pppppppppp)~~(a)	purchase, cancel or redeem any of its shares;

~~(qqqqqqqqqq)~~(b)	increase or reduce its authorised shares;

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~~(rrrrrrrrrr)~~(c)	issue any further shares;

~~(ssssssssss)~~(d)	appoint any further director, officer or secretary of that Borrower (unless the provisions of the Shares Security applicable to that Borrower are complied with).

24.18	~~23.18~~Dividends

No Obligor shall, following the occurrence of a Event of Default which is continuing or where any of the following would result in the occurrence of an Event of Default:

~~(tttttttttt)~~(a)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its shares (or any class of its shares);

~~(uuuuuuuuuu)~~(b)	repay or distribute any dividend or share premium reserve;

~~(vvvvvvvvvv)~~(c)	pay any management, advisory or other fee to or to the order of any of its shareholders; or

~~(wwwwwwwwww)~~(d)	redeem, repurchase, defease, retire or repay any of its shares or resolve to do so.

24.19	~~23.19~~Other transactions

~~(xxxxxxxxxx)~~(a)	No Borrower shall:

(i)	be the creditor in respect of any loan or any form of credit to any person other than another Transaction Obligor and where such loan or form of credit is Permitted Financial Indebtedness;

(ii)	give or allow to be outstanding any guarantee or indemnity to or for the benefit of any person in respect of any obligation of any other person or enter into any document under which that Borrower assumes any liability of any other person other than any guarantee or indemnity given under the Finance Documents.

(iii)	enter into any joint venture.

~~(yyyyyyyyyy)~~(b)	No Borrower will:

(i)	enter into any material agreement other than:

(A)	the Transaction Documents;

(B)	any other agreement expressly allowed under any other term of this Agreement; and

(ii)	enter into any transaction on terms which are, in any respect, less favourable to that Transaction than those which it could obtain in a bargain made at arms' length; or

(iii)	acquire any shares or other securities other than US or UK Treasury bills and certificates of deposit issued by major North American or European banks.

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24.20	~~23.20~~Unlawfulness, invalidity and ranking; Security imperilled

No Obligor shall do (or fail to do) or cause or permit another person to do (or omit to do) anything which is likely to:

~~(zzzzzzzzzz)~~(a)	make it unlawful for a Transaction Obligor to perform any of its obligations under the Transaction Documents;

~~(aaaaaaaaaaa)~~(b)	cause any obligation of a Transaction Obligor under the Transaction Documents to cease to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents;

~~(bbbbbbbbbbb)~~(c)	cause any Transaction Document to cease to be in full force and effect;

~~(ccccccccccc)~~(d)	cause any Transaction Security to rank after, or lose its priority to, any other Security; and

~~(ddddddddddd)~~(e)	imperil or jeopardise the Transaction Security.

24.21	~~23.21~~Delivery Security and other documentation and evidence

If any Advance is not requested or is not for any reason made available, each Borrower shall, on or before the Delivery Date, execute and deliver the documents and evidence referred to in Part A and Part B of Schedule 2 (Conditions Precedent), with necessary modifications (if any) to reflect the non-utilisation of that Advance, in form and substance satisfactory to the Facility Agent.

24.22	~~23.22~~Further assurance

~~(eeeeeeeeeee)~~(a)	Each Obligor shall, and shall procure that each other Transaction Obligor will, promptly, and in any event within the time period specified by the Security Agent do all such acts (including procuring or arranging any registration, notarisation or authentication or the giving of any notice) or execute or procure execution of all such documents (including assignments, transfers, mortgages, charges, notices, instructions, acknowledgments, proxies and powers of attorney), as the Security Agent may specify (and in such form as the Security Agent may require in favour of the Security Agent or its nominee(s)):

(i)	to create, perfect, vest in favour of the Security Agent or protect the priority of the Security or any right of any kind created or intended to be created under or evidenced by the Finance Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of any of the Secured Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Secured Parties Security over any property and assets of that Transaction Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Finance Documents;

(iii)	to facilitate or expedite the realisation and/or sale of, the transfer of title to or the grant of, any interest in or right relating to the assets which are, or are intended to be, the subject of the Transaction Security or to exercise any power specified in any Finance Document in respect of which the Security has become enforceable; and/or

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(iv)	to enable or assist the Security Agent to enter into any transaction to commence, defend or conduct any proceedings and/or to take any other action relating to any item of the Security Property.

~~(fffffffffff)~~(b)	Each Obligor shall, and shall procure that each other Transaction Obligor will, (and the Parent Guarantor shall procure that each member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Secured Parties by or pursuant to the Finance Documents.

~~(ggggggggggg)~~(c)	At the same time as an Obligor delivers to the Security Agent any document executed by itself or another Transaction Obligor pursuant to this Clause ~~23.22~~ 24.22 (Further assurance), that Obligor shall deliver, or shall procure that such other Transaction Obligor will deliver, to the Security Agent a certificate signed by an officer of that Obligor's or Transaction Obligor's officers or which shall:

(i)	set out the text of a resolution of that Obligor's or Transaction Obligor's directors specifically authorising the execution of the document specified by the Security Agent; and

(ii)	state that either the resolution was duly passed at a meeting of the directors validly convened and held, throughout which a quorum of directors entitled to vote on the resolution was present, or that the resolution has been signed by all the directors or officers and is valid under that Obligor's or Transaction Obligor's articles of association or other constitutional documents.

25	~~24~~Insurance Undertakings

25.1	~~24.1~~General

The undertakings in this Clause ~~24~~  25 (Insurance Undertakings) remain in force from the date of, in relation to each Ship, on and from the Delivery Date of that Ship throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

25.2	~~24.2~~Maintenance of obligatory insurances

Each Borrower shall keep the Ship owned by it insured at its expense against:

~~(hhhhhhhhhhh)~~(a)	fire and usual marine risks (including hull and machinery and excess risks);

~~(iiiiiiiiiii)~~(b)	war risks (including terrorism, piracy and confiscation);

~~(jjjjjjjjjjj)~~(c)	protection and indemnity risks; and

~~(kkkkkkkkkkk)~~(d)	any other risks against which the Facility Agent acting on the instructions of the Majority Lenders considers, having regard to practices and other circumstances prevailing at the relevant time, it would be reasonable for that Borrower to insure and which are specified by the Facility Agent by notice to that Borrower.

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25.3	~~24.3~~Terms of obligatory insurances

Each Borrower shall effect such insurances:

~~(lllllllllll)~~(a)	in dollars;

~~(mmmmmmmmmmm)~~(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of:

(i)	120 per cent. of the Tranche relating to the Ship owned by it; and

(ii)	the Market Value of that Ship;

~~(nnnnnnnnnnn)~~(c)	in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and in the international marine insurance market;

~~(ooooooooooo)~~(d)	in the case of protection and indemnity risks, in respect of the full tonnage of its Ship;

~~(ppppppppppp)~~(e)	on approved terms; and

~~(qqqqqqqqqqq)~~(f)	through Approved Brokers and with approved insurance companies and/or underwriters or, in the case of war risks and protection and indemnity risks, in approved war risks and protection and indemnity risks associations.

25.4	~~24.4~~Further protections for the Finance Parties

In addition to the terms set out in Clause ~~24.3~~  25.3 (Terms of obligatory insurances), each Borrower shall procure that the obligatory insurances effected by it shall:

~~(rrrrrrrrrrr)~~(a)	subject always to paragraph (b), name that Borrower as the sole named insured unless the interest of every other named insured is limited:

(i)	in respect of any obligatory insurances for hull and machinery and war risks;

(A)	to any provable out-of-pocket expenses that it has incurred and which form part of any recoverable claim on underwriters; and

(B)	to any third party liability claims where cover for such claims is provided by the policy (and then only in respect of discharge of any claims made against it); and

(ii)	in respect of any obligatory insurances for protection and indemnity risks, to any recoveries it is entitled to make by way of reimbursement following discharge of any third party liability claims made specifically against it;

and every other named insured has undertaken in writing to the Security Agent (in such form as it requires) that any deductible shall be apportioned between that Borrower and every other named insured in proportion to the gross claims made or paid by each of them and that it shall do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances;

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~~(sssssssssss)~~(b)	whenever the Facility Agent requires, name (or be amended to name) the Security Agent as additional named insured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Agent, but without the Security Agent being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

~~(ttttttttttt)~~(c)	name the Security Agent as loss payee with such directions for payment as the Facility Agent may specify;

~~(uuuuuuuuuuu)~~(d)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Agent shall be made without set off, counterclaim or deductions or condition whatsoever;

~~(vvvvvvvvvvv)~~(e)	provide that the obligatory insurances shall be primary without right of contribution from other insurances which may be carried by the Security Agent or any other Finance Party; and

~~(wwwwwwwwwww)~~(f)	provide that the Security Agent may make proof of loss if that Borrower fails to do so.

25.5	~~24.5~~Renewal of obligatory insurances

Each Borrower shall:

~~(xxxxxxxxxxx)~~(a)	at least 7 days before the expiry of any obligatory insurance effected by it:

(i)	notify the Facility Agent of the Approved Brokers (or other insurers) and any protection and indemnity or war risks association through or with which it proposes to renew that obligatory insurance and of the proposed terms of renewal; and

(ii)	obtain the Facility Agents' approval to the matters referred to in sub-paragraph (i) above;

~~(yyyyyyyyyyy)~~(b)	at least 7 days before the expiry of any obligatory insurance, renew that obligatory insurance in accordance with the Facility Agent's approval pursuant to paragraph (a) above; and

~~(zzzzzzzzzzz)~~(c)	procure that the Approved Brokers and/or the approved war risks and protection and indemnity associations with which such a renewal is effected shall promptly after the renewal notify the Facility Agent in writing of the terms and conditions of the renewal.

25.6	~~24.6~~Copies of policies; letters of undertaking

Each Borrower shall ensure that the Approved Brokers provide the Security Agent with:

~~(aaaaaaaaaaaa)~~(a)	pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew; and

~~(bbbbbbbbbbbb)~~(b)	a letter or letters or undertaking in a form required by the Facility Agent and including undertakings by the Approved Brokers that:

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(i)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment complying with the provisions of Clause ~~24.4~~ 25.4 (Further protections for the Finance Parties);

(ii)	they will hold such policies, and the benefit of such insurances, to the order of the Security Agent in accordance with such loss payable clause;

(iii)	they will advise the Security Agent immediately of any material change to the terms of the obligatory insurances;

(iv)	they will, if they have not received notice of renewal instructions from the relevant Borrower or its agents, notify the Security Agent not less than 14 days before the expiry of the obligatory insurances;

(v)	if they receive instructions to renew the obligatory insurances, they will promptly notify the Facility Agent of the terms of the instructions;

(vi)	they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by that Borrower under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies, or any sums received under them, which they might have in respect of such premiums or other amounts and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts; and

(vii)	they will arrange for a separate policy to be issued in respect of the Ship owned by that Borrower forthwith upon being so requested by the Facility Agent.

25.7	~~24.7~~Copies of certificates of entry

Each Borrower shall ensure that any protection and indemnity and/or war risks associations in which the Ship owned by it is entered provide the Security Agent with:

~~(cccccccccccc)~~(a)	a certified copy of the certificate of entry for that Ship;

~~(dddddddddddd)~~(b)	a letter or letters of undertaking in such form as may be required by the Facility Agent acting on the instructions of Majority Lenders; and

~~(eeeeeeeeeeee)~~(c)	a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant certifying authority in relation to that Ship.

25.8	~~24.8~~Deposit of original policies

Each Borrower shall ensure that all policies relating to obligatory insurances effected by it are deposited with the Approved Brokers through which the insurances are effected or renewed.

25.9	~~24.9~~Payment of premiums

Each Borrower shall punctually pay all premiums or other sums payable in respect of the obligatory insurances effected by it and produce all relevant receipts when so required by the Facility Agent or the Security Agent.

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25.10	~~24.10~~Guarantees

Each Borrower shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

25.11	~~24.11~~Compliance with terms of insurances

~~(ffffffffffff)~~(a)	No Borrower shall do or omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable under an obligatory insurance repayable in whole or in part.

~~(gggggggggggg)~~(b)	Without limiting paragraph (a) above, each Borrower shall:

(i)	take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in sub-paragraph (iii) of paragraph (b) of Clause ~~24.6~~  25.6 (Copies of policies; letters of undertaking)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(ii)	not make any changes relating to the classification or classification society or manager or operator of the Ship owned by it approved by the underwriters of the obligatory insurances;

(iii)	make (and promptly supply copies to the Facility Agent of) all quarterly or other voyage declarations which may be required by the protection and indemnity risks association in which the Ship owned by it is entered to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(iv)	not employ the Ship owned by it, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

25.12	~~24.12~~Alteration to terms of insurances

No Borrower shall make or agree to any alteration to the terms of any obligatory insurance or waive any right relating to any obligatory insurance.

25.13	~~24.13~~Settlement of claims

Each Borrower shall:

~~(hhhhhhhhhhhh)~~(a)	not settle, compromise or abandon any claim under any obligatory insurance for Total Loss or for a Major Casualty; and

~~(iiiiiiiiiiii)~~(b)	do all things necessary and provide all documents, evidence and information to enable the Security Agent to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

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25.14	~~24.14~~Provision of copies of communications

Each Borrower shall provide the Security Agent, at the time of each such communication, with copies of all written communications between that Borrower and:

~~(jjjjjjjjjjjj)~~(a)	the Approved Brokers;

~~(kkkkkkkkkkkk)~~(b)	the approved protection and indemnity and/or war risks associations; and

~~(llllllllllll)~~(c)	the approved insurance companies and/or underwriters,

which relate directly or indirectly to:

(i)	that Borrower's obligations relating to the obligatory insurances including, without limitation, all requisite declarations and payments of additional premiums or calls; and

(ii)	any credit arrangements made between that Borrower and any of the persons referred to in paragraphs (a) or (b) ~~aboborrve~~ above relating wholly or partly to the effecting or maintenance of the obligatory insurances.

25.15	~~24.15~~Provision of information

Each Borrower shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests for the purpose of:

~~(mmmmmmmmmmmm)~~(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

~~(nnnnnnnnnnnn)~~(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause ~~24.16~~  25.16 (Mortgagee's interest and additional perils insurances) or dealing with or considering any matters relating to any such insurances, and the Borrowers shall, forthwith upon demand, indemnify the Security Agent in respect of all fees and other expenses incurred by or for the account of the Security Agent in connection with any such report as is referred to in paragraph (a) above.

25.16	~~24.16~~Mortgagee's interest and additional perils insurances

~~(oooooooooooo)~~(a)	The Security Agent shall be entitled from time to time to effect, maintain and renew a mortgagee's interest marine insurance and a mortgagee's interest additional perils insurance in such amounts, on such terms, through such insurers and generally in such manner as the Security Agent acting on the instructions of the Majority Lenders may from time to time consider appropriate.

~~(pppppppppppp)~~(b)	The Borrowers shall upon demand fully indemnify the Security Agent in respect of all premiums and other expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any insurance referred to in paragraph (a) above or dealing with, or considering, any matter arising out of any such insurance.

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26	~~25~~Shipbuilding Contracts

26.1	~~25.1~~General

The undertakings in this Clause ~~25~~  26 (Shipbuilding Contracts) remain in force throughout the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit.

26.2	~~25.2~~Performance of Shipbuilding Contracts

Each Borrower shall:

~~(qqqqqqqqqqqq)~~(a)	observe and perform all its obligations and meet all its liabilities under or in connection with each Shipbuilding Contract;

~~(rrrrrrrrrrrr)~~(b)	use its best endeavours to ensure performance and observance by the other parties of their obligations and liabilities under each Shipbuilding Contract; and

~~(ssssssssssss)~~(c)	take any action, or refrain from taking any action, which the Facility Agent may specify in connection with any breach, or possible future breach, of a Shipbuilding Contract by that Borrower or any other party or with any other matter which arises or may later arise out of or in connection with a Shipbuilding Contract.

26.3	~~25.3~~No variation, release etc. of Shipbuilding Contracts

No Borrower shall, whether by a document, by conduct, by acquiescence or in any other way:

~~(tttttttttttt)~~(a)	vary any Shipbuilding Contract;

~~(uuuuuuuuuuuu)~~(b)	release, waive, suspend, subordinate or permit to be lost or impaired any interest or right of any kind which that Borrower has at any time to, in or in connection with each of the Shipbuilding Contracts or in relation to any matter arising out of or in connection with any Shipbuilding Contract;

~~(vvvvvvvvvvvv)~~(c)	waive any person's breach of any Shipbuilding Contract; or

~~(wwwwwwwwwwww)~~(d)	rescind or terminate any Shipbuilding Contract or treat itself as discharged or relieved from further performance of any of its obligations or liabilities under a Shipbuilding Contract.

26.4	~~25.4~~Action to protect validity of Shipbuilding Contracts

Each Borrower shall use its best endeavours to ensure that all interests and rights conferred by each Shipbuilding Contract remain valid and enforceable in all respects and retain the priority which they were intended to have.

26.5	~~25.5~~No assignment etc. of Shipbuilding Contracts

Save as permitted by the Finance Documents, no Borrower shall assign, novate, transfer or dispose of any of its rights or obligations under either Shipbuilding Contract.

26.6	~~25.6~~Provision of information relating to Shipbuilding Contracts

Without prejudice to Clause ~~21.6~~  22.6 (Information: miscellaneous) each Borrower shall:

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~~(xxxxxxxxxxxx)~~(a)	immediately inform the Facility Agent if any breach of any Shipbuilding Contract occurs or a serious risk of such a breach arises and of any other event or matter affecting a Shipbuilding Contract which has or is reasonably likely to have a Material Adverse Effect;

~~(yyyyyyyyyyyy)~~(b)	provide the Facility Agent, promptly after service, with copies of all notices served on or by that Borrower under or in connection with any Shipbuilding Contract; and

~~(zzzzzzzzzzzz)~~(c)	provide the Facility Agent with any information which it requests about any interest or right of any kind which that Borrower has at any time to, in or in connection with, each of the Shipbuilding Contracts or in relation to any matter arising out of or in connection with any Shipbuilding Contract including the progress of the construction of Ship C.

26.7	~~25.7~~Shipbuilding Insurance

Each Borrower shall ensure that at all times during construction, the Ship to be delivered to it is insured in accordance with the provisions of the relevant Shipbuilding Contract.

27	~~26~~General Ship Undertakings

27.1	~~26.1~~General

The undertakings in this Clause ~~26~~  27 (General Ship Undertakings) remain in force on and from the date of this Agreement and throughout the rest of the Security Period except as the Facility Agent, acting with the authorisation of the Majority Lenders (or, where specified, all the Lenders) may otherwise permit (and in the case of paragraph (d) of Clause ~~26.2~~ 27.2 (Ships' names and registration) and sub-paragraph (iv) of paragraph (a) ~~26.17(a)of~~  27.17(a)of Clause ~~26.17~~ 27.17 (Restrictions on chartering, appointment of managers etc.) such authorisation shall not be unreasonably withheld).

27.2	~~26.2~~Ships' names and registration

Each Borrower shall, in respect of the Ship owned by it:

~~(aaaaaaaaaaaaa)~~(a)	keep that Ship registered in its name under the Approved Flag from time to time at its port of registration;

~~(bbbbbbbbbbbbb)~~(b)	not do or allow to be done anything as a result of which such registration might be suspended, cancelled or imperilled;

~~(ccccccccccccc)~~(c)	not enter into any dual flagging arrangement in respect of that Ship; and

~~(ddddddddddddd)~~(d)	not change the name of that Ship,

provided that any change of flag of a Ship shall be subject to:

(i)	that Ship remaining subject to Security securing the Secured Liabilities created by a first priority or preferred ship mortgage on that Ship and, if appropriate, a first priority deed of covenant collateral to that mortgage (or equivalent first priority Security) on substantially the same terms as the Mortgage on that Ship and any related Deed of Covenant, as applicable and on such other terms and in such other form as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require; and

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(ii)	the execution of such other documentation amending and supplementing the Finance Documents as the Facility Agent, acting with the authorisation of the Majority Lenders, shall approve or require.

27.3	~~26.3~~Repair and classification

Each Borrower shall keep the Ship owned by it in a good, seaworthy and safe condition and state of repair:

~~(eeeeeeeeeeeee)~~(a)	consistent with first class ship ownership and management practice; and

~~(fffffffffffff)~~(b)	so as to maintain the Approved Classification free of overdue recommendations and conditions.

27.4	~~26.4~~Classification society undertaking

Each Borrower shall, in respect of the Ship owned by it, instruct the relevant Approved Classification Society (and procure that the Approved Classification Society undertakes with the Security Agent):

~~(ggggggggggggg)~~(a)	to send to the Security Agent, following receipt of a written request from the Security Agent, certified true copies of all original class records held by the Approved Classification Society in relation to that Ship;

~~(hhhhhhhhhhhhh)~~(b)	to allow the Security Agent (or its agents), at any time and from time to time, to inspect the original class and related records of that Borrower and that Ship at the offices of the Approved Classification Society and to take copies of them;

~~(iiiiiiiiiiiii)~~(c)	to notify the Security Agent immediately in writing if the Approved Classification Society:

(i)	receives notification from that Borrower or any person that that Ship's Approved Classification Society is to be changed; or

(ii)	becomes aware of any facts or matters which may result in or have resulted in a change, suspension, discontinuance, withdrawal or expiry of that Ship's class under the rules or terms and conditions of that Borrower or that Ship's membership of the Approved Classification Society;

~~(jjjjjjjjjjjjj)~~(d)	following receipt of a written request from the Security Agent:

(i)	to confirm that that Borrower is not in default of any of its contractual obligations or liabilities to the Approved Classification Society, including confirmation that it has paid in full all fees or other charges due and payable to the Approved Classification Society; or

(ii)	to confirm that that Borrower is in default of any of its contractual obligations or liabilities to the Approved Classification Society, to specify to the Security Agent in reasonable detail the facts and circumstances of such default, the consequences of such default, and any remedy period agreed or allowed by the Approved Classification Society.

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27.5	~~26.5~~Modifications

No Borrower shall make any modification or repairs to, or replacement of, any Ship or equipment installed on it which would or might materially alter the structure, type or performance characteristics of that Ship or materially reduce its value.

27.6	~~26.6~~Removal and installation of parts

~~(kkkkkkkkkkkkk)~~(a)	Subject to paragraph (b) below, no Borrower shall remove any part of any Ship, or any item of equipment installed on any Ship which would materially reduce that Ship's value unless:

(i)	the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed;

(ii)	the replacement part or item is free from any Security in favour of any person other than the Security Agent; and

(iii)	the replacement part or item becomes, on installation on that Ship, the property of that Borrower and subject to the security constituted by the Mortgage on that Ship and any related Deed of Covenant.

~~(lllllllllllll)~~(b)	A Borrower may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship (including without limitation, its structure or fabric) owned by that Borrower.

27.7	~~26.7~~Surveys

Each Borrower shall submit the Ship owned by it regularly to all periodic or other surveys which may be required for classification purposes and, if so required by the Facility Agent acting on the instructions of the Majority Lenders, provide the Facility Agent, with copies of all survey reports.

27.8	~~26.8~~Inspection

Each Borrower shall permit the Facility Agent (acting through surveyors or other persons appointed by it for that purpose) and shall procure that each charterer permits to board the Ship owned by it at all reasonable times, after prior written notice and without interfering with that Ship's operation and trade, to inspect its condition (unless an Event of Default has occurred and is continuing, in which case, the Facility Agent shall be entitled to inspect any Ship irrespective of whether such inspection would interfere with the trading and operation of that Ship) or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, Provided that no Event of Default has occurred and is continuing at the relevant time, the Borrower shall not be obliged to pay any fees and expenses in respect of more than one inspection of each Ship in each calendar year.

27.9	~~26.9~~Prevention of and release from arrest

~~(mmmmmmmmmmmmm)~~(a)	Each Borrower shall, in respect of the Ship owned by it, promptly discharge:

(i)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against that Ship, its Earnings or its Insurances;

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(ii)	all Taxes, dues and other amounts charged in respect of that Ship, its Earnings or its Insurances; and

(iii)	all other outgoings whatsoever in respect of that Ship, its Earnings or its Insurances.

~~(nnnnnnnnnnnnn)~~(b)	Each Borrower shall immediately upon receiving notice of the arrest of the Ship owned by it or of its detention in exercise or purported exercise of any lien or claim, take all steps necessary to procure its release by providing bail or otherwise as the circumstances may require.

27.10	~~26.10~~Compliance with laws etc.

Each Borrower shall:

~~(ooooooooooooo)~~(a)	comply, or procure compliance with all laws or regulations:

(i)	relating to its business generally; and

(ii)	relating to the Ship owned by it, its ownership, employment, operation, management and registration,

including, but not limited to, the ISM Code, the ISPS Code, all Environmental Laws, all Sanctions and the laws of the Approved Flag;

~~(ppppppppppppp)~~(b)	obtain, comply with and do all that is necessary to maintain in full force and effect any Environmental Approvals; and

~~(qqqqqqqqqqqqq)~~(c)	without limiting paragraph (a) above, not employ the Ship owned by it nor allow its employment, operation or management in any manner contrary to any law or regulation including but not limited to the ISM Code, the ISPS Code, all Environmental Laws and Sanctions (or which would be contrary to Sanctions if Sanctions were binding on each Transaction Obligor).

27.11	~~26.11~~ISPS Code

Without limiting paragraph (a) of Clause ~~26.10~~  27.10 (Compliance with laws etc.), each Borrower shall:

~~(rrrrrrrrrrrrr)~~(a)	procure that the Ship owned by it and the company responsible for that Ship's compliance with the ISPS Code comply with the ISPS Code; and

~~(sssssssssssss)~~(b)	maintain an ISSC for that Ship; and

~~(ttttttttttttt)~~(c)	notify the Facility Agent immediately in writing of any actual or threatened withdrawal, suspension, cancellation or modification of the ISSC.

27.12	~~26.12~~Sanctions

~~(uuuuuuuuuuuuu)~~(a)	Each Obligor undertakes that it shall, and shall procure that each member of the Group will, comply with all Sanctions.

~~(vvvvvvvvvvvvv)~~(b)	No Obligor shall, and each Obligor shall procure that no member of the Group shall, become a Restricted Person or act on behalf of, or as an agent of, a Restricted Person to the extent this would lead to non-compliance by it or any other Party with any applicable Sanctions.

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~~(wwwwwwwwwwwww)~~(c)	No Obligor shall, and each Obligor shall procure that no other member of the Group shall, use, lend, contribute or otherwise make available any proceeds of the Loan or other transaction contemplated by this Agreement directly or indirectly for the purpose of financing any trade, business or other activities with any Restricted Person to the extent, in each case, such use, lending, contributing or otherwise making available such proceeds would lead to non-compliance by it or any other Party with any applicable Sanctions.

~~(xxxxxxxxxxxxx)~~(d)	Each Obligor shall, and shall procure that each member of the Group will, to the extent permitted by law, promptly upon becoming aware of them supply to the Facility Agent details of any claim, action, suit, proceedings or investigation against it with respect to Sanctions by any Sanctions Authority.

~~(yyyyyyyyyyyyy)~~(e)	No Obligor shall, and each Obligor shall procure that each member of the Group shall, procure that no proceeds from any activity or dealing with a Restricted Person are credited to any bank account held with any Finance Party or any Affiliate of a Finance Party to the extent crediting such bank account would lead to non-compliance by it, any Finance Party or any Affiliate of a Finance Party with any applicable Sanctions.

~~(zzzzzzzzzzzzz)~~(f)	No Obligor shall, and each Obligor shall procure that no member of the Group will, use any revenue or benefit derived from any activity or dealing with a Restricted Person in discharging any obligation due or owing to the Finance Parties to the extent such use would lead to non-compliance by it or any other Party with any applicable Sanctions.

~~(aaaaaaaaaaaaaa)~~(g)	In relation to each Finance Party, which notifies the Facility Agent in writing that it is a "Restricted Finance Party", for the purpose of Clause ~~23.3~~ 24.3 (Compliance with laws), ~~20.35~~  21.35 (Sanctions), ~~26.10~~  27.10 (Compliance with laws etc.) and ~~26.13~~  27.13 (Sanctions and Ship trading), the undertakings under each such Clause shall only apply for the benefit of the Restricted Finance Party to the extent that this would not result in any violation of or conflict with or liability under the EU Blocking Regulation.

~~(bbbbbbbbbbbbbb)~~(h)	In connection with any amendment, waiver, determination or direction relating to any part of the provisions of this Clause ~~26.12~~ 27.12 (Sanctions) of which a Lender does not have the benefit as a result of the application of paragraph (g) above, the Commitments of that Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination or direction by the Majority Lenders has been made.

27.13	~~26.13~~Sanctions and Ship Trading

Without limiting Clause ~~26.10~~  27.10 (Compliance with laws etc.), each Borrower shall procure:

~~(cccccccccccccc)~~(a)	that the Ship owned by it shall not be used by or for the benefit of a Restricted Person;

~~(dddddddddddddd)~~(b)	that such Ship shall not be used in trading in any manner contrary to Sanctions (or which could be contrary to Sanctions if Sanctions were binding on each Transaction Obligor);

~~(eeeeeeeeeeeeee)~~(c)	that such Ship shall not be traded in any manner which would trigger the operation of any sanctions limitation or exclusion clause (or similar) in the Insurances; and

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~~(ffffffffffffff)~~(d)	that each charterparty in respect of that Ship shall contain, for the benefit of that Borrower, language which gives effect to the provisions of paragraph (c) of Clause ~~26.10~~  27.10 (Compliance with laws etc.) as regards Sanctions and of this Clause ~~26.12~~ 27.12 (Sanctions and Ship trading) and which permits refusal of employment or voyage orders if compliance would result in a breach of Sanctions (or which would result in a breach of Sanctions if Sanctions were binding on each Transaction Obligor).

27.14	~~26.14~~Trading in war zones or excluded areas

No Borrower shall cause or permit any Ship to enter or trade to any zone which is declared a war zone by any government or by that Ship's war risks insurers or which is otherwise excluded from the scope of coverage of the obligatory insurances unless that Borrower has (at its expense) effected any special, additional or modified insurance cover which the Security Agent acting on the instructions of the Majority Lenders may require.

27.15	~~26.15~~Provision of information

Without prejudice to Clause ~~21.6~~  22.6 (Information: miscellaneous) each Borrower shall, in respect of the Ship owned by it, promptly provide the Facility Agent with any information which it requests regarding:

~~(gggggggggggggg)~~(a)	that Ship, its employment, position and engagements;

~~(hhhhhhhhhhhhhh)~~(b)	the Earnings and payments and amounts due to its master and crew;

~~(iiiiiiiiiiiiii)~~(c)	any expenditure incurred, or likely to be incurred, in connection with the operation, maintenance or repair of that Ship and any payments made by it in respect of that Ship;

~~(jjjjjjjjjjjjjj)~~(d)	any towages and salvages; and

~~(kkkkkkkkkkkkkk)~~(e)	its compliance, the Approved Manager's compliance and the compliance of that Ship with the ISM Code and the ISPS Code,

and, upon the Facility Agent's request, promptly provide copies of any current Charter relating to that Ship, of any current guarantee of any such Charter, the Ship's Safety Management Certificate and any relevant Document of Compliance.

27.16	~~26.16~~Notification of certain events

Each Borrower shall, in respect of the Ship owned by it, immediately notify the Facility Agent by fax, confirmed forthwith by letter, of:

~~(llllllllllllll)~~(a)	any casualty to that Ship which is or is likely to be or to become a Major Casualty;

~~(mmmmmmmmmmmmmm)~~(b)	any occurrence as a result of which that Ship has become or is, by the passing of time or otherwise, likely to become a Total Loss;

~~(nnnnnnnnnnnnnn)~~(c)	any requisition of that Ship for hire;

~~(oooooooooooooo)~~(d)	any requirement or recommendation made in relation to that Ship by any insurer or classification society or by any competent authority which is not immediately complied with;

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~~(pppppppppppppp)~~(e)	any arrest or detention of that Ship or any exercise or purported exercise of any lien on that Ship or the Earnings;

~~(qqqqqqqqqqqqqq)~~(f)	any intended dry docking of that Ship;

~~(rrrrrrrrrrrrrr)~~(g)	any Environmental Claim made against that Borrower or in connection with that Ship, or any Environmental Incident;

~~(ssssssssssssss)~~(h)	any claim for breach of the ISM Code or the ISPS Code being made against that Borrower, an Approved Manager or otherwise in connection with that Ship; or

~~(tttttttttttttt)~~(i)	any other matter, event or incident, actual or threatened, the effect of which will or could lead to the ISM Code or the ISPS Code not being complied with,

and each Borrower shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require as to that Borrower's, any such Approved Manager's or any other person's response to any of those events or matters.

27.17	~~26.17~~Restrictions on chartering, appointment of managers etc.

~~(uuuuuuuuuuuuuu)~~(a)	No Borrower shall, in relation to the Ship owned by it:

(i)	let that Ship on demise charter for any period;

(ii)	enter into any time, voyage or consecutive voyage charter in respect of that Ship other than a Permitted Charter;

(iii)	make material amendments or supplements to a Management Agreement or terminate a Management Agreement;

(iv)	appoint a manager of that Ship other than the Approved Commercial Manager and the Approved Technical Manager or agree to any material alteration to the terms of an Approved Manager's appointment;

(v)	de activate or lay up that Ship; or

(vi)	put that Ship into the possession of any person for the purpose of work being done upon it in an amount exceeding or likely to exceed $1,000,000 (or the equivalent in any other currency) unless that person has first given to the Security Agent and in terms satisfactory to it a written undertaking not to exercise any lien on that Ship or its Earnings for the cost of such work or for any other reason.

~~(vvvvvvvvvvvvvv)~~(b)	For the purposes of sub-paragraph (iii) and (iv) of paragraph (a) of this Clause ~~26.17~~  27.17 (Restrictions on chartering, appointment of managers etc.), "material amendments or supplements" and "material alteration" shall include, without limitation, a change to (i) the management fee, (ii) the parties to the management agreement, (iii) the duration, the scope of the services provided under the Management Agreement and the terms of its termination and (iv) the governing law and jurisdiction provision.

27.18	~~26.18~~Notice of Mortgage

Each Borrower shall keep the relevant Mortgage registered against the Ship owned by it as a valid first preferred or, as the case may be, priority mortgage, carry on board that Ship a certified copy of the relevant Mortgage and place and maintain in a conspicuous place in the navigation room and the master's cabin of that Ship a framed printed notice stating that that Ship is mortgaged by that Borrower to the Security Agent.

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27.19	~~26.19~~Sharing of Earnings

No Borrower may enter into any agreement or arrangement for the sharing of any Earnings other than any agreement or arrangement for the sharing of any Earnings with an Approved Charterer in relation to a Charter containing a profit-sharing element Provided that if an Initial Charter or Replacement Charter contains a profit-sharing element, the minimum gross daily charter hire payable to the relevant Borrower after such profit-sharing arrangement shall be at least equal to $29,000 (calculated as an average rate throughout the term of the charter).

27.20	~~26.20~~Poseidon Principles

Each Borrower shall, upon the request of any Lender and at the cost of the Borrowers on or before 31st July in each calendar year, supply or procure the supply to the Facility Agent and such Lender of all information necessary in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with Regulation 22A of Annex VI and any Statement of Compliance, in each case relating to the Ship owned by it for the preceding calendar year provided always that no Lender shall publicly disclose such information with the identity of a Ship without the prior written consent of the Borrower owning that Ship. For the avoidance of doubt, such information shall be "Confidential Information" for the purposes of Clause ~~47~~ 48 (Confidential Information) but the Borrowers acknowledge that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the relevant Lender's portfolio climate alignment.

27.21	~~26.21~~Inventory of Hazardous Materials

Each Borrower shall procure that the Ship owned by it has, from the its Delivery Date or, the relevant Utilisation Date of that Ship, obtained an Inventory of Hazardous Materials, in respect of such Ship which shall be maintained until the Loan has been fully repaid.

27.22	~~26.22~~Dismantling of Ships

If a Ship or another vessel owned by a member of the Group is sold for scrapping, the Obligors shall use reasonable endeavours to act in line with the spirit of the Responsible Ship Recycling Standards and applicable standards, industry guidelines and its underlying principles to ensure that such dismantling is effected in a safe, sustainable and socially and environmentally responsible manner in accordance with the provisions of The Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships, 2009 or the EU Ship Recycling.

27.23	~~26.23~~Charterparty Assignment

If, subject to Clause ~~26.17~~  27.17 (Restrictions on chartering, appointment of managers etc.), a Borrower enters into an Assignable Charter, it shall promptly after the date of such Assignable Charter:

~~(wwwwwwwwwwwwww)~~(a)	enter into a Charterparty Assignment and the assignment contemplated thereunder shall be notified to, acknowledged by, the relevant charterer and any charter guarantor in accordance with the terms of such Charterparty Assignment; and

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~~(xxxxxxxxxxxxxx)~~(b)	if such Assignable Charter is a bareboat or demise charter, shall additionally procure that the relevant charterer, in a form acceptable to the Facility Agent:

(i)	assigns in favour of the Security Agent (inter alia) all its rights, title and interest in and to the Insurances in respect of the relevant Ship; and

(ii)	undertakes to the Security Agent to comply with all the undertakings of the relevant Borrower with regard to the employment, insurances, operation, repairs and maintenance of the relevant Ship contained in this Agreement, the relevant Mortgage and the relevant General Assignment, and, in each case, shall additionally deliver to the Facility Agent such other documents equivalent to those referred to at paragraphs 1.1, 1.2, 1.3, 5 of Part A (Conditions Precedent) as the Lender may require.

27.24	~~26.24~~Notification of compliance

Each Borrower shall promptly provide the Facility Agent from time to time with evidence (in such form as the Facility Agent requires) that it is complying with this Clause ~~26~~  27 (General Ship Undertakings).

28	~~27~~Security Cover

28.1	~~27.1~~Minimum required security cover

Clause ~~27.2~~ 28.2 (Provision of additional security; prepayment) applies if, at any relevant time the Facility Agent notifies the Borrowers that:

(i)	the aggregate Market Value of the Ships then subject to a Mortgage; plus

(ii)	the net realisable value of additional Security previously provided under this Clause ~~27~~ 28 (Security Cover),

is below 125 per cent. of the aggregate of any Loan and the Hedge Close Out Liabilities.

28.2	~~27.2~~Provision of additional security; prepayment

~~(yyyyyyyyyyyyyy)~~(a)	If the Facility Agent serves a notice on the Borrowers under Clause ~~27.1~~  28.1 (Minimum required security cover), the Borrowers shall, on or before the date falling one Month after the date (the "Prepayment Date") on which the Facility Agent's notice is served, prepay such part of the Loan as shall eliminate the shortfall.

~~(zzzzzzzzzzzzzz)~~(b)	A Borrower may, instead of making a prepayment as described in paragraph (a) above, provide, or ensure that a third party has provided, additional security which, in the opinion of the Facility Agent acting on the instructions of the Majority Lenders:

(i)	has a net realisable value at least equal to the shortfall; and

(ii)	is documented in such terms as the Facility Agent may approve or require,

before the Prepayment Date; and conditional upon such security being provided in such manner, it shall satisfy such prepayment obligation.

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28.3	~~27.3~~Value of additional vessel security

The net realisable value of any additional security which is provided under Clause ~~27.2~~ 28.2 (Provision of additional security; prepayment) and which consists of Security over a vessel shall be the Market Value of the vessel concerned.

28.4	~~27.4~~Valuations binding

Any valuation under this Clause ~~27~~  28 (Security Cover) shall be binding and conclusive as regards each Borrower.

28.5	~~27.5~~Provision of information

~~(aaaaaaaaaaaaaaa)~~(a)	Each Borrower shall promptly provide the Facility Agent and any shipbroker acting under this Clause ~~27~~ 28 (Security Cover) with any information which the Facility Agent or the shipbroker may request for the purposes of the valuation.

~~(bbbbbbbbbbbbbbb)~~(b)	If a Borrower fails to provide the information referred to in paragraph (a) above by the date specified in the request, the valuation may be made on any basis and assumptions which the shipbroker or the Facility Agent considers prudent.

28.6	~~27.6~~Prepayment mechanism

Any prepayment pursuant to Clause ~~27.2~~  28.2 (Provision of additional security; prepayment) shall be made in accordance with the relevant provisions of Clause 7 (Prepayment and Cancellation) and shall be treated as a voluntary prepayment pursuant to Clause 7.3 (Voluntary prepayment of Loan) but ignoring any restriction as to prepayments being made on the last day of the Interest Period.

28.7	~~27.7~~Provision of valuations

~~(ccccccccccccccc)~~(a)	The Borrowers shall provide two valuations of each Ship, Fleet Vessel or any other vessel over which additional Security has been provided pursuant to Clause ~~27.2~~ 28.2 (Provision of additional security; prepayment), each addressed to the Facility Agent and prepared by an Approved Valuer selected and appointed by the Borrowers (unless the Borrowers fail to appoint one or both Approved Valuers within 14 days after the Facility Agent's request, in which case the Facility Agent will select and appoint such Approved Valuer(s)), to enable the Facility Agent to determine the Market Value of each Ship or other vessel.

~~(ddddddddddddddd)~~(b)	The Market Value of each Ship or other vessel shall be the arithmetic mean of two valuations, each prepared by an Approved Valuer selected and appointed by the Borrowers Provided that if the two valuations differ by an amount greater than 15 per cent. of the lower valuation a third valuation shall be prepared by one Approved Valuer selected and appointed by the Facility Agent and the Market Value of that Ship, or other vessel shall be the arithmetic mean of the three valuations obtained.

~~(eeeeeeeeeeeeeee)~~(c)	The Borrowers shall provide the valuations referred to in paragraph (a) of this Clause ~~27.7~~  28.7 (Provision of valuations):

(i)	in relation to each Utilisation for the purposes determining the Initial Market Value of a Ship;

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(ii)	during the period commencing on the date of this Agreement and at any time thereafter, on each Testing Date;

(iii)	at any other time requested by the Agent (acting on the instructions of the Majority Lenders),

~~(fffffffffffffff)~~(d)	Without prejudice to the generality of the obligations of the Obligors under Clause ~~16~~ 17 (Costs and Expenses), the Obligors shall, on demand, pay to the Facility Agent the amount of the fees and expenses of the Approved Valuers or experts instructed by the Borrowers and/or the Facility Agent under sub-paragraphs (i), (ii) of paragraph (c) above Provided that so long as no Event of Default has occurred and is continuing the Borrowers shall not be obliged to pay any such fees and expenses in respect of more than two valuations of each Ship in any calendar year (in addition to the set of valuations required to determine the Initial Market Value of each Ship for the purposes of the relevant Utilisation Date) and, in this case, the cost of any additional valuations required by the Facility Agent pursuant to sub-paragraph (iii) above shall be borne by the Facility Agent.

29	~~28~~Accounts, application of Earnings and Hedge Receipts

29.1	~~28.1~~Accounts

No Borrower may, without the prior consent of the Facility Agent, maintain any bank account other than its Earnings Account and the Retention Account.

29.2	~~28.2~~Payment and application of Earnings

~~(ggggggggggggggg)~~(a)	Each Borrower shall ensure that:

(i)	subject only to the provisions of the General Assignment to which it is a party, all the Earnings in respect of the Ship owned by it are paid in to its Earnings Account; and

(ii)	all Hedge Receipts are paid in to its Earnings Account.

~~(hhhhhhhhhhhhhhh)~~(b)	Each Borrower undertakes with the Lenders that any funds from time to time credited to, or standing to the credit of, its Earnings Account shall, unless and until an Event of Default shall have occurred and is continuing (whereupon the provisions of Clause ~~33.28~~  34.28 shall apply), be available for application in the following manner:

(i)	in or towards making payments of all amounts due and payable by the Borrowers under this Agreement and any Hedging Agreement (other than payments of principal and interest pursuant to Clauses 6.1 (Repayment of Loan), ~~8.2~~ 9.4 (Payment of Interest) and ~~8.3~~  9.5 (Default Interest));

(ii)	in or towards making the transfers to the Retention Account required pursuant to Clause ~~28.3~~  29.3 (Monthly retentions); and

(iii)	any surplus shall be released to the Borrowers Provided that no Event of Default has occurred and is continuing or will result from release.

29.3	~~28.3~~Monthly retentions

The Borrowers shall ensure that, in each calendar month following the first Utilisation Date, on such dates as the Facility Agent may from time to time specify, there is transferred to the Retention Account out of the aggregate Earnings received by the Borrowers in their respective Earnings Accounts during the preceding calendar month:

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~~(iiiiiiiiiiiiiii)~~(a)	one-third of the amount of any Repayment Instalment falling due under Clause 6.1 (Repayment of Loan) on the next Repayment Date; and

~~(jjjjjjjjjjjjjjj)~~(b)	the relevant fraction of the aggregate amount of interest on the Loan which is payable under this Agreement in respect of any Interest Period then current, reduced by the amount of any corresponding payment from a Hedge Counterparty due to any Borrower under any Hedging Agreement; and

~~(kkkkkkkkkkkkkkk)~~(c)	the relevant fraction of the aggregated net amount which is payable by any Borrower to any Hedge Counterparty under any Hedging Agreement on the next due date for payment of such amount under the relevant Hedging Agreement.

The "relevant fraction" is a fraction of which:

(i)	the numerator is one; and

(ii)	the denominator is:

(A)	the number of months comprised in the relevant then current Interest Period; or

(B)	if the period is shorter, the number of months from the later of the commencement of the relevant current Interest Period or the last due date for payment of interest on the Loan or the relevant part of the Loan to the next due date for payment of interest on the Loan or the relevant part of the Loan under this Agreement.

29.4	~~28.4~~Shortfall in Earnings

~~(lllllllllllllll)~~(a)	If the aggregate of the credit balance on each Earnings Account is insufficient in any calendar month for the required amount to be transferred to the Retention Account under Clause ~~28.3~~  29.3 (Monthly retentions), the Borrowers shall make up the amount of the insufficiency on demand from the Facility Agent.

~~(mmmmmmmmmmmmmmm)~~(b)	Without prejudicing the Facility Agent's right to make such demand at any time, the Facility Agent may, if so authorised by the Majority Lenders, permit the Borrowers to make up all or part of the insufficiency by increasing the amount of any transfer under Clause ~~28.3~~  29.3 (Monthly retentions) from the Earnings received in the next or subsequent calendar months.

29.5	~~28.5~~Application of retentions

~~(nnnnnnnnnnnnnnn)~~(a)	The Security Agent has sole signing rights in relation to the Retention Account.

~~(ooooooooooooooo)~~(b)	Until an Event of Default occurs which is continuing, the Facility Agent shall instruct the Security Agent to release to it, on each Repayment Date and on each Interest Payment Date, for distribution to the Finance Parties in accordance with Clause ~~36.2~~ 37.2 (Distributions by the Facility Agent) so much of the then balance on the Retention Account as equals:

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(i)	any Repayment Instalment due on that Repayment Date; and

(ii)	the amount of interest payable on that Interest Payment Date;

(iii)	the amount payable by any Borrower to any Hedge Counterparty under any Hedging Agreement on that Interest Payment Date; and

(iv)	the amount of any Hedging Prepayment Proceeds paid into the Earnings Account during the Interest Period ending on that date,

in discharge of the Borrowers' liability for that Repayment Instalment or that interest, that amount under any Hedging Agreement or its prepayment obligation under Clause 7.5 (Mandatory prepayment of Hedging Prepayment Proceeds) as the case may be.

29.6	~~28.6~~Location of Accounts

Each Borrower shall promptly:

~~(ppppppppppppppp)~~(a)	comply with any requirement of the Facility Agent as to the location or relocation of its Earnings Account and the Retention Account (or either of them); and

~~(qqqqqqqqqqqqqqq)~~(b)	execute any documents which the Facility Agent specifies to create or maintain in favour of the Security Agent Security over (and/or rights of set-off, consolidation or other rights in relation to) the Earnings Accounts and the Retention Account.

30	~~29~~Events of Default

30.1	~~29.1~~General

Each of the events or circumstances set out in this Clause ~~29~~ 30 (Events of Default) is an Event of Default except for Clause 29.20 (Acceleration) and Clause ~~29.21~~ 30.21 (Enforcement of security).

30.2	~~29.2~~Non-payment

A Transaction Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

~~(rrrrrrrrrrrrrrr)~~(a)	Its failure to pay is caused by (i) administrative or technical error or (ii) a Disruption Event and payment is made within 5 Business Days of its due date; and

~~(sssssssssssssss)~~(b)	in all other times, payment is made within 3 Business Days of its due date.

30.3	~~29.3~~Specific obligations

A breach occurs of Clause 4.4 (Waiver of conditions precedent), Clause ~~22~~ 23 (Financial Covenants), Clause ~~23.10~~  24.10 (Title), Clause ~~23.11~~ 24.11 (Negative pledge), Clause ~~23.20~~  24.20 (Unlawfulness, invalidity and ranking; Security imperilled), Clause ~~23.21~~ 24.21 (Delivery Security and other documentation and evidence), Clause ~~24.2~~ 25.2 (Maintenance of obligatory insurances), Clause ~~24.3~~  25.3 (Terms of obligatory insurances), Clause ~~24.5~~ 25.5 (Renewal of obligatory insurances), paragraphs (a) and (b) of Clause ~~26.2~~ 27.2 (Ships' names and registration), Clause ~~26.12~~  27.12 (Sanctions), Clause ~~26.13~~  27.13 (Sanctions and Ship Trading) or, save to the extent such breach is a failure to pay and therefore subject to Clause ~~29.2~~  30.2 (Non-payment), Clause ~~27~~  28 (Security Cover).

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30.4	~~29.4~~Other obligations

~~(ttttttttttttttt)~~(a)	A Transaction Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause ~~29.2~~ 30.2 (Non-payment) and Clause ~~29.3~~ 30.3 (Specific obligations)).

~~(uuuuuuuuuuuuuuu)~~(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Facility Agent giving notice to the Borrowers or (if earlier) any Transaction Obligor becoming aware of the failure to comply.

30.5	~~29.5~~Misrepresentation

Any representation or statement made or deemed to be made by a Transaction Obligor in the Finance Documents or any other document delivered by or on behalf of any Transaction Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

30.6	~~29.6~~Cross default

~~(vvvvvvvvvvvvvvv)~~(a)	Any Financial Indebtedness of any Obligor and any member of the Group is not paid when due nor within any originally applicable grace period.

~~(wwwwwwwwwwwwwww)~~(b)	Any Financial Indebtedness of any Obligor and any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

~~(xxxxxxxxxxxxxxx)~~(c)	Any commitment for any Financial Indebtedness of any Obligor and any member of the Group is cancelled or suspended by a creditor of any Obligor and any member of the Group as a result of an event of default (however described).

~~(yyyyyyyyyyyyyyy)~~(d)	Any creditor of any Obligor and any member of the Group becomes entitled to declare any Financial Indebtedness of any Obligor and any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

~~(zzzzzzzzzzzzzzz)~~(e)	No Event of Default will occur under this Clause ~~29.6~~ 30.6 (Cross default) in respect of the Parent Guarantor if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than $10,000,000 (or its equivalent in any other currency).

30.7	~~29.7~~Insolvency

~~(aaaaaaaaaaaaaaaa)~~(a)	An Obligor or any member of the Group:

(i)	is unable or admits inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	suspends or threatens to suspend making payments on any of its debts; or

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(iv)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

~~(bbbbbbbbbbbbbbbb)~~(b)	The value of the assets of any Obligor is less than its liabilities as per US GAAP.

~~(cccccccccccccccc)~~(c)	A moratorium is declared in respect of any indebtedness of any Obligor or any member of the Group. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

~~(dddddddddddddddd)~~(d)	No Event of Default will occur under sub-paragraph (iv) of paragraph (a) of this Clause ~~29.7~~  30.7 (Insolvency) if the amount of the indebtedness being rescheduled is less than (i) $10,000,000 in respect of the Parent Guarantor or (ii) $1,000,000 in respect of any member of the Group (or its equivalent in any other currency).

30.8	~~29.8~~Insolvency proceedings

~~(eeeeeeeeeeeeeeee)~~(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any Obligor or any of its assets; or

(iv)	enforcement of any Security over any assets of any Obligor,

or any analogous procedure or step is taken in any jurisdiction.

~~(ffffffffffffffff)~~(b)	Paragraph (a) above shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement.

30.9	~~29.9~~Creditors' process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of and Obligor.

30.10	~~29.10~~Ownership of the Obligors

It appears to the Majority Lenders that, without their prior consent, a Change of Control has occurred or probably has occurred after the date of this Agreement in respect of any Obligor.

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30.11	~~29.11~~Unlawfulness, invalidity and ranking

~~(gggggggggggggggg)~~(a)	It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents.

~~(hhhhhhhhhhhhhhhh)~~(b)	Any obligation of an Obligor under the Finance Documents is not or ceases to be legal, valid, binding or enforceable if that cessation individually or together with any other cessations materially or adversely affects the interests of the Secured Parties under the Finance Documents.

~~(iiiiiiiiiiiiiiii)~~(c)	Any Finance Document ceases to be in full force and effect or to be continuing or is or purports to be determined or any Transaction Security is alleged by a party to it (other than a Finance Party) to be ineffective.

~~(jjjjjjjjjjjjjjjj)~~(d)	Any Transaction Security proves to have ranked after, or loses its priority to, any other Security.

30.12	~~29.12~~Security imperilled

Any Security created or intended to be created by a Finance Document is in any way imperilled or in jeopardy.

30.13	~~29.13~~Cessation of business

Any Transaction Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business.

30.14	~~29.14~~Arrest

Any arrest of a Ship or its detention in the exercise or the purported exercise of any lien or claim unless it is redelivered to the full control of the relevant Borrower within 60 days of such arrest or detention.

30.15	~~29.15~~Expropriation

                ~~(kkkkkkkkkkkkkkkk)         (a)~~  The authority or ability of any Transaction Obligor to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Transaction Obligor or any of its assets other than:

(a)	~~(i)~~an arrest or detention of a Ship referred to in Clause ~~29.14~~  30.14 (Arrest); or

(b)	~~(ii)~~any Requisition.

30.16	~~29.16~~Repudiation and rescission of agreements

A Transaction Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Transaction Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Transaction Document or any Transaction Security.

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30.17	~~29.17~~Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started, or any judgment or order of a court, arbitral body or agency is made, in relation to any of the Transaction Documents or the transactions contemplated in any of the Transaction Documents or against any member of the Group or its assets which may have a Material Adverse Effect.

30.18	~~29.18~~Material adverse change

Any event or circumstance occurs which has or is reasonably likely to have a Material Adverse Effect.

30.19	~~29.19~~Termination of Charter

~~(llllllllllllllll)~~(a)	Without the Facility Agent's prior written consent, any Initial Charter or Replacement Charter is terminated, rescinded or otherwise cancelled or withdrawn by any of the parties to it for a reason other than those set out in Clause 7.7 (Mandatory Prepayment on Insolvency of Approved Charterer).

~~(mmmmmmmmmmmmmmmm)~~(b)	No Event of Default under this ~~29.19~~ 30.19 (Termination of Charter) will occur if within 60 days of such termination rescission, cancellation or withdrawal, the Borrower which is a party to such Initial Charter or Replacement Charter, enters into another Replacement Charter pursuant to the terms of this Agreement.

30.20	~~29.20~~Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Facility Agent may, and shall if so directed by the Majority Lenders:

~~(nnnnnnnnnnnnnnnn)~~(a)	by notice to the Borrowers:

(i)	cancel the Available Commitment of each Lender, whereupon they shall immediately be cancelled;

(ii)	declare that all or part of the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon it shall become immediately due and payable; and/or

(iii)	declare that all or part of the Loan be payable on demand, whereupon it shall immediately become payable on demand by the Facility Agent acting on the instructions of the Majority Lenders; and/or

~~(oooooooooooooooo)~~(b)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

and the Facility Agent may serve notices under sub-paragraphs (i), (ii) or (iii) of paragraph (a) above simultaneously or on different dates and any Servicing Party may take any action referred to in paragraph (b) above or Clause 29.21 (Enforcement of security) if no such notice is served or simultaneously with or at any time after the service of any of such notice.

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30.21	~~29.21~~Enforcement of security

On and at any time after the occurrence of an Event of Default the Security Agent may, and shall if so directed by the Majority Lenders, take any action which, as a result of the Event of Default or any notice served under Clause 29.20 (Acceleration), the Security Agent is entitled to take under any Finance Document or any applicable law or regulation.

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Section 9

Changes to Parties

31	~~30~~Changes to the Lenders and the Hedge Counterparties

31.1	~~30.1~~Assignments and transfers by the Lenders

Subject to this Clause ~~30~~  31 (Changes to the Lenders and the Hedge Counterparties), a Lender (the "Existing Lender") may (at its own expense):

~~(pppppppppppppppp)~~(a)	assign any of its rights; or

~~(qqqqqqqqqqqqqqqq)~~(b)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender").

31.2	~~30.2~~Conditions of assignment or transfer

~~(rrrrrrrrrrrrrrrr)~~(a)	The consent of the Borrowers is required for an assignment or transfer by an Existing Lender, unless the assignment or transfer is:

(i)	to another Lender or an Affiliate of a Lender; or

(ii)	made at a time when an Event of Default is continuing.

~~(ssssssssssssssss)~~(b)	The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed. Each Borrower will be deemed to have given its consent 5 Business Days after the Existing Lender has requested it unless consent is expressly refused by that Borrower within that time.

~~(tttttttttttttttt)~~(c)	An assignment will only be effective on:

(i)	receipt by the Facility Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Secured Parties as it would have been under if it had been an Original Lender; and

(ii)	performance by the Facility Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

~~(uuuuuuuuuuuuuuuu)~~(d)	Each Obligor on behalf of itself and each Transaction Obligor agrees that all rights and interests (present, future or contingent) which the Existing Lender has under or by virtue of the Finance Documents are assigned to the New Lender absolutely, free of any defects in the Existing Lender's title and of any rights or equities which the Borrower or any other Transaction Obligor had against the Existing Lender.

~~(vvvvvvvvvvvvvvvv)~~(e)	A transfer will only be effective if the procedure set out in Clause ~~30.5~~  31.5 (Procedure for transfer) is complied with.

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~~(wwwwwwwwwwwwwwww)~~(f)	If:

(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer or change occurs, a Transaction Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause ~~12~~ 13 (Tax Gross Up and Indemnities) or under that clause as incorporated by reference or in full in any other Finance Document or Clause ~~13~~ 14 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred. This paragraph (g)(f) shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Facility.

~~(xxxxxxxxxxxxxxxx)~~(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

~~(yyyyyyyyyyyyyyyy)~~(h)	Any costs incurred by a Finance Party and/or any Transaction Obligor in connection with an assignment or transfer made by a Lender in accordance with the provisions of this Clause ~~30~~  31 (Changes to the Lenders and Hedge Counterparties) shall be borne by the Finance Parties unless such assignment or transfer is:

(i)	made by a Lender in circumstances where, without prejudice to the rights and obligations of the Parties pursuant to Clause 7.1 (Illegality), it has become unlawful and/or contrary to, or has been declared by any Sanctions Authority to be contrary to, Sanctions in any applicable jurisdiction for that Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful and/or contrary to, or has been declared by any Sanctions Authority to be contrary to, Sanctions in relation to any Affiliate of that Lender for that Lender to do so; or

~~(zzzzzzzzzzzzzzzz)~~(i)	made at a time when an Event of Default has occurred and is continuing.

31.3	~~30.3~~Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of $5,000.

31.4	~~30.4~~Limitation of responsibility of Existing Lenders

~~(aaaaaaaaaaaaaaaaa)~~(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

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(ii)	the financial condition of any Transaction Obligor;

(iii)	the performance and observance by any Transaction Obligor of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

~~(bbbbbbbbbbbbbbbbb)~~(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Transaction Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Transaction Obligor and its related entities throughout the Security Period.

~~(ccccccccccccccccc)~~(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause ~~30~~ 31 (Changes to the Lenders and the Hedge Counterparties); or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Transaction Obligor of its obligations under the Transaction Documents or otherwise.

31.5	~~30.5~~Procedure for transfer

~~(ddddddddddddddddd)~~(a)	Subject to the conditions set out in Clause ~~30.2~~ 31.2 (Conditions of assignment or transfer), a transfer is effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with this Agreement and delivered in accordance with this Agreement, execute that Transfer Certificate.

~~(eeeeeeeeeeeeeeeee)~~(b)	The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

~~(fffffffffffffffff)~~(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security, each of the Transaction Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the "Discharged Rights and Obligations");

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(ii)	each of the Transaction Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Transaction Obligor and the New Lender have assumed and/or acquired the same in place of that Transaction Obligor and the Existing Lender;

(iii)	the Facility Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility Agent, the Security Agent, the Arranger and the Existing Lenders shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a "Lender".

31.6	~~30.6~~Procedure for assignment

~~(ggggggggggggggggg)~~(a)	Subject to the conditions set out in Clause ~~30.2~~ 31.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Facility Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Facility Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

~~(hhhhhhhhhhhhhhhhh)~~(b)	The Facility Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

~~(iiiiiiiiiiiiiiiii)~~(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the "Relevant Obligations") expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a "Lender" and will be bound by obligations equivalent to the Relevant Obligations.

~~(jjjjjjjjjjjjjjjjj)~~(d)	Lenders may utilise procedures other than those set out in this Clause ~~30.6~~  31.6 (Procedure for assignment) to assign their rights under the Finance Documents (but not, without the consent of the relevant Transaction Obligor or unless in accordance with Clause ~~30.5~~ 31.5 (Procedure for transfer), to obtain a release by that Transaction Obligor from the obligations owed to that Transaction Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause ~~30.2~~ 31.2 (Conditions of assignment or transfer).

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31.7	~~30.7~~Copy of Transfer Certificate or Assignment Agreement to Borrowers

The Facility Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

31.8	~~30.8~~Additional Hedge Counterparties

~~(kkkkkkkkkkkkkkkkk)~~(a)	The Borrowers or a Lender may request that a bank a Lender of an Affiliate of a Lender becomes an Additional Hedge Counterparty, with the prior approval of the Majority Lenders and (in the case of a request by a Lender) the Borrowers, by delivering to the Facility Agent a duly executed Hedge Counterparty Accession Letter.

~~(lllllllllllllllll)~~(b)	The Lender or an Affiliate of a Lender will become an Additional Hedge Counterparty when the Facility Agent enters into the relevant Hedge Counterparty Accession Letter.

31.9	~~30.9~~Security over Lenders' rights

In addition to the other rights provided to Lenders under this Clause ~~30~~ 31 (Changes to the Lenders and the Hedge Counterparties), each Lender may without consulting with or obtaining consent from any Transaction Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

~~(mmmmmmmmmmmmmmmmm)~~(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

~~(nnnnnnnnnnnnnnnnn)~~(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by a Transaction Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

32	~~31~~Changes to the Transaction Obligors

32.1	~~31.1~~Assignment or transfer by Transaction Obligors

No Transaction Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

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32.2	~~31.2~~Additional Borrower

Subject to compliance with the provisions of Clause ~~21.9~~ 22.9 ("Know your customer" checks) and all other relevant provisions of this Agreement, the Additional Borrower may become a Borrower. That entity shall become a Borrower if:

~~(ooooooooooooooooo)~~(a)	it delivers to the Facility Agent a duly completed and executed Accession Deed;

~~(ppppppppppppppppp)~~(b)	the Borrowers confirm that no Default is continuing or would occur as a result of that company becoming a Borrower; and

~~(qqqqqqqqqqqqqqqqq)~~(c)	the Facility Agent has received all of the documents and other evidence listed in Schedule 2 as they relate to the Additional Borrower each in form and substance satisfactory to the Facility Agent.

32.3	~~31.3~~Release of security

~~(rrrrrrrrrrrrrrrrr)~~(a)	If a disposal of any asset subject to security created by a Security Document is made in the following circumstances:

(i)	the disposal is permitted by the terms of any Finance Document;

(ii)	the Majority Lenders agree to the disposal;

(iii)	the disposal is being made at the request of the Security Agent in circumstances where any security created by the Security Documents has become enforceable; or

(iv)	the disposal is being effected by enforcement of a Security Document,

the Security Agent may release the asset(s) being disposed of from any security over those assets created by a Security Document. However, the proceeds of any disposal (or an amount corresponding to them) must be applied in accordance with the requirements of the Finance Documents (if any).

~~(sssssssssssssssss)~~(b)	If the Security Agent is satisfied that a release is allowed under this Clause ~~31.2~~  32.2 (Release of security) (at the request and expense of the Borrowers) each Finance Party must enter into any document and do all such other things which are reasonably required to achieve that release. Each other Finance Party irrevocably authorises the Security Agent to enter into any such document. Any release will not affect the obligations of any other Transaction Obligor under the Finance Documents.

32.4	~~31.4~~Additional Subordinated Creditors

~~(ttttttttttttttttt)~~(a)	The Borrowers may request that any person becomes a Subordinated Creditor, with the prior approval of the Facility Agent, by delivering to the Facility Agent:

(i)	a duly executed Subordination Agreement;

(ii)	if required by the Facility Agent, a duly executed Subordinated Debt Security; and

(iii)	such constitutional documents, corporate authorisations and other documents and matters as the Facility Agent may reasonably require, in form and substance satisfactory to the Facility Agent, to verify that the person's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements.

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~~(uuuuuuuuuuuuuuuuu)~~(b)	A person referred to in paragraph (a) above will become a Subordinated Creditor on the date the Security Agent enters into the Subordination Agreement and the Subordinated Debt Security delivered under paragraph (a) above.

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Section 10

The Finance Parties

33	~~32~~The Facility Agent, the Arranger and the Reference Banks

33.1	~~32.1~~Appointment of the Facility Agent

~~(vvvvvvvvvvvvvvvvv)~~(a)	Each of the Arranger, the Lenders and the Hedge Counterparties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

~~(wwwwwwwwwwwwwwwww)~~(b)	Each of the Arranger, the Lenders and the Hedge Counterparties authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

33.2	~~32.2~~Instructions

~~(xxxxxxxxxxxxxxxxx)~~(a)	The Facility Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or, if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

~~(yyyyyyyyyyyyyyyyy)~~(b)	The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

~~(zzzzzzzzzzzzzzzzz)~~(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

~~(aaaaaaaaaaaaaaaaaa)~~(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

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(ii)	where a Finance Document requires the Facility Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Facility Agent's own position in its personal capacity as opposed to its role of Facility Agent for the relevant Finance Parties.

~~(bbbbbbbbbbbbbbbbbb)~~(e)	If giving effect to instructions given by the Majority Lenders would in the Facility Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause ~~46~~  47 (Amendments and Waivers), the Facility Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Facility Agent) whose consent would have been required in respect of that amendment or waiver.

~~(cccccccccccccccccc)~~(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where it has not received any instructions as to the exercise of that discretion the Facility Agent shall do so having regard to the interests of all the Finance Parties.

~~(dddddddddddddddddd)~~(g)	The Facility Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

~~(eeeeeeeeeeeeeeeeee)~~(h)	Without prejudice to the remainder of this Clause ~~32.2~~ 33.2 (Instructions), in the absence of instructions, the Facility Agent shall not be obliged to take any action (or refrain from taking action) even if it considers acting or not acting to be in the best interests of the Finance Parties. The Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Finance Parties.

~~(ffffffffffffffffff)~~(i)	The Facility Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

33.3	~~32.3~~Duties of the Facility Agent

~~(gggggggggggggggggg)~~(a)	The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

~~(hhhhhhhhhhhhhhhhhh)~~(b)	Subject to paragraph (c) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

~~(iiiiiiiiiiiiiiiiii)~~(c)	Without prejudice to Clause ~~30.7~~ 31.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.

~~(jjjjjjjjjjjjjjjjjj)~~(d)	Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

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~~(kkkkkkkkkkkkkkkkkk)~~(e)	If the Facility Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

~~(llllllllllllllllll)~~(f)	If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arranger or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

~~(mmmmmmmmmmmmmmmmmm)~~(g)	The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

33.4	~~32.4~~Role of the Arranger

Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

33.5	~~32.5~~No fiduciary duties

~~(nnnnnnnnnnnnnnnnnn)~~(a)	Nothing in any Finance Document constitutes the Facility Agent or the Arranger as a trustee or fiduciary of any other person.

~~(oooooooooooooooooo)~~(b)	Neither the Facility Agent nor the Arranger shall be bound to account to other Finance Party for any sum or the profit element of any sum received by it for its own account.

33.6	~~32.6~~Application of receipts

Except as expressly stated to the contrary in any Finance Document, any moneys which the Facility Agent receives or recovers in its capacity as Facility Agent shall be applied by the Facility Agent in accordance with Clause ~~36.5~~ 37.5 (Application of receipts; partial payments).

33.7	~~32.7~~Business with the Group

The Facility Agent and the Arranger may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

33.8	~~32.8~~Rights and discretions

~~(pppppppppppppppppp)~~(a)	The Facility Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

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(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

~~(qqqqqqqqqqqqqqqqqq)~~(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause ~~29.2~~  30.2 (Non-payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

~~(rrrrrrrrrrrrrrrrrr)~~(c)	The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

~~(ssssssssssssssssss)~~(d)	Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be desirable.

~~(tttttttttttttttttt)~~(e)	The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

~~(uuuuuuuuuuuuuuuuuu)~~(f)	The Facility Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Facility Agent's gross negligence or wilful misconduct.

~~(vvvvvvvvvvvvvvvvvv)~~(g)	Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under the Finance Documents.

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~~(wwwwwwwwwwwwwwwwww)~~(h)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

~~(xxxxxxxxxxxxxxxxxx)~~(i)	Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

33.9	~~32.9~~Responsibility for documentation

Neither the Facility Agent nor the Arranger is responsible or liable for:

~~(yyyyyyyyyyyyyyyyyy)~~(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; or

~~(zzzzzzzzzzzzzzzzzz)~~(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

~~(aaaaaaaaaaaaaaaaaaa)~~(c)	any determination as to whether any information provided or to be provided to any Finance Party or Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

33.10	~~32.10~~No duty to monitor

The Facility Agent shall not be bound to enquire:

~~(bbbbbbbbbbbbbbbbbbb)~~(a)	whether or not any Default has occurred;

~~(ccccccccccccccccccc)~~(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

~~(ddddddddddddddddddd)~~(c)	whether any other event specified in any Transaction Document has occurred.

33.11	~~32.11~~Exclusion of liability

~~(eeeeeeeeeeeeeeeeeee)~~(a)	Without limiting paragraph (b) below (and without prejudice to paragraph (e) of Clause ~~36.11~~ 37.11 (Disruption to Payment Systems etc.) or any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

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(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

~~(fffffffffffffffffff)~~(b)	No Party other than the Facility Agent may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Facility Agent may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

~~(ggggggggggggggggggg)~~(c)	The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

~~(hhhhhhhhhhhhhhhhhhh)~~(d)	Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

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on behalf of any Finance Party and each Finance Party confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.

~~(iiiiiiiiiiiiiiiiiii)~~(e)	Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Facility Agent arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

33.12	~~32.12~~Lenders' indemnity to the Facility Agent

~~(jjjjjjjjjjjjjjjjjjj)~~(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Facility Agent (otherwise than by reason of the Facility Agent's gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause ~~36.11~~ 37.11 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent's negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) in acting as Facility Agent under the Finance Documents (unless the Facility Agent has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

~~(kkkkkkkkkkkkkkkkkkk)~~(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Facility Agent pursuant to paragraph (a) above.

~~(lllllllllllllllllll)~~(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Facility Agent to an Obligor.

33.13	~~32.13~~Resignation of the Facility Agent

~~(mmmmmmmmmmmmmmmmmmm)~~(a)	The Facility Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.

~~(nnnnnnnnnnnnnnnnnnn)~~(b)	Alternatively, the Facility Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Facility Agent.

~~(ooooooooooooooooooo)~~(c)	If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.

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~~(ppppppppppppppppppp)~~(d)	If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause ~~32~~ 33 (The Facility Agent, the Arranger and the Reference Banks~~Banks)~~) and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent's normal fee rates and those amendments will bind the Parties.

~~(qqqqqqqqqqqqqqqqqqq)~~(e)	The retiring Facility Agent shall, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Facility Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

~~(rrrrrrrrrrrrrrrrrrr)~~(f)	The Facility Agent's resignation notice shall only take effect upon the appointment of a successor.

~~(sssssssssssssssssss)~~(g)	Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause ~~14.4~~ 15.4 (Indemnity to the Facility Agent) and this Clause ~~32~~ 33 (The Facility Agent, the Arranger and the Reference Banks) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Facility Agent. Any fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

~~(ttttttttttttttttttt)~~(h)	The Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (e) above shall be for the account of the Borrowers.

~~(uuuuuuuuuuuuuuuuuuu)~~(i)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Facility Agent.

~~(vvvvvvvvvvvvvvvvvvv)~~(j)	The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:

(i)	the Facility Agent fails to respond to a request under Clause ~~12.7~~ 13.7 (FATCA Information) and the Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

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(ii)	the information supplied by the Facility Agent pursuant to Clause ~~12.7~~ 13.7 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Facility Agent notifies the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) the Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and that Lender, by notice to the Facility Agent, requires it to resign.

33.14	~~32.14~~Confidentiality

~~(wwwwwwwwwwwwwwwwwww)~~(a)	In acting as Facility Agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

~~(xxxxxxxxxxxxxxxxxxx)~~(b)	If information is received by a division or department of the Facility Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Facility Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

~~(yyyyyyyyyyyyyyyyyyy)~~(c)	Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

33.15	~~32.15~~Relationship with the other Finance Parties

~~(zzzzzzzzzzzzzzzzzzz)~~(a)	The Facility Agent may treat the person shown in its records as Lender or Hedge Counterparty at the opening of business (in the place of the Facility Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office or, as the case may be, the Hedge Counterparty:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days' prior notice from that Lender or Hedge Counterparty to the contrary in accordance with the terms of this Agreement.

~~(aaaaaaaaaaaaaaaaaaaa)~~(b)	Each Finance Party shall supply the Facility Agent with any information that the Security Agent may reasonably specify (through the Facility Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Finance Party shall deal with the Security Agent exclusively through the Facility Agent and shall not deal directly with the Security Agent and any reference to any instructions being given by or sought from any Finance Party or group of Finance Parties by or to the Security Agent in this Agreement must be given or sought through the Facility Agent.

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~~(bbbbbbbbbbbbbbbbbbbb)~~(c)	Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause ~~39.5~~ 40.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause ~~39.2~~ 40.2 (Addresses) and sub-paragraph (ii) of paragraph (a) of Clause ~~39.5~~ 40.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

33.16	~~32.16~~Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

~~(cccccccccccccccccccc)~~(a)	the financial condition, status and nature of each member of the Group;

~~(dddddddddddddddddddd)~~(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

~~(eeeeeeeeeeeeeeeeeeee)~~(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

~~(ffffffffffffffffffff)~~(d)	the adequacy, accuracy or completeness of any other information provided by the Facility Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

~~(gggggggggggggggggggg)~~(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

33.17	~~32.17~~Facility Agent's management time

Any amount payable to the Facility Agent under Clause ~~14.4~~ 15.4 (Indemnity to the Facility Agent), Clause ~~16~~ 17 (Costs and Expenses) and Clause ~~32.12~~ 33.12 (Lenders' indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Facility Agent under Clause ~~11~~ 12 (Fees).

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33.18	~~32.18~~Deduction from amounts payable by the Facility Agent

If any Party owes an amount to the Facility Agent under the Finance Documents, the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.19	~~32.19~~Reliance and engagement letters

Each Secured Party confirms that each of the Arranger and the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arranger or the Facility Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

33.20	~~32.20~~Full freedom to enter into transactions

Without prejudice to Clause ~~32.7~~ 33.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Facility Agent shall be absolutely entitled:

~~(hhhhhhhhhhhhhhhhhhhh)~~(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

~~(iiiiiiiiiiiiiiiiiiii)~~(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

~~(jjjjjjjjjjjjjjjjjjjj)~~(c)	to provide advice or other services to any Borrower or any person who is a party to, or referred to in, a Finance Document,

and, in particular, the Facility Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

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33.21	~~32.21~~Role of Reference Banks

~~(kkkkkkkkkkkkkkkkkkkk)~~(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.

~~(llllllllllllllllllll)~~(b)	No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.

~~(mmmmmmmmmmmmmmmmmmmm)~~(c)	No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause ~~32.21~~ 33.21 (Role of Reference Banks) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

33.22	~~32.22~~Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause ~~32.21~~ 33.21 (Role of Reference Banks), Clause ~~46.3~~ 47.3 (Other exceptions) and Clause ~~48~~ 49 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

34	~~33~~The Security Agent

34.1	~~33.1~~Trust

~~(nnnnnnnnnnnnnnnnnnnn)~~(a)	The Security Agent declares that it holds the Security Property on trust for, and in respect of any Dutch law governed Security Property for the benefit of, the Secured Parties on the terms contained in this Agreement and shall deal with the Security Property in accordance with this Clause ~~33~~ 34 (The Security Agent) and the other provisions of the Finance Documents.

~~(oooooooooooooooooooo)~~(b)	Each other Finance Party authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under, or in connection with, the Finance Documents together with any other incidental rights, powers, authorities and discretions.

34.2	~~33.2~~Parallel Debt (Covenant to pay the Security Agent)

~~(pppppppppppppppppppp)~~(a)	Each Obligor irrevocably and unconditionally undertakes to pay to the Security Agent its Parallel Debt which shall be amounts equal to, and in the currency or currencies of, its Corresponding Debt.

~~(qqqqqqqqqqqqqqqqqqqq)~~(b)	The Parallel Debt of an Obligor:

(i)	shall become due and payable at the same time as its Corresponding Debt;

(ii)	is independent and separate from, and without prejudice to, its Corresponding Debt.

~~(rrrrrrrrrrrrrrrrrrrr)~~(c)	For purposes of this Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent:

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(i)	is the independent and separate creditor of each Parallel Debt;

(ii)	acts in its own name and not as agent, representative or trustee of the Secured Parties and its claims in respect of each Parallel Debt shall not be held on trust; and

(iii)	shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).

~~(ssssssssssssssssssss)~~(d)	The Parallel Debt of an Obligor shall be:

(i)	decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged; and

(ii)	increased to the extent that its Corresponding Debt has increased,

and the Corresponding Debt of an Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged,

in each case provided that the Parallel Debt of an Obligor shall never exceed its Corresponding Debt.

~~(tttttttttttttttttttt)~~(e)	All amounts received or recovered by the Security Agent in connection with this Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent)) to the extent permitted by applicable law, shall be applied in accordance with Clause ~~36.5~~ 37.5 (Application of receipts; partial payments).

~~(uuuuuuuuuuuuuuuuuuuu)~~(f)	This Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent)) shall apply, with any necessary modifications, to each Finance Document.

34.3	~~33.3~~Enforcement through Security Agent only

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Security Documents except through the Security Agent.

34.4	~~33.4~~Instructions

~~(vvvvvvvvvvvvvvvvvvvv)~~(a)	The Security Agent shall:

(i)	unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by:

(A)	all Lenders (or the Facility Agent on their behalf) if the relevant Finance Document stipulates the matter is an all Lender decision; and

(B)	in all other cases, the Majority Lenders (or the Facility Agent on their behalf); and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with sub-paragraph (i) above (or if this Agreement stipulates the matter is a decision for any other Finance Party or group of Finance Parties, in accordance with instructions given to it by that Finance Party or group of Finance Parties).

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~~(wwwwwwwwwwwwwwwwwwww)~~(b)	The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or the Facility Agent on their behalf) (or, if the relevant Finance Document stipulates the matter is a decision for any other Finance Party or group of Finance Parties, from that Finance Party or group of Finance Parties) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

~~(xxxxxxxxxxxxxxxxxxxx)~~(c)	Save in the case of decisions stipulated to be a matter for any other Finance Party or group of Finance Parties under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

~~(yyyyyyyyyyyyyyyyyyyy)~~(d)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in a Finance Document;

(ii)	where a Finance Document requires the Security Agent to act in a specified manner or to take a specified action;

(iii)	in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the relevant Secured Parties.

(iv)	in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A)	Clause ~~33.28~~ 34.28 (Application of receipts);

(B)	Clause ~~33.29~~ 34.29 (Permitted Deductions); and

(C)	Clause ~~33.30~~ 34.30 (Prospective liabilities).

~~(zzzzzzzzzzzzzzzzzzzz)~~(e)	If giving effect to instructions given by the Majority Lenders would in the Security Agent's opinion have an effect equivalent to an amendment or waiver referred to in Clause ~~46~~ 47 (Amendments and Waivers), the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required in respect of that amendment or waiver.

~~(aaaaaaaaaaaaaaaaaaaaa)~~(f)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to sub-paragraph (iv) of paragraph (d) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

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~~(bbbbbbbbbbbbbbbbbbbbb)~~(g)	The Security Agent may refrain from acting in accordance with any instructions of any Finance Party or group of Finance Parties until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

~~(ccccccccccccccccccccc)~~(h)	Without prejudice to the remainder of this Clause ~~33.4~~ 34.4 (Instructions), in the absence of instructions, the Security Agent may (but shall not be obliged to) take such action in the exercise of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate.

~~(ddddddddddddddddddddd)~~(i)	The Security Agent is not authorised to act on behalf of a Finance Party (without first obtaining that Finance Party's consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (i) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Transaction Security or Security Documents.

34.5	~~33.5~~Duties of the Security Agent

~~(eeeeeeeeeeeeeeeeeeeee)~~(a)	The Security Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

~~(fffffffffffffffffffff)~~(b)	The Security Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party.

~~(ggggggggggggggggggggg)~~(c)	Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

~~(hhhhhhhhhhhhhhhhhhhhh)~~(d)	If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

~~(iiiiiiiiiiiiiiiiiiiii)~~(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

34.6	~~33.6~~No fiduciary duties

~~(jjjjjjjjjjjjjjjjjjjjj)~~(a)	Nothing in any Finance Document constitutes the Security Agent as an agent, trustee or fiduciary of any Transaction Obligor.

~~(kkkkkkkkkkkkkkkkkkkkk)~~(b)	The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

34.7	~~33.7~~Business with the Group

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with, any member of the Group.

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34.8	~~33.8~~Rights and discretions

~~(lllllllllllllllllllll)~~(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Finance Parties or any group of Finance Parties are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked;

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of sub-paragraph (A) above, may assume the truth and accuracy of that certificate.

~~(mmmmmmmmmmmmmmmmmmmmm)~~(b)	The Security Agent shall be entitled to carry out all dealings with the other Finance Parties through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to any Finance Party.

~~(nnnnnnnnnnnnnnnnnnnnn)~~(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security agent for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	any right, power, authority or discretion vested in any Party or any group of Finance Parties has not been exercised; and

(iii)	any notice or request made by any Borrower (other than a Utilisation Request or a Selection Notice) is made on behalf of and with the consent and knowledge of all the Transaction Obligors.

~~(ooooooooooooooooooooo)~~(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

~~(ppppppppppppppppppppp)~~(e)	Without prejudice to the generality of paragraph (c) above or paragraph (f) below, the Security Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Security Agent (and so separate from any lawyers instructed by the Facility Agent or the Lenders) if the Security Agent in its reasonable opinion deems this to be desirable.

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~~(qqqqqqqqqqqqqqqqqqqqq)~~(f)	The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

~~(rrrrrrrrrrrrrrrrrrrrr)~~(g)	The Security Agent may act in relation to the Finance Documents and the Security Property through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Security Agent's gross negligence or wilful misconduct.

~~(sssssssssssssssssssss)~~(h)	Unless a Finance Document expressly provides otherwise the Security Agent may disclose to any other Party any information it reasonably believes it has received as security agent under the Finance Documents.

~~(ttttttttttttttttttttt)~~(i)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might, in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

~~(uuuuuuuuuuuuuuuuuuuuu)~~(j)	Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

34.9	~~33.9~~Responsibility for documentation

None of the Security Agent, any Receiver or Delegate is responsible or liable for:

~~(vvvvvvvvvvvvvvvvvvvvv)~~(a)	the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Security Agent, the Arranger, a Transaction Obligor or any other person in, or in connection with, any Transaction Document or the transactions contemplated in the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document;

~~(wwwwwwwwwwwwwwwwwwwww)~~(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

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~~(xxxxxxxxxxxxxxxxxxxxx)~~(c)	any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

34.10	~~33.10~~No duty to monitor

The Security Agent shall not be bound to enquire:

~~(yyyyyyyyyyyyyyyyyyyyy)~~(a)	whether or not any Default has occurred;

~~(zzzzzzzzzzzzzzzzzzzzz)~~(b)	as to the performance, default or any breach by any Transaction Obligor of its obligations under any Transaction Document; or

~~(aaaaaaaaaaaaaaaaaaaaaa)~~(c)	whether any other event specified in any Transaction Document has occurred.

34.11	~~33.11~~Exclusion of liability

~~(bbbbbbbbbbbbbbbbbbbbbb)~~(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate), none of the Security Agent nor any Receiver or Delegate will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)	any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Transaction Document or the Security Property, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Transaction Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Transaction Document or the Security Property; or

(iii)	any shortfall which arises on the enforcement or realisation of the Security Property; or

(iv)	without prejudice to the generality of paragraphs (i) to (iii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

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~~(cccccccccccccccccccccc)~~(b)	No Party other than the Security Agent, that Receiver or that Delegate (as applicable) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Transaction Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this paragraph (b) subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

~~(dddddddddddddddddddddd)~~(c)	The Security Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent if the Security Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent for that purpose.

~~(eeeeeeeeeeeeeeeeeeeeee)~~(d)	Nothing in this Agreement shall oblige the Security Agent to carry out:

(i)	any "know your customer" or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Finance Party,

on behalf of any Finance Party and each Finance Party confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent.

~~(ffffffffffffffffffffff)~~(e)	Without prejudice to any provision of any Finance Document excluding or limiting the liability of the Security Agent or any Receiver or Delegate, any liability (including, without limitation, for negligence or any other category of liability whatsoever) of the Security Agent or any Receiver or Delegate arising under or in connection with any Transaction Document or the Security Property shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Security Agent, Receiver or Delegate or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent, any Receiver or Delegate at any time which increase the amount of that loss. In no event shall the Security Agent, any Receiver or Delegate be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent, the Receiver or Delegate has been advised of the possibility of such loss or damages.

34.12	~~33.12~~Lenders' indemnity to the Security Agent

~~(gggggggggggggggggggggg)~~(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Security Agent and every Receiver, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the Security Agent's or Receiver's gross negligence or wilful misconduct) in acting as Security Agent or Receiver under the Finance Documents (unless the Security Agent or Receiver has been reimbursed by a Transaction Obligor pursuant to a Finance Document).

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~~(hhhhhhhhhhhhhhhhhhhhhh)~~(b)	Subject to paragraph (c) below, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Security Agent pursuant to paragraph (a) above.

~~(iiiiiiiiiiiiiiiiiiiiii)~~(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Security Agent to an Obligor.

34.13	~~33.13~~Resignation of the Security Agent

~~(jjjjjjjjjjjjjjjjjjjjjj)~~(a)	The Security Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.

~~(kkkkkkkkkkkkkkkkkkkkkk)~~(b)	Alternatively, the Security Agent may resign by giving 30 days' notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders may appoint a successor Security Agent.

~~(llllllllllllllllllllll)~~(c)	If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent may appoint a successor Security Agent.

~~(mmmmmmmmmmmmmmmmmmmmmm)~~(d)	The retiring Security Agent shall make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents. The Borrowers shall, within three Business Days of demand, reimburse the retiring Security Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

~~(nnnnnnnnnnnnnnnnnnnnnn)~~(e)	The Security Agent's resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer, by way of a document expressed as a deed, of all the Security Property to that successor.

~~(oooooooooooooooooooooo)~~(f)	Upon the appointment of a successor, the retiring Security Agent shall be discharged, by way of a document executed as a deed, from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause ~~33.25~~ 34.25 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of Clause ~~14.5~~ 15.5 (Indemnity to the Security Agent) and this Clause ~~33~~ 34 (The Security Agent) and any other provisions of a Finance Document which are expressed to limit or exclude its liability (or to indemnify it) in acting as Security Agent. Any fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date. Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

~~(pppppppppppppppppppppp)~~(g)	The Majority Lenders may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above but the cost referred to in paragraph (d) above shall be for the account of the Borrowers.

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~~(qqqqqqqqqqqqqqqqqqqqqq)~~(h)	The consent of any Borrower (or any other Transaction Obligor) is not required for an assignment or transfer of rights and/or obligations by the Security Agent.

34.14	~~33.14~~Confidentiality

~~(rrrrrrrrrrrrrrrrrrrrrr)~~(a)	In acting as Security Agent for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any other of its divisions or departments.

~~(ssssssssssssssssssssss)~~(b)	If information is received by a division or department of the Security Agent other than the division or department responsible for complying with the obligations assumed by it under the Finance Documents, that information may be treated as confidential to that division or department, and the Security Agent shall not be deemed to have notice of it nor shall it be obliged to disclose such information to any Party.

~~(tttttttttttttttttttttt)~~(c)	Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty.

34.15	~~33.15~~Credit appraisal by the Finance Parties

Without affecting the responsibility of any Transaction Obligor for information supplied by it or on its behalf in connection with any Transaction Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under, or in connection with, any Transaction Document including but not limited to:

~~(uuuuuuuuuuuuuuuuuuuuuu)~~(a)	the financial condition, status and nature of each member of the Group;

~~(vvvvvvvvvvvvvvvvvvvvvv)~~(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document, the Security Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

~~(wwwwwwwwwwwwwwwwwwwwww)~~(c)	whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under, or in connection with, any Transaction Document, the Security Property, the transactions contemplated by the Transaction Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document or the Security Property;

~~(xxxxxxxxxxxxxxxxxxxxxx)~~(d)	the adequacy, accuracy or completeness of any other information provided by the Security Agent, any Party or by any other person under, or in connection with, any Transaction Document, the transactions contemplated by any Transaction Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Transaction Document; and

~~(yyyyyyyyyyyyyyyyyyyyyy)~~(e)	the right or title of any person in or to or the value or sufficiency of any part of the Security Assets, the priority of any of the Transaction Security or the existence of any Security affecting the Security Assets.

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34.16	~~33.16~~Security Agent's management time

~~(zzzzzzzzzzzzzzzzzzzzzz)~~(a)	Any amount payable to the Security Agent under Clause ~~14.5~~ 15.5 (Indemnity to the Security Agent), Clause ~~16~~ 17 (Costs and Expenses) and Clause ~~33.12~~ 34.12 (Lenders' indemnity to the Security Agent) shall include the cost of utilising the Security Agent's management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Security Agent may notify to the Borrowers and the other Finance Parties, and is in addition to any fee paid or payable to the Security Agent under Clause ~~11~~ 12 (Fees).

~~(aaaaaaaaaaaaaaaaaaaaaaa)~~(b)	Without prejudice to paragraph (a) above, in the event of:

(i)	a Default;

(ii)	the Security Agent being requested by a Transaction Obligor or the Majority Lenders to undertake duties which the Security Agent and the Borrowers agree to be of an exceptional nature or outside the scope of the normal duties of the Security Agent under the Finance Documents; or

(iii)	the Security Agent and the Borrowers agreeing that it is otherwise appropriate in the circumstances,

the Borrowers shall pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them or determined pursuant to paragraph (c) below.

~~(bbbbbbbbbbbbbbbbbbbbbbb)~~(c)	If the Security Agent and the Borrowers fail to agree upon the nature of the duties, or upon the additional remuneration referred to in paragraph (b) above or whether additional remuneration is appropriate in the circumstances, any dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent and approved by the Borrowers or, failing approval, nominated (on the application of the Security Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Borrowers) and the determination of any investment bank shall be final and binding upon the Parties.

34.17	~~33.17~~Reliance and engagement letters

Each Secured Party confirms that the Security Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Security Agent) the terms of any reliance letter or engagement letters or any reports or letters provided by accountants, auditors or providers of due diligence reports in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

34.18	~~33.18~~No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

~~(ccccccccccccccccccccccc)~~(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Transaction Obligor to any of the Security Assets;

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~~(ddddddddddddddddddddddd)~~(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

~~(eeeeeeeeeeeeeeeeeeeeeee)~~(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

~~(fffffffffffffffffffffff)~~(d)	take, or to require any Transaction Obligor to take, any step to perfect its title to any of the Security Assets or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

~~(ggggggggggggggggggggggg)~~(e)	require any further assurance in relation to any Finance Document.

34.19	~~33.19~~Insurance by Security Agent

~~(hhhhhhhhhhhhhhhhhhhhhhh)~~(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Security Assets;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

(iv)	and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

~~(iiiiiiiiiiiiiiiiiiiiiii)~~(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders request it to do so in writing and the Security Agent fails to do so within 14 days after receipt of that request.

34.20	~~33.20~~Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

34.21	~~33.21~~Delegation by the Security Agent

~~(jjjjjjjjjjjjjjjjjjjjjjj)~~(a)	Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

~~(kkkkkkkkkkkkkkkkkkkkkkk)~~(b)	That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

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~~(lllllllllllllllllllllll)~~(c)	No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of any such delegate or sub delegate.

34.22	~~33.22~~Additional Security Agents

~~(mmmmmmmmmmmmmmmmmmmmmmm)~~(a)	The Security Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(i)	if it considers that appointment to be in the interests of the Secured Parties; or

(ii)	for the purposes of conforming to any legal requirement, restriction or condition which the Security Agent deems to be relevant; or

(iii)	for obtaining or enforcing any judgment in any jurisdiction,

and the Security Agent shall give prior notice to the Borrowers and the Finance Parties of that appointment.

~~(nnnnnnnnnnnnnnnnnnnnnnn)~~(b)	Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Security Agent under or in connection with the Finance Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

~~(ooooooooooooooooooooooo)~~(c)	The remuneration that the Security Agent may pay to that person, and any costs and expenses (together with any applicable VAT) incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Security Agent.

34.23	~~33.23~~Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any Transaction Obligor may have to any of the Security Assets and shall not be liable for or bound to require any Transaction Obligor to remedy any defect in its right or title.

34.24	~~33.24~~Releases

Upon a disposal of any of the Security Assets pursuant to the enforcement of the Transaction Security by a Receiver, a Delegate or the Security Agent, the Security Agent is irrevocably authorised (at the cost of the Obligors and without any consent, sanction, authority or further confirmation from any other Secured Party) to release, without recourse or warranty, that property from the Transaction Security and to execute any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

34.25	~~33.25~~Winding up of trust

If the Security Agent, with the approval of the Facility Agent determines that:

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~~(ppppppppppppppppppppppp)~~(a)	all of the Secured Liabilities and all other obligations secured by the Security Documents have been fully and finally discharged; and

~~(qqqqqqqqqqqqqqqqqqqqqqq)~~(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Transaction Obligor pursuant to the Finance Documents, then

(i)	the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(ii)	any Security Agent which has resigned pursuant to Clause ~~33.13~~ 34.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Security Document.

34.26	~~33.26~~Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

34.27	~~33.27~~Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement and the other Finance Documents. Where there are any inconsistencies between (i) the Trustee Acts 1925 and 2000 and (ii) the provisions of this Agreement and any other Finance Document, the provisions of this Agreement and any other Finance Document shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement and any other Finance Document shall constitute a restriction or exclusion for the purposes of the Trustee Act 2000.

34.28	~~33.28~~Application of receipts

All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document, under Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent)) or in connection with the realisation or enforcement of all or any part of the Security Property (for the purposes of this Clause ~~33~~ 34 (The Security Agent), the "Recoveries") shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the remaining provisions of this Clause ~~33~~ 34 (The Security Agent)), in the following order of priority:

~~(rrrrrrrrrrrrrrrrrrrrrrr)~~(a)	in discharging any sums owing to the Security Agent (in its capacity as such) (other than pursuant to Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent))) or any Receiver or Delegate;

~~(sssssssssssssssssssssss)~~(b)	in payment or distribution to the Facility Agent, on its behalf and on behalf of the other Secured Parties, for application towards the discharge of all sums due and payable by any Transaction Obligor under any of the Finance Documents in accordance with Clause ~~36.5~~ 37.5 (Application of receipts; partial payments);

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~~(ttttttttttttttttttttttt)~~(c)	if none of the Transaction Obligors is under any further actual or contingent liability under any Finance Document, in payment or distribution to any person to whom the Security Agent is obliged to pay or distribute in priority to any Transaction Obligor; and

~~(uuuuuuuuuuuuuuuuuuuuuuu)~~(d)	the balance, if any, in payment or distribution to the relevant Transaction Obligor.

34.29	~~33.29~~Permitted Deductions

The Security Agent may, in its discretion:

~~(vvvvvvvvvvvvvvvvvvvvvvv)~~(a)	set aside by way of reserve amounts required to meet, and to make and pay, any deductions and withholdings (on account of Taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement; and

~~(wwwwwwwwwwwwwwwwwwwwwww)~~(b)	pay all Taxes which may be assessed against it in respect of any of the Security Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

34.30	~~33.30~~Prospective liabilities

Following enforcement of any of the Transaction Security, the Security Agent may, in its discretion, or at the request of the Facility Agent, hold any Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later payment to the Facility Agent for application in accordance with Clause ~~33.28~~ 34.28 (Application of receipts) in respect of:

~~(xxxxxxxxxxxxxxxxxxxxxxx)~~(a)	any sum to the Security Agent, any Receiver or any Delegate; and

~~(yyyyyyyyyyyyyyyyyyyyyyy)~~(b)	any part of the Secured Liabilities,

that the Security Agent or, in the case of paragraph (b) only, the Facility Agent, reasonably considers, in each case, might become due or owing at any time in the future.

34.31	~~33.31~~Investment of proceeds

Prior to the payment of the proceeds of the Recoveries to the Facility Agent for application in accordance with Clause ~~33.28~~ 34.28 (Application of receipts) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the payment from time to time of those moneys in the Security Agent's discretion in accordance with the provisions of Clause ~~33.28~~ 34.28 (Application of receipts).

34.32	~~33.32~~Currency conversion

~~(zzzzzzzzzzzzzzzzzzzzzzz)~~(a)	For the purpose of, or pending the discharge of, any of the Secured Liabilities the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at a market rate of exchange.

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~~(aaaaaaaaaaaaaaaaaaaaaaaa)~~(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

34.33	~~33.33~~Good discharge

~~(bbbbbbbbbbbbbbbbbbbbbbbb)~~(a)	Any payment to be made in respect of the Secured Liabilities by the Security Agent may be made to the Facility Agent on behalf of the Secured Parties and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

~~(cccccccccccccccccccccccc)~~(b)	The Security Agent is under no obligation to make the payments to the Facility Agent under paragraph (a) above in the same currency as that in which the obligations and liabilities owing to the relevant Finance Party are denominated.

34.34	~~33.34~~Amounts received by Obligors

If any of the Obligors receives or recovers any amount which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, that Obligor will hold the amount received or recovered on trust for the Security Agent and promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement.

34.35	~~33.35~~Application and consideration

In consideration for the covenants given to the Security Agent by each Obligor in relation to Clause ~~33.2~~ 34.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with each Obligor to apply all moneys from time to time paid by such Obligor to the Security Agent in accordance with the foregoing provisions of this Clause ~~33~~ 34 (The Security Agent).

34.36	~~33.36~~Full freedom to enter into transactions

Without prejudice to Clause ~~33.7~~ 34.7 (Business with the Group) or any other provision of a Finance Document and notwithstanding any rule of law or equity to the contrary, the Security Agent shall be absolutely entitled:

~~(dddddddddddddddddddddddd)~~(a)	to enter into and arrange banking, derivative, investment and/or other transactions of every kind with or affecting any Transaction Obligor or any person who is party to, or referred to in, a Finance Document (including, but not limited to, any interest or currency swap or other transaction, whether related to this Agreement or not, and acting as syndicate agent and/or security agent for, and/or participating in, other facilities to such Transaction Obligor or any person who is party to, or referred to in, a Finance Document);

~~(eeeeeeeeeeeeeeeeeeeeeeee)~~(b)	to deal in and enter into and arrange transactions relating to:

(i)	any securities issued or to be issued by any Transaction Obligor or any other person; or

(ii)	any options or other derivatives in connection with such securities; and

~~(ffffffffffffffffffffffff)~~(c)	to provide advice or other services to the Borrowers or any person who is a party to, or referred to in, a Finance Document,

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and, in particular, the Security Agent shall be absolutely entitled, in proposing, evaluating, negotiating, entering into and arranging all such transactions and in connection with all other matters covered by paragraphs (a), (b) and (c) above, to use (subject only to insider dealing legislation) any information or opportunity, howsoever acquired by it, to pursue its own interests exclusively, to refrain from disclosing such dealings, transactions or other matters or any information acquired in connection with them and to retain for its sole benefit all profits and benefits derived from the dealings transactions or other matters.

35	~~34~~Conduct of Business by the Finance Parties

No provision of this Agreement will:

~~(gggggggggggggggggggggggg)~~(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

~~(hhhhhhhhhhhhhhhhhhhhhhhh)~~(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

~~(iiiiiiiiiiiiiiiiiiiiiiii)~~(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

36	~~35~~Sharing among the Finance Parties

36.1	~~35.1~~Payments to Finance Parties

If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from a Transaction Obligor other than in accordance with Clause ~~36~~ 37 (Payment Mechanics) (a "Recovered Amount") and applies that amount to a payment due to it under the Finance Documents then:

~~(jjjjjjjjjjjjjjjjjjjjjjjj)~~(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Facility Agent;

~~(kkkkkkkkkkkkkkkkkkkkkkkk)~~(b)	the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause ~~36~~ 37 (Payment Mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

~~(llllllllllllllllllllllll)~~(c)	the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause ~~36.5~~ 37.5 (Application of receipts; partial payments).

36.2	~~35.2~~Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Transaction Obligor and distribute it among the Finance Parties (other than the Recovering Finance Party) (the "Sharing Finance Parties") in accordance with Clause ~~36.5~~37.5 (Application of receipts; partial payments) towards the obligations of that Transaction Obligor to the Sharing Finance Parties.

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36.3	~~35.3~~Recovering Finance Party's rights

On a distribution by the Facility Agent under Clause ~~35.2~~36.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Transaction Obligor, as between the relevant Transaction Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Transaction Obligor.

36.4	~~35.4~~Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(mmmmmmmmmmmmmmmmmmmmmmmm)(a)	each Sharing Finance Party shall, upon request of the Facility Agent, pay to the Facility Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the "Redistributed Amount"); and

(nnnnnnnnnnnnnnnnnnnnnnnn)(b)	as between the relevant Transaction Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Transaction Obligor.

36.5	~~35.5~~Exceptions

~~(oooooooooooooooooooooooo)~~(a)	This Clause ~~35~~36 (Sharing among the Finance Parties) shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Transaction Obligor.

~~(pppppppppppppppppppppppp)~~(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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Section 11

Administration

37	~~36~~Payment Mechanics

37.1	~~36.1~~Payments to the Facility Agent

~~(qqqqqqqqqqqqqqqqqqqqqqqq)~~(a)	On each date on which a Transaction Obligor or a Lender is required to make a payment under a Finance Document, that Transaction Obligor or Lender shall make an amount equal to such payment available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

~~(rrrrrrrrrrrrrrrrrrrrrrrr)~~(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Facility Agent) and with such bank as the Facility Agent, in each case, specifies.

37.2	~~36.2~~Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause ~~36.3~~37.3 (Distributions to a Transaction Obligor) and Clause ~~36.4~~37.4 (Clawback and pre-funding) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London), as specified by that Party or, in the case of an Advance, to such account of such person as may be specified by the Borrowers in a Utilisation Request.

37.3	~~36.3~~Distributions to a Transaction Obligor

The Facility Agent may (with the consent of the Transaction Obligor or in accordance with Clause ~~37~~38 (Set-Off)) apply any amount received by it for that Transaction Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Transaction Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

37.4	~~36.4~~Clawback and pre-funding

~~(ssssssssssssssssssssssss)~~(a)	Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

~~(tttttttttttttttttttttttt)~~(b)	Unless paragraph (c) below applies, if the Facility Agent pays an amount to another Party and it proves to be the case that the Facility Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent shall on demand refund the same to the Facility Agent together with interest on that amount from the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

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~~(uuuuuuuuuuuuuuuuuuuuuuuu)~~(c)	If the Facility Agent has notified the Lenders that it is willing to make available amounts for the account of the Borrowers before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrowers:

(i)	the Facility Agent shall notify the Borrowers of that Lender's identity and the Borrowers shall on demand refund it to the Facility Agent; and

(ii)	the Lender by whom those funds should have been made available or, if the Lender fails to do so, the Borrowers shall on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

37.5	~~36.5~~Application of receipts; partial payments

~~(vvvvvvvvvvvvvvvvvvvvvvvv)~~(a)	If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Transaction Obligor under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of that Transaction Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and any other amounts owing to, the Facility Agent, the Security Agent, any Receiver or any Delegate under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of:

(A)	any accrued interest and fees due but unpaid to the Lenders under this Agreement; and

(B)	any periodical payments (not being payments as a result of termination or closing out) due but unpaid to the Hedge Counterparties under the Hedging Agreements;

(iii)	thirdly, in or towards payment pro rata of:

(A)	any principal due but unpaid to the Lenders under this Agreement; and

(B)	any payments as a result of termination or closing out due but unpaid to the Hedge Counterparties under the Hedging Agreements; and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

~~(wwwwwwwwwwwwwwwwwwwwwwww)~~(b)	The Facility Agent shall, if so directed by the Majority Lenders and the Hedge Counterparties, vary, or instruct the Security Agent to vary (as applicable), the order set out in sub-paragraphs (ii) to (iv) of paragraph (a) above.

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~~(xxxxxxxxxxxxxxxxxxxxxxxx)~~(c)	Paragraphs (a) and (b) above will override any appropriation made by a Transaction Obligor.

37.6	~~36.6~~No set-off by Transaction Obligors

~~(yyyyyyyyyyyyyyyyyyyyyyyy)~~(a)	All payments to be made by a Transaction Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

~~(zzzzzzzzzzzzzzzzzzzzzzzz)~~(b)	Paragraph (a) above shall not affect the operation of any payment or close-out netting in respect of any amounts owing under any Hedging Agreement.

37.7	~~36.7~~Business Days

~~(aaaaaaaaaaaaaaaaaaaaaaaaa)~~(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

~~(bbbbbbbbbbbbbbbbbbbbbbbbb)~~(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

37.8	~~36.8~~Currency of account

~~(ccccccccccccccccccccccccc)~~(a)	Subject to paragraphs (b) and (c) below, dollars is the currency of account and payment for any sum due from a Transaction Obligor under any Finance Document.

~~(ddddddddddddddddddddddddd)~~(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

~~(eeeeeeeeeeeeeeeeeeeeeeeee)~~(c)	Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

37.9	~~36.9~~Change of currency

~~(fffffffffffffffffffffffff)~~(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (after consultation with the Borrowers); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably).

~~(ggggggggggggggggggggggggg)~~(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant ~~Interbank~~ Market and otherwise to reflect the change in currency.

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37.10	~~36.10~~Currency Conversion

~~(hhhhhhhhhhhhhhhhhhhhhhhhh)~~(a)	For the purpose of, or pending any payment to be made by any Servicing Party under any Finance Document, such Servicing Party may convert any moneys received or recovered by it from one currency to another, at a market rate of exchange.

~~(iiiiiiiiiiiiiiiiiiiiiiiii)~~(b)	The obligations of any Transaction Obligor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

37.11	~~36.11~~Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by a Borrower that a Disruption Event has occurred:

~~(jjjjjjjjjjjjjjjjjjjjjjjjj)~~(a)	the Facility Agent may, and shall if requested to do so by a Borrower, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

~~(kkkkkkkkkkkkkkkkkkkkkkkkk)~~(b)	the Facility Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

~~(lllllllllllllllllllllllll)~~(c)	the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

~~(mmmmmmmmmmmmmmmmmmmmmmmmm)~~(d)	any such changes agreed upon by the Facility Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties and any Transaction Obligors as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause ~~46~~47 (Amendments and Waivers);

~~(nnnnnnnnnnnnnnnnnnnnnnnnn)~~(e)	the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause ~~36.11~~ 37.11 (Disruption to Payment Systems etc.); and

~~(ooooooooooooooooooooooooo)~~(f)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

38	~~37~~Set-Off

A Finance Party may set off any matured obligation due from a Transaction Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Transaction Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

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39	~~38~~Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties to a Finance Document, each Party acknowledges and accepts that any liability of any party to a Finance Document under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

~~(ppppppppppppppppppppppppp)~~(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

~~(qqqqqqqqqqqqqqqqqqqqqqqqq)~~(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

40	~~39~~Notices

40.1	~~39.1~~Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

40.2	~~39.2~~Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents are:

~~(rrrrrrrrrrrrrrrrrrrrrrrrr)~~(a)	in the case of the Borrowers, that specified in Schedule 1 (The Parties);

~~(sssssssssssssssssssssssss)~~(b)	in the case of each Lender, each Hedge Counterparty or any other Obligor, that specified in Schedule 1 (The Parties) or, if it becomes a Party after the date of this Agreement, that notified in writing to the Facility Agent on or before the date on which it becomes a Party;

~~(ttttttttttttttttttttttttt)~~(c)	in the case of the Facility Agent, that specified in Schedule 1 (The Parties); and

~~(uuuuuuuuuuuuuuuuuuuuuuuuu)~~(d)	in the case of the Security Agent, that specified in Schedule 1 (The Parties),

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or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days' notice.

40.3	~~39.3~~Delivery

~~(vvvvvvvvvvvvvvvvvvvvvvvvv)~~(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause ~~39.2~~ 40.2 (Addresses), if addressed to that department or officer.

~~(wwwwwwwwwwwwwwwwwwwwwwwww)~~(b)	Any communication or document to be made or delivered to a Servicing Party will be effective only when actually received by that Servicing Party and then only if it is expressly marked for the attention of the department or officer of that Servicing Party specified in Schedule 1 (The Parties) (or any substitute department or officer as that Servicing Party shall specify for this purpose).

~~(xxxxxxxxxxxxxxxxxxxxxxxxx)~~(c)	All notices from or to a Transaction Obligor shall be sent through the Facility Agent unless otherwise specified in any Finance Document.

~~(yyyyyyyyyyyyyyyyyyyyyyyyy)~~(d)	Any communication or document made or delivered to the Borrowers in accordance with this Clause will be deemed to have been made or delivered to each of the Transaction Obligors.

~~(zzzzzzzzzzzzzzzzzzzzzzzzz)~~(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

40.4	~~39.4~~Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause ~~39.2~~40.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

40.5	~~39.5~~Electronic communication

~~(aaaaaaaaaaaaaaaaaaaaaaaaaa)~~(a)	Any communication to be made or document to be delivered by one Party to another under or in connection with the Finance Documents may be made or delivered by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days' notice.

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~~(bbbbbbbbbbbbbbbbbbbbbbbbbb)~~(b)	Any such electronic communication or delivery as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

~~(cccccccccccccccccccccccccc)~~(c)	Any such electronic communication or document as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or the Security Agent shall specify for this purpose.

~~(dddddddddddddddddddddddddd)~~(d)	Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5.00 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

~~(eeeeeeeeeeeeeeeeeeeeeeeeee)~~(e)	Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause ~~39.5~~40.5 (Electronic communication).

40.6	~~39.6~~English language

~~(ffffffffffffffffffffffffff)~~(a)	Any notice given under or in connection with any Finance Document must be in English.

~~(gggggggggggggggggggggggggg)~~(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Facility Agent, accompanied by a certified English translation prepared by a translator approved by the Facility Agent and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

40.7	~~39.7~~Hedging Agreement

Notwithstanding anything in Clause 1.1 (Definitions), references to the Finance Documents or a Finance Document in this Clause do not include any Hedging Agreement entered into by a Borrower with a Hedge Counterparty in connection with the Facility.

41	~~40~~Calculations and Certificates

41.1	~~40.1~~Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

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41.2	~~40.2~~Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

41.3	~~40.3~~Day count convention and interest calculation

(a)                Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated ~~on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.~~:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

42	~~41~~Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions under the law of that jurisdiction nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

43	~~42~~Remedies and Waivers

~~(hhhhhhhhhhhhhhhhhhhhhhhhhh)~~(a)	No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of a Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

~~(iiiiiiiiiiiiiiiiiiiiiiiiii)~~(b)	No variation or amendment of a Finance Document shall be valid unless in writing and signed by or on behalf of all the relevant Finance Parties in accordance with the provisions of Clause ~~46~~47 (Amendments and Waivers~~waivers~~).

44	~~43~~Entire Agreement

~~(jjjjjjjjjjjjjjjjjjjjjjjjjj)~~(a)	This Agreement, in conjunction with the other Finance Documents, constitutes the entire agreement between the Parties and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter.

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~~(kkkkkkkkkkkkkkkkkkkkkkkkkk)~~(b)	Each Obligor acknowledges that it has not entered into this Agreement or any other Finance Document in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or in any other Finance Document.

45	~~44~~Settlement or Discharge Conditional

Any settlement or discharge under any Finance Document between any Finance Party and any Transaction Obligor shall be conditional upon no security or payment to any Finance Party by any Transaction Obligor or any other person being set aside, adjusted or ordered to be repaid, whether under any insolvency law or otherwise.

46	~~45~~Irrevocable Payment

If the Facility Agent considers that an amount paid or discharged by, or on behalf of, a Transaction Obligor or by any other person in purported payment or discharge of an obligation of that Transaction Obligor to a Secured Party under the Finance Documents is capable of being avoided or otherwise set aside on the liquidation or administration of that Transaction Obligor or otherwise, then that amount shall not be considered to have been unconditionally and irrevocably paid or discharged for the purposes of the Finance Documents.

47	~~46~~Amendments and Waivers

47.1	~~46.1~~Required consents

~~(llllllllllllllllllllllllll)~~(a)	Subject to Clause ~~46.2~~47.2 (All Lender matters) and Clause ~~46.3~~47.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and, in the case of an amendment, the Obligors and any such amendment or waiver will be binding on all Parties.

~~(mmmmmmmmmmmmmmmmmmmmmmmmmm)~~(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause ~~46~~47 (Amendments and Waivers).

~~(nnnnnnnnnnnnnnnnnnnnnnnnnn)~~(c)	Without prejudice to the generality of Clause ~~32.8~~33.8 (Rights and discretions), the Facility Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

47.2	~~46.2~~All Lender matters

Subject to Clause ~~46.4~~47.4 (~~Replacement of Screen Rate~~Changes to reference rates), an amendment of or waiver or consent in relation to any term of any Finance Document that has the effect of changing or which relates to:

~~(oooooooooooooooooooooooooo)~~(a)	the definition of "Majority Lenders" in Clause 1.1 (Definitions);

~~(pppppppppppppppppppppppppp)~~(b)	the definitions of "EU Blocking Regulation", "Restricted Party", "Sanctions", "Sanctions Authority" and "Sanctions List"

~~(qqqqqqqqqqqqqqqqqqqqqqqqqq)~~(c)	a postponement to or extension of the date of payment of any amount under the Finance Documents;

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~~(rrrrrrrrrrrrrrrrrrrrrrrrrr)~~(d)	a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

~~(ssssssssssssssssssssssssss)~~(e)	a change in currency of payment of any amount under the Finance Documents;

~~(tttttttttttttttttttttttttt)~~(f)	an increase in any Commitment or the Total Commitments, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments rateably under the Facility;

~~(uuuuuuuuuuuuuuuuuuuuuuuuuu)~~(g)	a change to any Transaction Obligor other than in accordance with Clause ~~31~~32 (Changes to the Transaction Obligors);

~~(vvvvvvvvvvvvvvvvvvvvvvvvvv)~~(h)	any provision which expressly requires the consent of all the Lenders;

~~(wwwwwwwwwwwwwwwwwwwwwwwwww)~~(i)	this Clause ~~46~~47 (Amendments and Waivers);

~~(xxxxxxxxxxxxxxxxxxxxxxxxxx)~~(j)	any change to the preamble (Background), Clause 2 (The Facility), Clause 3 (Purpose), Clause 5 (Utilisation), Clause 6.2 (Effect of cancellation and prepayment on scheduled repayments), Clause 7.4 (Mandatory prepayment on sale or Total Loss) or Clause 7.5 (Mandatory prepayment of Hedging Prepayment Proceeds), Clause 8 (Interest), Clause ~~23.3~~24.3 (Compliance with laws), Clause ~~26.10~~27.10 (Compliance with laws etc.), Clause ~~26.12~~27.12 (Sanctions) Clause ~~26.12~~27.12 (Sanctions and Ship trading), Clause ~~27.7(a~~28.7(a) (Accounts and application of Earnings and Hedge Receipts), Clause ~~30~~31 (Changes to the Lenders and the Hedge Counterparties), Clause ~~35~~36 (Sharing among the Finance Parties), Clause ~~50~~51 (Governing Law) or Clause ~~51~~52 (Enforcement);

~~(yyyyyyyyyyyyyyyyyyyyyyyyyy)~~(k)	(other than as expressly permitted by the provisions of any Finance Document), the nature or scope of:

(i)	the guarantees and indemnities granted under any of Clause ~~17~~18 (Guarantee and Indemnity – Parent Guarantor) or Clause ~~19~~20 (Guarantee and Indemnity – Hedge Guarantors) or any other guarantee and indemnity forming part of the Finance Documents;

(ii)	the joint and several liability of the Borrowers under Clause ~~18~~19 (Joint and Several Liability of the Borrowers);

(iii)	the Security Assets; or

(iv)	the manner in which the proceeds of enforcement of the Transaction Security are distributed,

(except in the case of sub-paragraphs (iii) and (iv) above, insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document);

~~(zzzzzzzzzzzzzzzzzzzzzzzzzz)~~(l)	the release or any material variation of the guarantees and indemnities granted under Clause ~~17~~18 (Guarantee and Indemnity – Parent Guarantor) or Clause ~~19~~20 (Guarantee and Indemnity – Hedge Guarantors), the joint and several liability of the Borrowers under Clause ~~18~~19 (Joint and Several Liability of the Borrowers) or of any Transaction Security or any guarantee, indemnity or subordination arrangement set out in a Finance Document unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document,

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shall not be made, or given, without the prior consent of all the Lenders.

47.3	~~46.3~~Other exceptions

~~(aaaaaaaaaaaaaaaaaaaaaaaaaaa)~~(a)	An amendment or waiver which relates to the rights or obligations of a Servicing Party, the Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of that Servicing Party, the Arranger or that Reference Bank, as the case may be.

~~(bbbbbbbbbbbbbbbbbbbbbbbbbbb)~~(b)	An amendment or waiver which relates to and would adversely affect the rights or obligations of a Hedge Counterparty (in its capacity as such) may not be effected without the consent of that Hedge Counterparty.

~~(ccccccccccccccccccccccccccc)~~(c)	The relevant Hedge Counterparty and the relevant Borrower may amend, supplement or waive the terms of any Hedging Agreement if permitted by paragraph (g) of Clause ~~8.5~~9.7 (Hedging).

~~8.3           Replacement of Screen Rate~~

47.4	Changes to reference rates

(a)	~~Subject to Clause 46.3 (Other exceptions), if a Screen~~If a Published Rate Replacement Event has occurred in relation to the ~~Screen~~ Published Rate for dollars , any amendment or waiver which relates to:

(i)	providing for the use of a Replacement ~~Benchmark in relation to that currency~~ Reference Rate in place of that ~~Screen~~ Published Rate; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement ~~Benchmark~~Reference Rate;

(B)	enabling that Replacement ~~Benchmark~~ Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement ~~Benchmark~~ Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement ~~Benchmark~~Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement ~~Benchmark~~Reference Rate; or

(E)	adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement ~~Benchmark~~ Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

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may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders ~~and Hedging Counterparties) and the Borrowers.~~) and the Borrower.

(b)	An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

~~(b)~~	~~If, as at 1 February 2022 (or such other date as agreed between the Facility Agent (acting on the instructions of the Majority Lenders and Hedge Counterparties)) and the Borrowers this Agreement provides that the rate of interest for the Loan in dollars is to be determined by reference to the Screen Rate for LIBOR:~~

~~(i)~~	~~a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate for dollars; and~~

(i)	relates to the use of the RFR on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

~~(ii)           the Facility Agent,~~ may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders ~~and the Hedging Counterparties)~~) and the ~~Borrowers shall enter into negotiations in good faith:~~Borrower.

~~(A)~~	~~with a view to agreeing the use of a Replacement Benchmark in relation to dollars in place of that Screen Rate from and including a date by no later than 1 April 2022 (or such other date as agreed between the Facility Agent, acting on the instructions of the Majority Lenders and the Hedging Counterparties, and the Borrowers);~~

~~(A)~~

~~(1)~~	~~once any adjustment spread has been taken into account, there will not be a mismatch (other than a mismatch which, in the reasonable opinion of the Parties, is immaterial) between the floating rate of interest payable by the Borrowers under this Agreement and the floating rate of interest receivable by the Borrowers pursuant to the Hedging Agreement (save for the Margin in respect of any Loan); and~~

~~(1)~~	~~there will be no transfer of economic value between the Parties.~~

(c)	If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) ~~above, or for any other vote of Lenders in relation to, paragraphs (a)~~ or (b) above within ~~5~~10 Business Days (or such longer time period in relation to any request which the ~~Borrowers~~ Borrower and the Facility Agent may agree) of that request being made:

(i)	its Commitment or its participation in the Loan (as the case may be) shall not be included for the purpose of calculating the Total Commitments or the amount of the Loan (as applicable) when ascertaining whether any relevant percentage of Total Commitments or the aggregate of participations in the Loan (as applicable) has been obtained to approve that request; and

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(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

(d)	In this Clause 47.4 (Changes to reference rates):

"Published Rate" means:

(a)	the RFR;

(b)	the Screen Rate; or

(c)	Term SOFR for any Quoted Tenor.

"Published Rate Replacement Event" means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)

(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate; or

(ii)	the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate; or

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(c)	the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

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(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period which is no less than:

(A)	the Screen Rate Contingency Period in the case of the Screen Rate; or

(B)	the Term SOFR Contingency Period in the case of Term SOFR; or

(C)	the period specified as the "RFR Contingency Period" in the Compounded Rate Terms in the case of the RFR; or

(d)	in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

"Quoted Tenor" means any period for which Term SOFR is customarily displayed on the relevant page or screen of an information service.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Reference Rate" means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under sub-paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor or alternative to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor or alternative to a Published Rate.

"Screen Rate Contingency Period" means 10 Business Days.

"Term SOFR Contingency Period" means 10 Business Days.

175

47.5	~~46.5~~Obligor Intent

Without prejudice to the generality of Clauses 1.2 (Construction), ~~17.4~~ 18.4 (Waiver of defences), ~~18.2~~ 19.2 (Waiver of defences) and ~~19.4~~ 20.4 (Waiver of defences), each Obligor expressly confirms that it intends that any guarantee contained in this Agreement or any other Finance Document and any Security created by any Finance Document shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

48	~~47~~Confidential Information

48.1	~~47.1~~Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause ~~47.2~~ 48.2 (Disclosure of Confidential Information) and Clause ~~47.4~~ 48.4 (Disclosure to numbering service providers) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

48.2	~~47.2~~Disclosure of Confidential Information

Any Finance Party may disclose:

~~(d)~~(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, reinsurers, insurance advisors, insurance brokers, reinsurance brokers, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

~~(c)~~(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent or Security Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Transaction Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers;

176

(iii)	appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause ~~32.15~~ 33.15 (Relationship with the other Finance Parties));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) of paragraph (b) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitrations, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause ~~30.9~~ 31.9 (Security over Lenders' rights);

(viii)	which is a classification society or other entity which a Lender has engaged to make the calculations necessary to enable that Lender to comply with its reporting obligations under the Poseidon Principles;

(ix)	who is a Party, a member of the Group or any related entity of a Transaction Obligor;

(x)	as a result of the registration of any Finance Document as contemplated by any Finance Document or any legal opinion obtained in connection with any Finance Document; or

(xi)	with the consent of the Parent Guarantor;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to sub-paragraphs (i), (ii) and (iii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to sub-paragraphs (iv) and (viii) of paragraph (b) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)	in relation to sub-paragraphs (v), (vi) and (vii) of paragraph (b) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

177

~~(f)~~(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (i) or (ii) of paragraph (b) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered in to a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/ Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party;

~~(g)~~(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Transaction Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

48.3	~~47.3~~DAC6

Nothing in any Finance Document shall prevent disclosure of any Confidential Information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Finance Documents or any transaction carried out in connection with any transaction contemplated by the Finance Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

48.4	~~47.4~~Disclosure to numbering service providers

~~(h)~~(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or one or more Transaction Obligors the following information:

(i)	names of Transaction Obligors;

(ii)	country of domicile of Transaction Obligors;

(iii)	place of incorporation of Transaction Obligors;

(iv)	date of this Agreement;

(v)	Clause ~~50~~ 51 (Governing Law);

(vi)	the names of the Facility Agent and the Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amount of Total Commitments;

(ix)	currency of the Facility;

(x)	type of Facility;

178

(xi)	ranking of Facility;

(xii)	Termination Date for Facility;

(xiii)	changes to any of the information previously supplied pursuant to sub-paragraphs (i) to (xii) above; and

(xiv)	such other information agreed between such Finance Party and the Borrowers,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

~~(i)~~(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or one or more Transaction Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

~~(j)~~(c)	Each Obligor represents, on behalf of itself and the other Transaction Obligors, that none of the information set out in sub-paragraphs (i) to (xiv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

~~(k)~~(d)	The Facility Agent shall notify the Parent Guarantor and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or one or more Transaction Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or one or more Transaction Obligors by such numbering service provider.

48.5	~~47.5~~Entire agreement

This Clause ~~47~~ 48 (Confidential Information) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

48.6	~~47.6~~Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

48.7	~~47.7~~Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

~~(l)~~(a)	of the circumstances of any disclosure of Confidential Information made pursuant to sub-paragraph (v) of paragraph (b) of Clause ~~47.2~~48.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

179

~~(m)~~(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause ~~47~~ 48 (Confidential Information).

48.8	~~47.8~~Continuing obligations

The obligations in this Clause ~~47~~ 48 (Confidential Information) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

~~(n)~~(a)	the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

~~(o)~~(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

49	~~48~~Confidentiality of Funding Rates and Reference Bank Quotations

49.1	~~48.1~~Confidentiality and disclosure

~~(p)~~(a)	The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.

~~(q)~~(b)	The Facility Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Borrower pursuant to Clause ~~8.4 (Notification of rates of interest~~ 9.6 ( Notifications); and

(ii)	any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.

~~(r)~~(c)	The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:

(i)	any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives, if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this sub-paragraph (i) is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

180

(ii)	any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)	any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

~~(s)~~(d)	The Facility Agent's obligations in this Clause ~~48~~ 49 (Confidentiality of Funding Rates and Reference Bank Quotations) relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause ~~8.4 (Notification of rates of interest~~ 9.6 ( Notifications) provided that (other than pursuant to sub-paragraph (i) of paragraph (b) above) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

49.2	~~48.2~~Related obligations

~~(t)~~(a)	The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.

~~(u)~~(b)	The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)	of the circumstances of any disclosure made pursuant to sub-paragraph (ii) of paragraph (c) of Clause ~~48.1~~ 49.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause ~~48~~ 49 (Confidentiality of Funding Rates and Reference Bank Quotations).

49.3	~~48.3~~No Event of Default

No Event of Default will occur under Clause ~~29.4~~ 30.4 (Other obligations) by reason only of an Obligor's failure to comply with this Clause ~~48~~ 49 (Confidentiality of Funding Rates and Reference Bank Quotations).

181

50	~~49~~Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

182

Section 12

Governing Law and Enforcement

51	~~50~~Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

52	~~51~~Enforcement

52.1	~~51.1~~Jurisdiction

~~(v)~~(a)	Unless specifically provided in another Finance Document in relation to that Finance Document, the courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with any Finance Document (including a dispute regarding the existence, validity or termination of any Finance Document or any non-contractual obligation arising out of or in connection with any Finance Document) (a "Dispute").

~~(w)~~(b)	The Obligors accept that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Obligor will argue to the contrary.

~~(x)~~(c)	This Clause ~~51.1~~ 52.1 (Jurisdiction) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

52.2	~~51.2~~Service of process

~~(y)~~(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints Top Properties (London) Limited at its principal office for the time being, presently at 247 Gray's Inn Road, WC1X 8QZ, London, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(ii)	agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

~~(z)~~(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Borrowers (on behalf of all the Obligors) must immediately (and in any event within 5 days of such event taking place) appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

This Agreement has been entered into and amended and restated on the ~~date~~ dates stated at the beginning of this Agreement.

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Schedule 1

The Parties

Part A

The Obligors

Name of Borrower	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
ROMAN EMPIRE INC.	Republic of the Marshall Islands	104089	1 Vasilissis Sofias & Megalou Alexandrou Street 151 24 Maroussi Athens Greece
			Fax: Email:

Name of Parent Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
TOPS SHIPS INC.	Republic of the Marshall Islands	3571	1 Vasilissis Sofias & Megalou Alexandrou Street 151 24 Maroussi Athens Greece
			Fax: Email:

Name of Hedge Guarantor	Place of Incorporation	Registration number (or equivalent, if any)	Address for Communication
ROMAN EMPIRE INC.	Republic of the Marshall Islands	104089	1 Vasilissis Sofias & Megalou Alexandrou Street 151 24 Maroussi

184

Athens Greece

Fax: Email:

185

Part B

The Original Lenders

Name of Original Lender	Commitment	Address for Communication

ABN AMRO BANK N.V.	$36,800,000	AC: Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands PAC HQ 9037 Attn: Global Transportation and Logistics Fax: +31 (0) 10 459 0538

THE ORIGINAL HEDGE COUNTERPARTIES

Name of Original Lender	Address for Communication
ABN AMRO BANK N.V.	AC: Gustav ~~Mahlerlaan~~ Mahleerlaan 10 1 082 PP Amsterdam The Netherlands PAC HQ 9037 Attn: Email: ~~Attn:~~ Fax:

A

186

Part C

The Servicing Parties

Name of Facility Agent	Address for Communication

ABN AMRO Bank N.V.	AC: Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands PAC HQ 9037 Attn: Email: Fax:
Name of Security Agent	Address for Communication

ABN AMRO Bank N.V.	AC: Gustav Mahlerlaan 10 1082 PP Amsterdam The Netherlands PAC HQ 9037 Attn: Fax:

187

Schedule 2

Conditions Precedent

188

Schedule 3

Requests

189

Schedule 4

Form of Transfer Certificate

190

Schedule 5

Form of Assignment Agreement

191

Schedule 6

Form of Hedge Counterparty Accession Letter

192

Schedule 7

Form of Compliance Certificate

193

Schedule 8

Details of the Ships

Ship name	Name of the Borrower owner	Type	GRT	NRT	Approved Flag	Approved Classification Society	Approved Classification	Approved Commercial Manager	Approved Technical Manager
ECO WEST COAST	Roman Empire Inc.	Suezmax crude tanker	81,206	51,026	Marshall Islands	American Bureau of Shipping	+A1,(E), Oil Carrier, +AMS, +ACCU, ESP, CSR, AB-CM, UWILD, TCM, CPS, BWT, POT, SPMA, VEC, IHM, ENVIRO, HAB(I), RDA, EGC-SOx, BWE, RW, CRC(SC-PL,SP), PMA	Central Shipping Inc.	Central Mare Inc.

194

Schedule 9

Form of Upsize Notice

195

Schedule 10

Form of Upsize Confirmation

196

Schedule 11

Form of accession deed

197

Schedule 12

Timetables

198

Schedule 13

Compounded Rate Terms

CURRENCY:	Dollars.

Cost of funds as a fallback	Cost of funds will apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Baseline CAS:	Length of Interest Period	Credit Adjustment Spread for USD
	≤ 1 Month	0.11448%
	> 1 Month and ≤ 3 Months	0.26161%
	> 3 Months and ≤ 6 Months	0.42826%

Break Costs:	None specified.

Business Day Conventions (definition of "Month" and Clause 10.3 ( Non-Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

	(i) subject to sub-paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

	(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

	(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.
199

(a) If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:

(a)        The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)         if that target is not a single figure, the arithmetic mean of:

(i)            the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)           the lower bound of that target range.

Central Bank Rate Adjustment:	In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent. trimmed arithmetic mean (calculated by the Facility Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Facility Agent between:

(a)                RFR for the RFR Banking Day; and

(b)               the Central Bank Rate prevailing at the close of business on that RFR Banking Day.

Daily Rate:	The "Daily Rate" for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and (ii) the applicable Central Bank Rate Adjustment; or
200

(c)            if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)            the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii)           the applicable Central Bank Rate Adjustment,

rounded, in either case, to five decimal places and if, in either case, that rate is less than zero, the Daily Rate shall be deemed to be such a rate that the Daily Rate is zero.

Interest Periods

Length of Interest Period in absence of selection (paragraph (c) of Clause 10.1 (Selection of Interest Periods)):	Three Months

Periods capable of selection as Interest Periods (paragraph (c) of Clause 10.1 (Selection of Interest Periods)):	One Month, three Months or any other period agreed between the Borrower and the Lenders

Lookback Period:	Five RFR Banking Days.

Compounded Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the Compounded Rate Loan; and (b) the applicable Baselines CAS.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 11.5 (Market disruption)	Close of business in Amsterdam on the Reporting Day for the Compounded Rate Loan.

201

Deadline for Lenders to report their cost of funds in accordance with Clause 11.6 (Cost of funds)	Close of business on the date falling two Business Days after the Reporting Day for the relevant Compounded Rate Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Compounded Rate Loan).

RFR:	The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)        a Saturday or Sunday; and

(b)        a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

RFR Contingency Period:	10 Business Days

202

Schedule 14

Daily Non-Cumulative Compounded RFR Rate

The "Daily Non-Cumulative Compounded RFR Rate" for any RFR Banking Day "i" during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

"UCCDRi" means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day "i";

"UCCDRi-1" means, in relation to that RFR Banking Day "i", the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

"ni" means the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day; and

the "Unannualised Cumulative Compounded Daily Rate" for any RFR Banking Day (the "Cumulated RFR Banking Day") during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

"ACCDR" means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

"tni" means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

"Cumulation Period" means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

"dcc" has the meaning given to that term above; and

the "Annualised Cumulative Compounded Daily Rate" for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

203

where:

"d0" means the number of RFR Banking Days in the Cumulation Period;

"Cumulation Period" has the meaning given to that term above;

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

"DailyRatei-LP" means, for any RFR Banking Day "i" in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i" in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" has the meaning given to that term above; and

"tni" has the meaning given to that term above.

204

Schedule 15

Cumulative Compounded RFR Rate

The "Cumulative Compounded RFR Rate" for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of "Annualised Cumulative Compounded Daily Rate" in Schedule 14 (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

where:

"d0" means the number of RFR Banking Days during the Interest Period;

"i" means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

"DailyRatei-LP" means for any RFR Banking Day "i" during the Interest Period, the Daily Rate for the RFR Banking Day which is the Lookback Period prior to that RFR Banking Day "i";

"ni" means, for any RFR Banking Day "i", the number of calendar days from, and including, that RFR Banking Day "i" up to, but excluding, the following RFR Banking Day;

"dcc" means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

"d" means the number of calendar days during that Interest Period.

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Execution Pages

BORROWER

SIGNED by Andreas Louka	)
attorney-in-fact	)
for and on behalf of	)
ROMAN EMPIRE INC.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

PARENT GUARANTOR

SIGNED by Andreas Louka	)
attorney-in-fact	)
for and on behalf of	)
TOP SHIPS INC.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

HEDGE GUARANTORS

SIGNED by Andreas Louka	)
attorney-in-fact	)
for and on behalf of	)
ROMAN EMPIRE INC.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

206

ORIGINAL LENDERS

SIGNED by Eleni Antonakou	)
)
duly authorised	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

ORIGINAL HEDGE COUNTERPARTIES

SIGNED by Eleni Antonakou	)
)
duly authorised	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

207

ARRANGER

SIGNED by Eleni Antonakou	)
)
duly authorised	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

FACILITY AGENT

~~ARRANGER~~

SIGNED by Eleni Antonakou	)
)
duly authorised	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
176 74 Kallithea
Athens - Greece

~~FACILITY~~ SECURITY AGENT

SIGNED by Eleni Antonakou	)
)
duly authorised	)
for and on behalf of	)
ABN AMRO BANK N.V.	)
in the presence of:	)

Witness' signature:	)	Vassiliki Georgopoulos
Witness' name:	)	Solicitor
Witness' address:	)	Watson Farley & Williams
348 Syngrou Avenue
~~SECURITY AGENT~~

208

~~SIGNED by~~	~~)~~
~~)~~
~~duly authorised~~	~~)~~
~~for and on behalf of~~	~~)~~
~~ABN AMRO BANK N.V.~~	~~)~~
~~in the presence of:~~	~~)~~

~~Witness' signature:~~	~~)~~
~~Witness' name:~~	~~)~~
~~Witness' address:~~	~~)~~

176 74 Kallithea
Athens – Greece

209